UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)]
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-12
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
Knight-Swift Transportation Holdings Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

[PRELIMINARY COPY - SUBJECT TO COMPLETION]

Notice of Annual Meeting of Stockholders
Tuesday, May 19, 2020
8:30 a.m. Local Time
20002 North 19th Avenue
Phoenix, Arizona 85027
We cordially invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Knight-Swift Transportation Holdings Inc. (the “Company”). The meeting will take place at the Company’s corporate offices, which are located at 20002 North 19th Avenue, Phoenix, Arizona 85027, on Tuesday, May 19, 2020, at 8:30 a.m. Local Time, and at any adjournment thereof.* We look forward to your attendance either in person or by proxy.
The purpose of the meeting is to:

1.	Elect three Class III directors, each such director to serve a term of three years;

2.	Conduct an advisory, non-binding vote to approve executive compensation;

3.	Ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2020;

4.	Vote on amendments to the Certificate of Incorporation to declassify the Board;

5.	Vote on the Second Amended and Restated 2014 Omnibus Plan (the “Second Amended and Restated Omnibus Plan”);

6.	Vote on a stockholder proposal to allow certain stockholder actions by written consent; and

7.	Transact any other business that may properly come before the meeting.
The foregoing matters are described more fully in the accompanying proxy statement relating to the Annual Meeting. Only stockholders of record at the close of business on March 20, 2020 may vote at the meeting or any postponements or adjournments of the meeting.
April , 2020
By Order of the Board of Directors,
Todd Carlson, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2020
The Company’s proxy statement for the 2020 Annual Meeting and its Annual Report to
stockholders for the fiscal year ended December 31, 2019 are available at www.knight-swift.com.

*The safety of our employees, customers, communities, and stockholders is our first priority. We are closely monitoring statements issued by the World Health Organization and the Centers for Disease Control and Prevention regarding the novel coronavirus disease, COVID-19. As part of our precautions, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including solely by means of remote communications. If we change the date, time, and/or means of convening the Annual Meeting, we will announce our decision in advance, and details on how to participate will be posted on the Investor page of our website at www.knight-swift.com and filed with the SEC as additional proxy material. We

i

encourage attendees to review guidance from public health authorities on this issue, and to check our website prior to the Annual Meeting if you plan to attend.

Letter from our Lead Independent Director

Dear Fellow Stockholders:	The responsibilities of our Lead Independent Director include:
On behalf of the Board, I want to thank you for your investment in Knight-Swift. As Knight-Swift’s Lead Independent Director, it has been my privilege to work with a diverse and accomplished group of directors. I take this opportunity to provide you an update on how your board is addressing key areas of stockholder value, corporate governance, and board refreshment. Through these areas, the Board believes Knight-Swift is well-positioned for continued sustainable growth.

As directors of the country’s largest truckload company, we view operational excellence as the driver of long-term value creation for our stockholders. Our management team continues to drive outstanding operational execution in a very challenging industry environment while leveraging technology to provide a long-term sustainable future. Our Board guides these efforts through oversight of company strategy and risks, high standards of corporate governance, and a corporate culture that is focused on delivering value to our stockholders and customers while remaining committed to our responsibilities as an industry leader and global citizen.

Independent oversight and diversity remain top priorities for the Board. Approximately two-thirds of our Board members are independent, and we have fully independent Audit, Compensation, Nominating and Corporate Governance, and Finance Committees. As Lead Independent Director, I help to provide independent leadership on the Board, including presiding over all executive sessions of the independent directors, maintaining effective communication between the independent directors and management, and developing materials for Board meetings to ensure our discussions are focused on key risk areas and oversight of our strategic plans.

We are committed to maintaining a diverse Board with an appropriate mix of backgrounds, skills, and experiences that will be important to the Company’s long-term plans. One-quarter of our Board is female, including our Lead Independent Director, and we have been recognized by 2020 Women on Boards for our Board being comprised of at least 20% women.

	●	Presiding at all executive sessions of the Board;
	●	Coordinating the activities of the independent directors;
	●	Providing information to the Board for consideration;
●
Participating in setting Board meeting agendas, in consultation with the CEO and the Chairperson, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

	●	Participating in the retention of outside advisors and consultants who report directly to the Board;
	●	Requesting the inclusion of certain materials for Board meetings;
	●	Consulting with respect to, and where practicable receiving in advance, information sent to the Board;
	●	Calling meetings of the independent directors;
	●	Acting as liaison for stockholders between the independent directors and the Chairperson, as appropriate; and
	●	Responding directly to stockholder and other stakeholder questions that are directed to the Lead Independent Director or the independent directors as a group, as the case may be.
In furtherance of our commitment to cultivating a Board with the appropriate mix of expertise, diversity, tenure, and experience, we maintain a continued focus on Board effectiveness and refreshment. Last year, former directors Richard Kraemer and Richard Lehmann retired from our Board pursuant to our tenure policy, which we believe lends discipline to our Board refreshment process, and former directors Jerry Moyes and Richard Dozer also stepped down from our Board. We also have a robust Board self-assessment process, involving written questionnaires covering a range of topics, candid and confidential telephonic interviews with outside counsel, and a summary of key feedback, which is the subject of further discussions with the Board and management. As Lead Independent Director, I meet with outside counsel to review in detail the self-assessment comments, facilitate discussion with the Board regarding the results of the self-assessment, and coordinate implementation of feedback with management.
Over the last two and one-half years, the Board has provided thoughtful leadership and oversight over the merger of Knight and Swift. We believe the merger of the two companies has resulted in the efficient and effective sharing of best practices between the two brands, while maintaining the distinct identities that made each brand successful. Further, since the 2017 merger, we have returned approximately $110 million to our stockholders in dividends and share repurchases.
We value our stockholders’ input and have incorporated those views into our governance practices. Last year, we had a stockholder proposal to declassify our Board, and this year, we are asking our stockholders to vote on amendments to our articles of incorporation to implement that declassification. If approved, our Board will be declassified by 2023. Further, when designing our compensation plans, we have considered the strong stockholder support for our compensation practices as demonstrated by 97% support in each of our 2019 and 2018 say-on-pay advisory votes.
On behalf of the Board, we appreciate your confidence in our leadership and look forward to your support at the 2020 Annual Meeting.
Sincerely,
Kathryn Munro
Lead Independent Director

Annual Meeting Details
When	Tuesday, May 19, 2020 8:30 a.m. Local Time

Where	20002 North 19th Ave, Phoenix, AZ 85027

Who Votes	Stockholders of record on March 20, 2020

Voting Matters and Board Recommendations
Item	Proxy Proposals	Board Vote Recommendation	Page
Item 1.	Elect three Class III directors, each such director to serve a term of three years	FOR	16

Item 2.	Conduct an advisory, non-binding vote to approve executive compensation	FOR	39

Item 3.	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2020	FOR	40

Item 4.	Vote on amendments to the Certificate of Incorporation to declassify the Board	FOR	42

Item 5.	Vote on the Second Amended and Restated Omnibus Plan	FOR	44

Item 6.	Vote on a stockholder proposal to allow certain stockholder actions by written consent	AGAINST	56

2019 Financial Highlights
Operating Performance
✓	Total revenue of $4.8 billion
✓	Revenue, excluding trucking fuel surcharge of $4.4 billion
✓	Operating ratio of 91.2%
✓	Adjusted operating ratio of 88.4% [1]
Capital Deployment
✓	Cash flows from operations of $839.6 million
✓	Free cash flow of $269.8 million [2]
✓	Lease adjusted leverage ratio decreased by 1.4% compared to year end 2018 [3]
✓	Repurchased $86.9 million of our common stock
✓	Returned $41.4 million in dividends to our stockholders

1
Adjusted operating ratio is a non-GAAP financial measure defined as operating expenses, net of trucking fuel surcharge revenue and certain non-recurring items, expressed as a percentage of revenue, excluding trucking fuel surcharge revenue. See Part II, Item 7 of our Form 10-K for the year ended December 31, 2019 for a non-GAAP reconciliation.

2	Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities, less net capital expenditures. See non-GAAP reconciliation on page 64.

3	See definition of lease adjusted leverage ratio on page 64.
Composition of Board
1 Includes tenure on Knight
or Swift Board pre-merger

v

KNIGHT-SWIFT TRANSPORTATION ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) CORPORATE RESPONSIBILITY At Knight-Swift Transportation, we are committed to our corporate responsibilities as an industry leader and global citizen. To achieve this, we are engaging in continuous improvement efforts across key areas that impact our employees, our customers, our suppliers, our shareholders and our environment. Our key areas include our people, human rights advocacy programs, our environmental stewardship, and our innovation in technological advancements. OUR PEOPLE Knight-Swift Charities Network, a not-for-profit organization dedicated to making a difference in the communities in which we live and work, provides important fundraising and unlimited volunteer opportunities to our employees. Over a 10 year span, we have provided over employee and community assistance. $10.6MIL in In 2019, we launched a companywide partnership with the Children’s Miracle Network Hospitals, bringing opportunities to support our pillars of giving. Emphasizing employee development has resulted in a culture of continuous learning through our corporate universities. 112,858 employee learning hours completed (2016-2019) 769,196 training course enrollments completed (2016-2019) We hired over 6,000 U.S. veterans, managing a strong program that is increasing year over year. We have created over 11,000 employment opportunities to start a new career in the transportation industry. On-site fitness centers in 14 locations with plans to expand in the future. ENVIRONMENTAL STEWARDSHIP Knight-Swift reduced CO2 emissions (2010-2019) that are equivalent to 3.1BIL pounds of CO2. Knight-Swift emitted 19% less CO2 emissions than the average of all SmartWay trucking partners nationwide (2019). NOx, or air pollutants savings (2010-2019) is equivalent to planting and growing over 248 million trees for 10 years. Our manufacturing company, Strehl, has produced and sold trailer blades that have saved over 100 million gallons of fuel in a 10 year span, or over 2 billion pounds of carbon saved industry wide. 100MIL gallons of fuel saved 2.3BIL pounds of carbon saved Efforts made to reduce our electrical consumption include LED lighting upgrades, solar power utilization, and optimization of HVAC BMS systems, saved 2,710 metric tons of CO2, the equivalent of 575 passenger vehicles for one year. Our water bottle filling stations have saved 462,149 water bottles. Knight-Swift is a founding member of SmartWay, an organization helping improve our environmental performance. 17-time U.S. Environmental Protection Agency SmartWay Award winner. HUMAN RIGHTS We comply with all US and State regulations related to employment law, including child labor laws. Sponsorship with Truckers Against Human Trafficking, we advocate for education and communication out to our mobile workforce. Diversity and Inclusion Initiative launched in 2020 with ongoing efforts in place to support and encourage a diverse and inclusive workplace. Recognized by 2020 Women on Boards as a “W” Winning Company, with at least 20% women represented on our board of directors. SAFETY & INNOVATION Significant investments in technology over the past 10 years, including: Electronic Roll Stability Systems Automated On Board Recording Device Collision Avoidance/Mitigation Systems On Board Forward Facing Cameras Hair Testing Swift’s DOT crash rate has declined 20% each year since the merger. These technical advances resulted in increased operating performance and are driven by our unwavering commitment to safety for our drivers and the motoring public.

KNIGHT-SWIFT TRANSPORTATION

CORPORATE HIGHLIGHTS

CORPORATE GOVERNANCE

- Approximately two-thirds of our Board of Directors members are independent
- Regular executive sessions of independent directors
- Independent Audit, Compensation, Nominating and Corporate Governance, and Finance Committees
- Majority voting standard and resignation policy for directors in uncontested elections
- Annual risk oversight by full Board and Committees
- New director orientation program
- Annual CEO evaluation
- Director communication policy
- Director tenure policy
- Robust lead independent director position
- Lead independent director authority to call meetings of the independent directors
- All three members of the Audit Committee qualify as audit committee financial experts
- Proxy access
- Stockholder right to call special meetings
- Anti-Pledging and Anti-Hedging Policy with no hardship exemption
- Overboarding policy
- Rigorous annual Board self-assessment
- Management and executive succession planning strategy

EXECUTIVE COMPENSATION

KNIGHT-SWIFT

WWW.KNIGHT-SWIFT.COM

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. ATTN: PROXY DEPT.20002 NORTH 19TH AVENUE PHOENIX, AZ 85027 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight-Swift Transportation Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Knight-Swift Transportation Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E95514-P33322 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR Proposals 1 through 5 and AGAINST Proposal 6. Proposal No. 1: Elect three Class III directors, each such director to serve a term of three years. NOMINEES: 1. David Jackson 2. Kevin Knight 3. Roberta Roberts Shank For Against Abstain Proposal No. 2: Conduct an advisory, non-binding vote to approve executive compensation Proposal No. 3: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020. Proposal No. 4: Vote on amendments to the Certificate of Incorporation to declassify the Board. Proposal No. 5: Vote on the Second Amended and Restated 2014 Omnibus Plan. Proposal No. 6: Vote on a stockholder proposal to allow certain stockholder actions by written consent. Proposal No. 7: Transact any other business that may properly come before the meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date As a Knight-Swift Transportation Holdings Inc. stockholder, you can view the stockholder account on a secured Internet website. By accessing EQ Shareowner Online at www.shareowneronline.com, you can view the account profile, stock detail, and historical stock price information. You can also change your address. In addition, you can use this site to consent to future access to Knight-Swift's annual reports and proxy materials electronically via the Internet. Knight-Swift also provides access to stockholder information, including its annual report and proxy statement, through its website at www.knight-swift.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com.Detach here from proxy card E95515-P33322 Knight-Swift Transportation Holdings Inc. 20002 North 19th Avenue Phoenix, Arizona 85027 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD Tuesday, May 19, 2020, 8:30 A.M., Local Time By executing this Proxy, the stockholder constitutes and appoints the President and Chief Executive Officer, David Jackson, and the Chief Financial Officer and Treasurer, Adam Miller, and each of them, as proxies for the stockholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the stockholder and vote all shares of common stock that the stockholder is entitled to vote at the Annual Meeting of Stockholders of Knight-Swift Transportation Holdings Inc. to be held on May 19, 2020, at 8:30 A.M., Local Time at 20002 North 19th Avenue, Phoenix, Arizona 85027, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting as set forth on the reverse side. The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2020 Annual Meeting of Stockholders, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the stockholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the stockholder's name, place, and stead.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE CLASS III NOMINEES NAMED

Proxy Statement Summary
Below are highlights of certain information in this proxy statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete proxy statement and our 2019 Annual Report before you vote. References to the “Company”, “we,” “us,” or “our” refer to Knight-Swift Transportation Holdings Inc. On September 8, 2017 (the “Merger Date”), a direct wholly owned subsidiary of Swift Transportation Company merged with and into Knight Transportation, Inc. and we became Knight-Swift Transportation Holdings Inc. (the “2017 Merger”). Unless otherwise indicated or context otherwise requires, “Knight” refers to Knight Transportation, Inc. and its subsidiaries prior to the 2017 Merger and “Swift” refers to Swift Transportation Company and its subsidiaries prior to the 2017 Merger.

2020 Annual Meeting of Stockholders
Time and Date:	8:30 a.m., Local Time, May 19, 2020

Place:	20002 North 19th Avenue, Phoenix, Arizona 85027

Record Date:	March 20, 2020

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting.
How to Cast Your Vote
Your vote is important! Please cast your vote and play a part in the future of the Company.
Stockholders of record, who hold shares registered in their names, can vote by:

8)		*
Internet at www.proxyvote.com	calling 1-800-690-6903	mail return the signed proxy card
The deadline for voting online or by telephone is 11:59 p.m. Eastern Time on May 18, 2020. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners, who own shares through a bank, brokerage firm or similar organization, can vote by returning the voting instruction form or by following the instructions for voting via telephone or the Internet as provided by the bank, broker or other organization. If you own shares in different accounts, or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.
See the “Questions and Answers About the Proxy Materials and Annual Meeting” section for more details.

Voting Matters and Board Recommendations
Item	Proxy Proposals	Board Vote Recommendation	Page
Item 1.	Elect three Class III directors, each such director to serve a term of three years	FOR	16

Item 2.	Conduct an advisory, non-binding vote to approve executive compensation	FOR	39

Item 3.	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2020	FOR	40

Item 4.	Vote on amendments to the Certificate of Incorporation to declassify the Board	FOR	42

Item 5.	Vote on the Second Amended and Restated Omnibus Plan	FOR	44

Item 6.	Vote on a stockholder proposal to allow certain stockholder actions by written consent	AGAINST	56
Director Nominees
Our Board of Directors (“Board”) is currently comprised of eight members. The directors are currently divided into three classes, with each class serving a three-year term. Three Class III directors, David Jackson, Kevin Knight, and Roberta Roberts Shank, are up for election at the Annual Meeting, and each Class III director nominee will be elected to serve until the 2023 Annual Meeting of Stockholders, or until his or her successor shall have been duly elected and qualified or his or her earlier death, resignation, or removal. Pursuant to a proposed amendment to our Certificate of Incorporation, the Board may be declassified. In such event, all directors elected, in annual meetings commencing with the 2022 Annual Meeting, will be elected annually. The following table provides summary information about each of the three Class III director nominees:

Name	Age	Professional Background	Independent	Committee Memberships	Other Current Company Boards
Class III
David Jackson	44
Chief Executive Officer of Knight and Knight-Swift, and a member of the board of directors of Knight since January 2015, President of Knight and Knight-Swift, since February 2011, Chief Financial Officer from 2004 until 2012, Treasurer from 2006 to 2011 and Knight’s Secretary from 2007 to 2011
			No	None	None

Kevin Knight	63
Chairman of the board of directors of Knight since 1999 (including as the Executive Chairman since January 2015), CEO of Knight from 1993 through December 2014, currently serves as a full time executive officer of the Company in his role as Executive Chairman. From 1975 to 1984 and again from 1986 to 1990 was employed by Swift, where he served as Executive Vice President of Swift, and President of Cooper Motor Lines, Inc., a former Swift subsidiary
			No	Executive	None

Roberta Roberts Shank	53
Appointed to the board of directors of Knight in February 2016. Currently serves as the Chief Executive Officer, President, and director of Chas Roberts A/C and Plumbing, Arizona’s largest residential air conditioning installer, a position she has held since 2000. Also served on the Board of AMERCO, North America’s largest “do-it-yourself” moving and storage operator through its subsidiary, U-Haul International, Inc., since December 2019, previously serving on their Advisory Board. In addition, Ms. Roberts Shank has served in multiple civic and community roles, including Boys and Girls Club of Metro Phoenix and the City of Phoenix planning commission.
			Yes	Audit, Compensation (Chair)	Chas Roberts A/C and Plumbing, AMERCO

Proxy Statement
Knight-Swift Transportation Holdings Inc. Annual Meeting of Stockholders

Annual Meeting Details
When	Tuesday, May 19, 2020 8:30 a.m. Local Time

Where	20002 North 19th Ave, Phoenix, AZ 85027

Who Votes	Stockholders of record on March 20, 2020

Voting Matters and Board Recommendations
Item	Proxy Proposals	Board Vote Recommendation	Page
Item 1.	Elect three Class III directors, each such director to serve a term of three years	FOR	16

Item 2.	Conduct an advisory, non-binding vote to approve executive compensation	FOR	39

Item 3.	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2020	FOR	40

Item 4.	Vote on amendments to the Certificate of Incorporation to declassify the Board	FOR	42

Item 5.	Vote on the Second Amended and Restated Omnibus Plan	FOR	44

Item 6.	Vote on a stockholder proposal to allow certain stockholder actions by written consent	AGAINST	56
Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.
By submitting your proxy (either by signing and returning the enclosed proxy card, by voting electronically on the Internet or by telephone), you authorize David Jackson, our President and Chief Executive Officer (“CEO"), and Adam Miller, our Chief Financial Officer (“CFO”) and Treasurer, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Also, they may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.
A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will first be mailed on or about April , 2020, to stockholders of record of our common stock at the close of business on March 20, 2020 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. This proxy statement, the proxy card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2019 (our “2019 Annual Report”), which collectively comprise our “proxy materials,” are first being made available to stockholders on April , 2020.
The information included in this proxy statement should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, reports of our independent registered accounting firm, and other information included in our 2019 Annual Report that will first be made available on or about April , 2020, together with this notice of Annual Meeting and proxy statement, to all stockholders of record of our common stock as of the Record Date. A copy of our 2019 Annual Report will be made available free of charge on the Annual Reports section of our corporate website at www.knight-swift.com. Except to the extent it is incorporated by specific reference, our 2019 Annual Report is not incorporated into this proxy statement and is not considered to be a part of the proxy-soliciting material.

The Board of Directors and Corporate Governance
Corporate Governance Documents
In furtherance of its goals of providing effective governance of our business and affairs for the long-term benefit of stockholders, the Board has adopted Corporate Governance Guidelines in addition to charters for each of its Board committees and a Code of Business Conduct and Ethics (the “Code of Conduct”) for our directors, officers, and employees. Each of these documents is free and available for download in the corporate governance section of the Investor Relations page at www.knight-swift.com. You may also obtain a copy by writing to Knight-Swift Transportation Holdings Inc., c/o Secretary, 20002 North 19th Avenue, Phoenix, Arizona 85027.
Risk Management and Oversight
We take a company-wide approach to risk management, and our full Board has overall responsibility for and oversees our risk management process on an annual basis. Our full Board: (i) determines the appropriate risk for us as an organization; (ii) assesses the specific risks faced; and (iii) reviews the appropriate steps to be taken by management in order to manage those risks. While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive and non-executive compensation policies and practices and the incentives created by our compensation policies and practices. Our Audit Committee oversees assessment and management of financial risks and is responsible for overseeing potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing implementation of appropriate corporate governance procedures, monitoring and overseeing the management and mitigation of operating risks, and overseeing the management of risks associated with the independence of our Board. Our Nominating and Corporate Governance Committee also reviews enterprise operating risks, other than financial and internal controls risks. Our Finance Committee monitors and mitigates risks relating to our deployment of financial resources, the management of our balance sheet, and the investment of cash and other assets. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board. As appropriate, additional review or reporting on risks are conducted as needed or as requested by our Board and its committees.
Board Self-Assessment
Our Board conducts a rigorous annual self-assessment process, as described below. The Nominating and Governance Committee periodically reviews the format of the self-assessment process to ensure that actionable feedback is solicited.
Composition of Board
Our Board currently consists of eight members, divided into three classes: Kathryn Munro (Class I), Gary Knight (Class I), Kevin Knight (Class III), Michael Garnreiter (Class II), David Jackson (Class III), Robert Synowicki, Jr. (Class II), David Vander Ploeg (Class II), and Roberta Roberts Shank (Class III).
Pursuant to a proposed amendment to our Certificate of Incorporation, the Board may be declassified. In such event, all directors elected, in annual meetings commencing with the 2022 Annual Meeting, will be elected annually. All directors, other than Messrs. Gary Knight, Kevin Knight, and Jackson, qualify as independent directors under the corporate governance standards of the New York Stock Exchange (“NYSE”) and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, between June 2018 and May 2019, Mr. Synowicki did not meet the Audit Committee independence requirements due to his consulting assistance to the Company regarding driver recruiting and retention. Mr. Synowicki resigned as a paid consultant to the Company in May 2019.
The table below provides information on the qualifications, skills, characteristics, and experience of our proposed nominees and continuing directors.

	Mr. Garnreiter	Mr. Jackson	Mr. Gary Knight	Mr. Kevin Knight	Ms. Munro	Mr. Vander Ploeg	Ms. Roberts Shank	Mr. Synowicki
Experience
Public Company Officer		✓	✓	✓	✓	✓		✓
Financial Reporting	✓	✓	✓	✓	✓	✓	✓	✓
Industry		✓	✓	✓		✓		✓
Environmental	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Demographic/Background
Independent	Yes	No	No	No	Yes	Yes	Yes	Yes [1]
Gender	Male	Male	Male	Male	Female	Male	Female	Male
Tenure (years)	18	6	30	30	16	12	5	5
Age (years)	68	44	68	63	71	61	53	61

1	Mr. Synowicki is independent for all purposes after May 2019.
The lack of a “✓” for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the “✓” indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.
1 Includes tenure on Knight
or Swift Board pre-merger
Board Leadership Structure
We separate the offices of the Chairperson of our Board and our CEO. Currently, our Executive Chairman of the Board is Kevin Knight. Separating the offices of Chairperson and CEO allows our CEO to dedicate his full efforts to the demands and responsibilities of the CEO position, while also allowing us to benefit from Kevin Knight’s strategic oversight and considerable experience. Our Board will be free to choose the Chairperson in any way that it deems best for us at any given point in time. The duties of the Chairperson include:

•	serving on the Executive Committee;

•	presiding at all meetings of our Board and the stockholders at which the Chairperson is present;

•
participating in setting Board meeting agendas, in consultation with the CEO and lead independent director, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	collaborating with the CEO and lead independent director in determining the need for special meetings and calling any such special meeting;

•	responding directly to stockholder and other stakeholder questions and comments that are directed to the Chairperson of the Board; and

•	performing such other duties as our Board may delegate from time to time.
If the Chairperson of the Board is not an independent director, our Board’s independent directors will designate one of the independent directors on the Board to serve as lead independent director. Currently, our lead independent director is Kathryn Munro. The duties of the lead independent director include:

•	presiding at all executive sessions of the Board;

•	presiding at all meetings of our Board and the stockholders, where the Chairperson is not present;

•	performing all duties of the Chairperson in the absence or disability of the Chairperson;

•	coordinating the activities of the independent directors;

•	providing information to the Board for consideration;

•
participating in setting Board meeting agendas, in consultation with the CEO and Chairperson, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	participating in the retention of outside advisors and consultants who report directly to the Board;

•	requesting the inclusion of certain materials for Board meetings;

•	consulting with respect to, and where practicable receiving in advance, information sent to the Board;

•	collaborating with the CEO and Chairperson in determining the need for special meetings and calling any such special meeting;

•	calling meetings of the independent directors;

•	acting as liaison for stockholders between the independent directors and the Chairperson, as appropriate;

•	communicating to the CEO, together with the Chairperson of the Compensation Committee, the results of the Board’s evaluation of the CEO’s performance;

•	responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or the independent directors as a group, as the case may be; and

•	performing such other duties as our Board may delegate from time to time.
In the absence or disability of the Chairperson, the duties of the Chairperson (including presiding at all meetings of our Board and the stockholders) shall be performed and the authority of the Chairperson may be exercised by the lead independent director or another independent director designated for this purpose by our Board. The Chairperson of our Board (if he or she is an independent director) or the lead independent director may only be removed from such position with the affirmative vote of a majority of the independent directors and only for the reasons set forth in our by-laws, including a determination by a majority of the independent directors that the Chairperson or lead independent director, as the case may be, is not fulfilling his or her responsibilities in a manner that is in the best interests of the Company and its stockholders.
Board Diversity
The Company prefers a mix of background, skills, gender, and experience among its members. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust, yet mutually respectful, deliberation that occurs at Board and committee meetings. Our Board consists of 25% females, and we have been recognized by 2020 Women on Boards for our Board being comprised of at least 20% women.
Board Meetings
The Board held 5 meetings during the 2019 calendar year. During 2019, all directors attended at least 75% of the aggregate of the Board and committee meetings on which they sit.

Director Attendance at Annual Meeting
All of our then-incumbent directors attended our 2019 Annual Meeting of Stockholders. Directors are invited and encouraged to attend the Company’s annual meetings of stockholders, although we do not have a formal policy regarding director attendance at our annual meetings of stockholders.
Board Committees
Currently, our Board has an Audit Committee (AC), Compensation Committee (CC), Nominating and Corporate Governance Committee (NGC), Finance Committee (FC), and Executive Committee (EC). Each committee, except our Executive Committee, is composed entirely of independent directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and, for 2019, an “independent director” for purposes of the rules of the NYSE.
Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may from time to time establish other committees. Current committee memberships are as follows:

Name	AC	CC	NGC	FC	EC
Kathryn Munro (Lead Independent Director)		✓			✓
Kevin Knight (Executive Chairman of the Board)
Michael Garnreiter				✓	✓
David Jackson
Gary Knight					✓
Roberta Roberts Shank	✓
Robert Synowicki, Jr.		✓	✓	✓
David Vander Ploeg	✓		✓
✓ = Member
= Committee Chairperson
Audit Committee
The Audit Committee held 8 meetings in 2019. The Audit Committee performs the following functions:

•
reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;

•	reviews, with management and our independent registered public accounting firm, our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters;

•
has the sole discretion to appoint annually, compensate, and oversee our independent registered public accounting firm, evaluate such firm’s independence and performance, set clear policies for our hiring of employees or former employees of the independent registered public accounting firm, and pre-approve all audit services and permitted non-audit services to be performed by our independent registered public accounting firm;

•	regularly reviews matters and monitors compliance procedures with our internal audit department as well as oversees performance of the internal audit department;

•	establishes procedures for reviewing and investigating complaints regarding accounting, internal controls, auditing matters, or other illegal or unethical acts;

•	administers our related party transactions policy and evaluates related party transactions presented for approval;

•	regularly meets with management, internal auditors, the independent auditors and the Board in executive session;

•	reviews with management the Audit Committee Report for inclusion in the proxy statement filed with the SEC; and

•	annually reviews the Audit Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.
The Board has determined that each of our Audit Committee members qualify as audit committee financial experts as such term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”). Mr. Garnreiter has been designated as the audit committee financial expert. The Board has also determined that all members of the Audit Committee satisfy the independence standards of the NYSE listing standards and the SEC requirements and possess the requisite literacy in financial matters to sit as a member of the Audit Committee.
Compensation Committee
The Compensation Committee held 6 meetings in 2019. The Compensation Committee performs the following functions:

•	annually evaluates the performance of, determines, approves, and recommends to the Board the base salary, cash incentives, equity awards, and all other compensation for the CEO;

•	annually reviews corporate goals and objectives relevant to the compensation of our other executive officers and senior management and evaluates performance in light of those goals and objectives;

•	annually reviews and approves the peer group used for competitive pay comparisons;

•	approves base salary and other compensation of our other executive officers;

•	approves and recommends to the Board annual cash and equity incentive compensation for the executive officers;

•
adopts, oversees, and periodically reviews and makes recommendations to the Board regarding the operation of all of our equity-based compensation plans and incentive compensation plans, programs, and arrangements, including establishing criteria for the terms of awards granted to participants under such plans. This includes grants of restricted stock, restricted stock units, performance units, and stock options along with other perquisites and fringe benefit arrangements;

•	annually reviews and makes recommendations to the Board regarding the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws;

•	annually reviews the Company’s cash and equity incentive performance goals and objectives including whether such goals were met;

•	annually approve the appointment of our independent compensation consultant;

•	reviews with management the Compensation Discussion and Analysis (“CD&A”) for inclusion in the proxy statement filed with the SEC; and

•	annually reviews the Compensation Committee Charter for compliance with the duties and responsibilities set forth therein.
The Board has determined that all members of the Compensation Committee satisfy the independence listing standards of the NYSE and applicable SEC requirements. All members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. In accordance with its charter, the Compensation Committee may delegate responsibility to subcommittees of the Compensation Committee as necessary or appropriate.
For 2019, the Compensation Committee retained Echelon Compensation Partners, now owned by Pearl Meyer ("Pearl Meyer"), as its independent compensation consultant to provide advice and services such as the following: (i) analysis and recommendations that inform the Compensation Committee's decisions with respect to director and executive officer compensation; (ii) market pay data and competitive-position benchmarking; (iii) analysis and input on peer group development; (iv) analysis and input on performance measures and goals; (v) analysis and input on compensation program structure; (vi) an assessment of the risks under our compensation programs;  and (vii) updates on market trends and the regulatory environment as it relates to executive compensation, including corporate governance aspects.
Pursuant to SEC rules and NYSE listing standards, the Compensation Committee assessed the independence of Pearl Meyer, and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.  In connection with this assessment, the Compensation Committee considered, among others, the following factors: (i) the provision of other services to us by the firm that employs the compensation advisor; (ii) the amount of fees received from us by the firm that employs the compensation advisor as a percentage of the total revenue of the firm; (iii) the policies and procedures of the firm that employs the compensation advisor that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the compensation advisor with any member of the Compensation Committee; (v) any stock in our company owned by the compensation advisor or the advisor's immediate family members; and (vi) any business or personal relationship of the compensation advisor or the firm employing the advisor with any of our executive officers. In addition, Pearl Meyer reported to the Compensation Committee concerning the factors specified in SEC rules and NYSE listing standards regarding potential conflicts of interest arising from their work.  Pearl Meyer did not perform other services for the Company in 2019, and would not do so without the prior consent of the Compensation Committee. Pearl Meyer's role in establishing the compensation of our named executive officers, to the extent material, are addressed under “Executive Compensation-Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held 4 meetings in 2019. The Nominating and Corporate Governance Committee performs the following functions:

•	considers and recommends the criteria, qualifications, and attributes of candidates for nomination to the Board and its committees;

•	identifies, screens, and recommends qualified candidates to the Board for Board membership;

•	periodically reviews and makes recommendations to the Board regarding corporate governance policies and principles;

•	evaluates the adequacy of Board procedures, such as the frequency of meetings, advance document distribution, content of Board minutes, and meeting attendance by non-directors;

•	advises the Board with respect to the Board composition, diversity, size, attributes, procedures, and committees;

•	evaluates director nominee recommendations proposed by stockholders;

•	oversees the evaluation of the Board;

•	considers and makes recommendations to prevent, minimize, resolve, or eliminate possible conflicts of interest;

•	recommends individuals to the Board for election by the stockholders or appointment by the Board;

•	periodically reviews our Corporate Governance Guidelines and recommends proposed changes to the Board for approval; and

•	annually reviews the Nominating and Corporate Governance Committee Charter to ensure it reflects a commitment to effective corporate governance.
The Board has determined that all members of the Nominating and Corporate Governance Committee satisfy the independence listing standards of the NYSE.
Finance Committee
The Finance Committee held 3 meetings in 2019. The Finance Committee performs the following functions:

•	reviews and monitors the deployment of our financial resources and policies, the management of our balance sheet, and the investment of cash and other assets;

•	reviews and makes recommendations to the Board regarding our operating and capital budgets and monitors actual performance against our budgets and projections;

•	reviews our capital structure, liquidity, financing plans, and other treasury policies, including off-balance sheet financings;

•	reviews with the Board and management our financial risk exposure relating to financing activities; and

•	annually reviews the Finance Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.
Executive Committee
The Executive Committee held 1 meeting in 2019. The Executive Committee is authorized to act on behalf of the Board when the Board is not in session, with the exception of certain actions. The Executive Committee is currently comprised of Kathryn Munro, Kevin Knight, Gary Knight, and Michael Garnreiter.
Corporate Governance Policy
Our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. A copy of these guidelines has been posted on our website at www.knight-swift.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	directors are responsible for attending Board meetings and meetings of committees on which they serve and to review in advance materials distributed for such meetings;

•	the Board’s principal responsibility is to oversee and direct the management of our business and affairs to promote the best interests of the Company and our stockholders;

•	at least a majority of the Board shall be independent directors;

•
the lead independent director is to preside at all executive sessions of the Board and any third party desiring to contact the independent directors may do so by contacting our lead independent director;

•	our Nominating and Corporate Governance Committee is responsible for nominating qualified members for election to our Board;

•
our Board is responsible for selecting an Audit Committee with at least one financial expert and other members who are knowledgeable about financial matters (currently all three members of the Audit Committee qualify as financial experts);

•	our Nominating and Corporate Governance Committee is responsible for evaluating, reviewing, and planning for director tenure and succession;

•
our Compensation Committee, in consultation with the Chairperson and the CEO, is responsible for reporting annually to the Board on executive management succession planning along with maintaining at all times an evaluation and recommendation of potential successors to the Executive Chairperson, CEO, President, CFO, and other key members of executive management;

•
any director who fails to receive the required number of votes for reelection in accordance with our by-laws will tender his or her written resignation for consideration by the Nominating and Corporate Governance Committee;

•
our Board believes that it is important for our compensation policies for our senior executives and Board to be properly aligned with the interests of the Company and its stockholders and not encourage excessive risk taking;

•
our Board expects that each member be fully committed to devoting adequate time to his or her duties to the Company and no member of our Board may serve on any more than five public company boards (or, in the case of our CEO, three boards), including our Board;

•	the independent directors will meet in executive session on a regular basis, but not less than annually;

•	independent directors will serve on our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•
new directors should participate in an orientation program and all directors will periodically be provided with materials on subjects that will assist them in discharging their duties as directors, furthering their understanding of our business, and enhancing their performance on our Board; and

•	the Nominating and Corporate Governance Committee will develop and implement annual self-evaluations to determine whether the Board and its committees is functioning effectively.

Majority Voting Standard for Director Elections
Our by-laws require that we use a majority voting standard in uncontested director elections and we have a resignation requirement under our Corporate Governance Guidelines for directors who fail to receive the required majority vote. Under the majority voting standard, a director nominee must receive more votes cast “for” than “against” for his or her election in order to be elected to the Board. If a director nominee does not receive the required number of votes, such director nominee will, within five days following the certification of the stockholder vote, tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider a tendered resignation and, within 30 days following the date of the stockholders’ meeting at which the election occurred, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will take formal action on the Nominating and Corporate Governance Committee’s recommendation no later than 60 days following the date of the stockholders’ meeting at which the election occurred, and the Company will disclose the Board’s decision on a Form 8-K filed with the SEC. Directors shall be elected by a plurality of the votes cast at any meeting of stockholders where the number of nominees exceeds the number of directors to be elected.
Code of Business Conduct and Ethics
The Board has adopted a Code of Conduct that applies to all of our directors, officers, and employees. In addition, we maintain a Policy Governing Responsibilities of Financial Managers and Senior Officers (the “Financial Responsibilities Policy”) that applies to our executive officers (Executive Vice President or above), CFO, Chief Accounting Officer (“CAO”), Controller, and any other employee who is responsible for the management of our funds or for the operation and maintenance of our financial accounting and reporting system. The Code of Conduct and Financial Responsibilities Policy include provisions applicable to our CEO, CFO, CAO, Controller, or persons performing similar functions, which constitute a “code of ethics” within the meaning of Item 406(b) of SEC Regulation S-K. Copies of the Code of Conduct and Financial Responsibilities Policy are publicly available free of charge on our website at www.knight-swift.com.
Pursuant to SEC regulations and NYSE listing standards, we will disclose amendments to or waivers of our Code of Conduct or our Financial Responsibilities Policy in a press release, on our website at www.knight-swift.com, or in a Current Report on Form 8-K filed with the SEC, whichever disclosure method is appropriate. To date, we have not granted any waivers from our Code of Conduct to our directors or executive officers or our Financial Responsibilities Policy to the CEO, CFO, CAO, Controller, or any person performing similar functions.
Executive Sessions of Independent Directors
Independent Board members generally meet without management present at least once per year in executive sessions. Our lead independent director presides over those meetings. Our independent directors met 3 times in 2019 without management present.
Stock Trading Policy, Anti-Pledging and Hedging Policy, and Related Matters
The Company has a Securities Trading Policy (“STP”) that sets forth terms, conditions, timing, limitations, and prohibitions with respect to trading in the Company’s securities. The STP prohibits all directors, officers, employees, and consultants from trading in the Company’s securities while in possession of material nonpublic information. Employees are also generally prohibited from engaging in puts, calls, or similar instruments relating to the Company’s securities, or selling the Company’s securities “short.” The STP also restricts directors, officers subject to Section 16 of the Exchange Act, and certain other specifically designated employees from trading in the Company’s securities during certain periods and only after they have obtained pre-clearance for trades in the Company’s securities from the Company’s General Counsel and CFO.
The Company also has adopted the Stock Pledging and Hedging Policy (“Anti-Pledging and Hedging Policy") to limit the pledging and hedging of the Company’s securities by certain individuals. The Anti-Pledging and Hedging Policy applies to the Chairperson of the Board, any Vice Chair (if a Company employee), the CEO, the President, the CFO, any other named executive officer, any Company employee who is also a member of the Board, non-employee directors (including Kevin Knight, Gary Knight, and our former director Jerry Moyes), and any other employee designated by the Nominating and Corporate Governance Committee (any such person, a “Designated Person”). While our Anti-Pledging and Hedging Policy continues to apply to Mr. Moyes, we may be unable to enforce this policy because Mr. Moyes no longer serves as a director. Designated Persons are prohibited from engaging in any pledging or hedging transaction (including zero cost collars, forward sales contracts, puts, calls, and other derivative transactions) in the Company’s common stock. The Anti-Pledging and Hedging Policy does not have a hardship exemption.

The Anti-Pledging and Hedging Policy permits Kevin Knight and Gary Knight to continue certain existing pledging and hedging transactions, but requires them to reduce the number of shares subject to such transactions by 50% by October 1, 2020. The Anti-Pledging and Hedging Policy also permits Jerry Moyes to continue certain existing pledging and hedging transactions in accordance with the Moyes Family Stockholders Agreement dated as of April 9, 2017, between the Company, Jerry Moyes, and certain of Mr. Moyes’ family members and controlled entities (the “Moyes Stockholders Agreement”). The Anti-Pledging and Hedging Policy and the Moyes Stockholders Agreement generally permit Mr. Moyes to renew, modify, extend, or replace existing transactions, provided that no additional shares may be hedged or pledged by Mr. Moyes except to the extent necessary to continue, replace, or renew such transactions.
Finally, the Anti-Pledging and Hedging Policy requires Designated Persons to comply with stock retention guidelines as established from time to time by the Compensation Committee. Our Stock Ownership and Retention Policy requires each non-employee director to own Company stock having a value of the lesser of (i) three times the director’s annual cash retainer and (ii) $140,000. Each non-employee director must own the required amount by the later of five years from (x) the date of adoption of our Stock Ownership and Retention Policy and (y) the director’s appointment or election to the Board. Our key officers, as designated under the policy, also must meet certain minimum stock ownership requirements.  Currently, key officers under the policy include (i) our CEO and our Executive Chairperson, who must own Company stock having a value of five times their respective base salaries; (ii) our CFO and Vice Chairperson, who must own Company stock having a value of three times their respective base salaries; and (iii) our Division Operations Officer who must own Company stock having a value of two times their base salary. The Compensation Committee of the Board can designate other key officers who will be subject to the policy. Key officers must achieve such ownership by the later of eight years from (x) the adoption of our Stock Ownership and Retention Policy and (y) their appointment to the applicable office.  Until an individual complies with the stock ownership guidelines, as outlined above, the individual is required to retain (i) any shares owned or purchased by the individual, including stock purchased through the Company’s stock purchase plan or any deferred compensation or 401(k) plan, but excluding any stock purchased on the open market, and (ii) any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of restricted stock unit and restricted stock grants until the guidelines are satisfied (collectively, the “Covered Shares”). Pledged and hedged shares are excluded from the calculation of the director and officer retention amounts. Vested and unvested stock options are not included in the calculation of the guidelines prior to exercise, and, after exercise, only those retained shares that represent net profit shares, (shares after payment of the exercise price and all taxes) are included. Key officers must retain at least 50% of Covered Shares for two years after the date the Covered Shares are earned. All of our directors and officers are currently in compliance with the Stock Ownership and Retention Policy.
Communications with Directors by Stockholders and Other Interested Parties
Stockholders and other interested parties may communicate directly with any member or committee of the Board by writing to: Knight-Swift Transportation Holdings Inc. Board of Directors, c/o Secretary, 20002 North 19th Avenue, Phoenix, Arizona 85027. Please specify to whom your letter should be directed. Our Secretary will review all such correspondence and regularly forward to the Board a summary and copies of all such correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group, or committee of the Board. Board members may at any time review a log of all correspondence received by us that is addressed to Board members and request copies of any such correspondence.
Nomination of Director Candidates
The Nominating and Corporate Governance Committee will consider recommendations for director nominations proposed by stockholders. To recommend a prospective director candidate for the Nominating and Corporate Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, and other relevant biographical information in writing to: Knight-Swift Transportation Holdings Inc., Nominating and Corporate Governance Committee, c/o Secretary, 20002 North 19th Avenue, Phoenix, Arizona 85027. Our by-laws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals” in this proxy statement.
The Nominating and Corporate Governance Committee assesses a director nominee’s judgment, integrity, independence, management, and business skills and experience (particularly with public companies and companies in our industry or other industries related to our business), prominence and reputation in his or her profession, concern for the interests of our stockholders, knowledge of corporate governance issues and board functions, commitment to attend and actively participate in meetings and related Board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of our needs and the needs of our Board. Exhibit “A” of the Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines also set forth additional criteria and guidelines the Nominating and Corporate Governance Committee may consider when selecting director nominees.
Upon identifying and selecting qualified director nominee candidates, the Nominating and Corporate Governance Committee then submits its director nominee selections to our full Board for consideration. We historically have not paid a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, but may consider doing so in the future.
The Board is responsible for recommending director candidates for election by the stockholders and for appointing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates, and recruits qualified director candidates and recommends them to the Board. The Nominating and Corporate Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm, or other sources.
Our by-laws provide for “proxy access,” which provides a means for our stockholders who have retained and hold a sufficient ownership position in the Company to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. The proxy access provision in our by-laws allows any stockholder (or group of up to 20 stockholders) that has continuously owned at least 3% or more of the Company’s issued and outstanding common stock, for three years preceding the date of submission of the qualified nomination notice (and continues to own at least such amount through the date of the annual meeting), to nominate candidates for election to the Board and require the Company to list such nominees in the Company’s proxy statement for its annual meeting of stockholders, subject to certain procedural and information requirements. Our by-laws also provide procedures for nominations of persons for election to our Board by stockholders who comply with certain timely notice and form procedures set forth therein.

Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee have been, or are, one of our officers or employees. In 2019, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K.
During 2019, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, an executive officer of which served as a member of our Board or Compensation Committee.

Relationships and Related Party Transactions
Our Audit Committee has established written policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any “related person” (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as an “interested transaction.”
Upon review of the material facts of all interested transactions, the Audit Committee will either approve, ratify, or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arm’s length and the extent of the related person’s interest in the transaction.  No director may participate in any discussion or approval of an interested transaction for which he or she, or his or her relative, is a related party.  If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  Compensation of executive officers, which may involve an “interested transaction,” is reviewed and approved by the Compensation Committee.
The following table presents our “interested transactions” with our related persons in 2019:

	Provided by the Company	Received by the Company
	(in thousands)
Freight Services:
Central Freight Lines ¹	$19,651	$—
SME Industries ¹	345	—
Total	$19,996	$—
Facility and Equipment Leases:
Central Freight Lines ¹	$322	$369
Other Affiliates ¹	18	—
Total	$340	$369
Other Services:
Central Freight Lines ¹	$1,834	$—
Updike Distribution and Logistics ²	4	—
DPF Mobile ¹	—	220
Other Affiliates ¹	35	2,432
Total	$1,873	$2,652

As of December 31, 2019, receivables and payables pertaining to these related party transactions were:

	Company Receivable	Company Payable
	(in thousands)
Central Freight Lines¹	$2,872	$—
SME Industries¹	17	—
Other Affiliates¹	—	2
Total	$2,889	$2

1
Entities affiliated with Jerry Moyes, a former member of our Board, include Central Freight Lines, SME Industries, Compensi Services, and DPF Mobile. Transactions with these entities that are controlled by and/or otherwise affiliated with Mr. Moyes include freight services, facility leases, equipment sales, and other services.

•	Freight Services Provided by the Company - The Company charges for freight services to each of these companies for transportation services.

•	Freight Services Received by the Company - Transportation services received from Central Freight represent LTL freight services rendered to haul parts and equipment to Company shop locations.

•	Other Services Provided by the Company - Other services provided by the Company to the identified related parties include equipment sales and miscellaneous services.

•
Other Services Received by the Company - Consulting fees, certain third-party payroll and employee benefits administration services, and diesel filter cleaning services from the identified related parties are included in other services received by the Company.

2
Knight had an arrangement with Updike Distribution Logistics, LLC, a company that is owned by the father and three brothers of Executive Vice President of Sales and Marketing of Knight, James Updike, Jr. The arrangement allowed Updike Distribution Logistics, LLC to purchase fuel from Knight's vendors at cost, plus an administrative fee. The arrangement was terminated during the second quarter of 2018. Activities in 2019 pertain to sales of various spare parts and tractor accessories.

In addition, certain members of our officers’ families are employed on the same terms and conditions as non-related employees, several of whom are considered related persons due to their familial relationship with one or more of Kevin Knight (our Executive Chairman), Gary Knight (our Vice Chairman), and David Jackson (our President and CEO). These related persons were Larry Knight and Keith Knight (brothers of Kevin Knight), Cory Webster (brother-in-law of Gary Knight), Glen Thomas (brother-in-law of David Jackson), and Tyson Hintz (son-in-law of Kevin Knight). The aggregate total compensation paid to these individuals in 2019 was $1,877,137. This amount includes any equity awards granted to such individuals in 2019, valued as of the grant date in accordance with FASB ASC Topic 718, cash vehicle allowances, or use of company vehicles.  Based on the fact that these individuals are employed on the same terms and conditions as non-related employees, the Audit Committee ratified these transactions.

Proposal No. 1:
Election of Directors
The Company’s by-laws provide that the number of directors shall not be less than three, with the exact number to be fixed by the Board. Directors are currently divided into three classes, with each class serving a three-year term. Pursuant to a proposed amendment to our Certificate of Incorporation, the Board may be declassified. In such event, all directors elected, in annual meetings commencing with the 2022 Annual Meeting, will be elected annually.
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting.
The stockholders of the Company elect at the annual meeting successors for directors whose terms have expired. The Board appoints members to fill new membership positions and vacancies in unexpired terms on the Board.
Our Board has nominated Messrs. David Jackson and Kevin Knight, and Ms. Roberts Shank as Class III directors to hold office for a term of three years, expiring at the close of the 2023 Annual Meeting, or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes that these directors are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole, as described in the biographical information for each of these nominees, as of the Record Date, set forth below under the heading “Nominees for Class III Director.”
There are no arrangements or understandings between any of the Class III director nominees and any other person pursuant to which any of such director nominees were selected as a nominee. If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR
EACH OF THE DIRECTOR NOMINEES LISTED HEREIN

Nominees for Class III Director
If elected at the Annual Meeting, the term of each Class III director expires at the 2023 Annual Meeting of Stockholders.
Kevin Knight (63)
Mr. Knight has served as the Chairman of the board of directors of Knight since 1999 (including as the Executive Chairman since January 2015) and served as the CEO of Knight from 1993 through December 2014, and currently serves as a full time executive officer of the Company in his role as Executive Chairman. He has been one of our officers and directors since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a former Swift subsidiary. Mr. Knight is the first cousin of Gary Knight. The selection of Mr. Knight as a director was based, among other things, upon his extensive experience in business operations and exemplary executive leadership since Knight’s founding.  Mr. Knight also has exhibited commendable dedication to our financial and operating performance.
David Jackson (44)
Mr. Jackson has served as the Chief Executive Officer of Knight and Knight-Swift, and a member of the board of directors of Knight since January 2015. He has served as the President of Knight and Knight-Swift, since February 2011. Mr. Jackson previously served as Knight’s Chief Financial Officer from 2004 until 2012. He has been with Knight since 2000. Mr. Jackson served as Knight’s Treasurer from 2006 to 2011 and Knight’s Secretary from 2007 to 2011. Prior to his appointment as the CFO, Mr. Jackson served in several positions at Knight between 2000 and 2004. The selection of Mr. Jackson as a director was based, among other things, upon his extensive transportation, leadership, and finance experience and his deep understanding of the Knight culture and commitment to maintaining our financial and operating performance. Mr. Jackson holds a Bachelor of Science degree in Global Business and Finance from Arizona State University.
Roberta Roberts Shank (53)
Ms. Roberts Shank was appointed to the board of directors of Knight in February 2016. Ms. Roberts Shank currently serves as the Chief Executive Officer, President, and director of Chas Roberts A/C and Plumbing, Arizona’s largest residential air conditioning installer, a position she has held since 2000. For her role at Chas Roberts, Ms. Roberts Shank was named the 2014 CEO of the Year by the ACE Awards, in addition to previously being named one of Arizona’s most dynamic women in business, winning the Greater Phoenix Chamber of Commerce Impact Award. Ms. Roberts Shank has also served on the Board of AMERCO, North America’s largest “do-it-yourself” moving and storage operator through its subsidiary, U-Haul International, Inc., since December 2019, previously serving on their Advisory Board. In addition, Ms. Roberts Shank has served in multiple civic and community roles, including the Boys and Girls Club of Metro Phoenix and the City of Phoenix planning commission. The Board believes Ms. Roberts Shank’s extensive executive-level leadership and business experience through a variety of economic environments makes her a valuable asset for the Board and the Company.
Continuing Class I Directors
Kathryn Munro (71)
Ms. Munro has served as a member of the board of directors of Knight since 2005 and currently serves as our lead independent director. She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies, a position she has held since 2003. Prior to BridgeWest, Ms. Munro spent 20 years at Bank of America Corporation where she held a variety of senior executive positions. Ms. Munro has served on the board of directors of Pinnacle West Capital Corporation, an investor owned electric utility holding company, since 2002. Ms. Munro has also served on the board of Premera Blue Cross, a privately held health insurance company, since 2007. From her distinguished career in commercial banking, Ms. Munro brings business acumen and financial knowledge to our Board and provides insightful guidance and independent leadership as our lead independent director.

Gary Knight (68)
Mr. Knight has served as a Vice Chairman of the board of directors of Knight since 2004, and currently serves as the Vice Chairman of the Company. Mr. Knight served as Knight’s President from 1993 to 2004, and has been one of Knight’s officers and a member of Knight’s Board since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President. Mr. Knight is the first cousin of Kevin Knight. The selection of Mr. Knight as a director was based upon, among other things, his significant leadership experience and knowledge of the Company. Mr. Knight’s qualifications to serve on our Board also include his extensive knowledge of the transportation industry.
Continuing Class II Directors
Michael Garnreiter (67)
Mr. Garnreiter has served as a member of the board of directors of Knight since 2003. Mr. Garnreiter served as treasurer of Shamrock Foods Company, a privately held manufacturer and distributor of foods and food-related products, from 2012 until his retirement in December 2015. From 2010 until 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services. Mr. Garnreiter is also the Chairman of the board of directors and chair of the audit committee of Axon International (formerly, Taser International, Inc.), a manufacturer of non-lethal protection devices; chair of the audit and governance committees for Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems; and Chairman of the board of directors of Banner Health Systems, a nonprofit multistate hospital system based in Phoenix, Arizona. Mr. Garnreiter began his career with Arthur Andersen in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach, ultimately serving as a senior audit partner. Mr. Garnreiter is a Certified Public Accountant and is a Certified Fraud Examiner. As a member of our Board, Mr. Garnreiter offers financial, accounting, and managerial expertise gained from the various executive and supervisory roles he has held throughout his career. In addition, the experience acquired through Mr. Garnreiter’s positions as a director of several publicly traded and privately held companies benefit the Company, the Board, and our stockholders.

David Vander Ploeg (61)
Mr. Vander Ploeg has served on the board of directors of Swift since 2009. He currently serves as President of Dutchman Advisors, LLC, a management consulting and private investment company. Mr. Vander Ploeg is the retired Executive Vice President and CFO of School Specialty, Inc., a distributor of products, and curriculum solutions in the education marketplace, where he served from 2008 until December 2013. In January 2013, School Specialty filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services and was Executive Vice President and CFO from 2004 until his departure in 2007. Prior to joining Schneider, Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg currently serves on the boards of directors of Energy Bank, Inc., a designer and manufacturer of LED lighting, and Bellin Psychiatric Hospital. Mr. Vander Ploeg holds a Bachelor of Science degree in accounting and a Master’s degree in business administration from the University of Wisconsin-Oshkosh. Mr. Vander Ploeg’s qualifications to serve on our Board include his extensive experience in the transportation and logistics services industry and his past public company and finance and audit experience provide us with valuable insight on public company governance practices.
Robert Synowicki (61)
Mr. Synowicki has served on the board of directors of Knight since February 2016. Mr. Synowicki served in multiple roles with Werner Enterprises, Inc., a publicly traded national trucking company, for over 25 years, most recently serving as Executive Vice President of Driver Resources from 2010 until December 2015, where he oversaw recruitment and other critical professional driver initiatives. In addition, Mr. Synowicki served as Chief Financial Officer, Chief Operating Officer, and Chief Information Officer at various times during his career with Werner. Mr. Synowicki has also served as a member of the Board of the American Trucking Associations and the Truckload Carriers Association. Mr. Synowicki is a Certified Public Accountant (inactive) and currently serves on the board of directors of Blue Cross Blue Shield - Nebraska, as Finance Committee Vice Chairman and a member of the Audit Committee. He earned a Bachelor of Science degree in Biology and a Bachelor of Science in Business Administration, Accounting from the University of Nebraska. The Board believes Mr. Synowicki provides financial and accounting expertise and valuable industry insight and perspective by virtue of his many years of leadership experience in the industry.

Director Compensation
We pay only non-employee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below. The compensation for non-employee directors for 2019 and was as follows:

	January 1, 2019 - June 30, 2019[1]		July 1, 2019 - December 31, 2019[2]
	Member	Incremental Lead	Member		Incremental Lead
Compensation Element
Board Service Cash Retainer	$50,000	$20,000	$60,000	*	$22,500	*
Equity Award Annual Equity Grant	$80,000		$95,000	*
Committee Service Cash Retainer
Audit	$5,000	$15,000	$10,000	*	$15,000
Compensation	$5,000	$10,000	$7,500	*	$12,500	*
Nominating and Corporate Governance	$5,000	$7,500	$6,000	*	$10,000	*
Finance	$5,000	$6,000	$5,000		$6,000
Executive	—	—	—		—
Meeting Fees	None		None
*Indicated Mid-Year Change

1	Annual retainer to each director of $130,000, payable up to $50,000 in cash and at least $80,000 common stock

2	Annual retainer to each director of $155,000, payable up to $60,000 in cash and at least $95,000 common stock, provided that for 2019, the increase in the annual retainer was paid in all cash
No additional retainers are paid to the members or the Chairperson of the Executive Committee. No other fees are paid for attendance at Board or committee meetings, except for reimbursement of expenses to attend Board and committee meetings.
The following table provides information for the fiscal year ended December 31, 2019, regarding all plan and non-plan compensation awarded to, earned by, or paid to, each person who served as a director for 2019.

	Fees Earned or Paid in Cash	Stock Awards Cash Value [1]	All Other Compensation	Total
Director:
Michael Garnreiter [2]	80,000	79,998	—	159,998
David Jackson [3]	—	—	—	—
Gary Knight [3]	—	—	—	—
Kevin Knight [3]	—	—	—	—
Kathryn Munro [2]	97,500	79,998	—	177,498
Roberta Roberts Shank [2]	58,750	99,983	—	158,733
Robert Synowicki, Jr. [2]	76,750	79,998	25,000[4]	181,748
David Vander Ploeg [2]	78,500	79,998	—	158,498

Former Directors:
Richard Dozer [5]	25,000	33,328	—	58,328
Richard Kraemer [6]	15,208	44,147	—	59,355
Richard Lehmann [7]	25,418	33,328	—	58,746

1
The amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee directors during 2019, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value for common stock was measured based on the closing price of our common stock on the date of grant. Ms. Roberts Shank elected to receive her annual retainer as $100,000 of common stock and $30,000 in cash.

2	As of December 31, 2019, Messrs. Garnreiter, Synowicki, and Vander Ploeg, and Mses. Munro and Roberts Shank had no restricted shares and no options outstanding.

3	Employee directors do not receive any additional compensation for service as a director.

4	Represents consulting fees paid to Mr. Synowicki. Mr. Synowicki provided consulting services to the Company related to driver recruiting and retention through May 2019.

5	Mr. Dozer did not stand for reelection at our 2019 annual meeting, held on May 30, 2019. Mr. Dozer’s cash and equity retainer was prorated for his service on the Board through May 30, 2019.

6
Mr. Kraemer retired from our Board effective as of our 2019 annual meeting, held on May 30, 2019. Mr. Kraemer’s cash and equity retainer was prorated for his service on the Board through May 30, 2019. Mr. Kraemer elected to receive his annual retainer as $120,000 of common stock and $10,000 in cash, prorated for his partial year of service.

7	Mr. Lehmann retired from our Board effective as of our 2019 annual meeting, held on May 30, 2019. Mr. Lehmann’s cash and equity retainer was prorated for his service on the Board through May 30, 2019.

Management
Executive Officers
The following table sets forth the names, ages, and positions of our current executive officers, as of the Record Date. Biographies for our executive officers are also provided below, except for David Jackson and Kevin Knight, whose biographies are given under “Nominees for Class III Director” and Gary Knight, whose biography is given under “Continuing Class I Directors.”

Name	Age	Position
David Jackson	44	President and CEO
Adam Miller	39	CFO and Treasurer
Kevin Knight	63	Executive Chairman
Gary Knight	68	Vice Chairman
Shannon Breen	39	Senior Vice President Logistics and Intermodal
Todd Carlson	60	General Counsel and Secretary
James Fitzsimmons	48	Executive Vice President of Operations of Swift
Cary Flanagan	47	Senior Vice President and Chief Accounting Officer
Timothy Harrington	50	Executive Vice President of Sales of Swift
Michael Liu	47	Executive Vice President of Operations of Knight
Kevin Quast	54	Chief Operating Officer of Swift
James Updike, Jr.	47	Executive Vice President of Sales and Marketing of Knight
Adam Miller (39)
Mr. Miller joined Knight in 2002. He was appointed as Knight’s CFO in May 2012 and has also served as the Secretary and Treasurer of Knight since 2011. Mr. Miller currently serves as the Company’s CFO and Treasurer. Prior to becoming CFO of Knight, Mr. Miller served as the Senior Vice President of Accounting and Finance from 2011 to May 2012 and as Controller of Knight Refrigerated, LLC, a subsidiary of Knight, from 2006 to 2011. Prior to his appointment as Controller of Knight Refrigerated, LLC, Mr. Miller served since 2002 in several other accounting and finance positions at Knight. Mr. Miller earned his Bachelor’s degree in Accounting from Arizona State University and is a Certified Public Accountant.
Shannon Breen (39)
Mr. Breen joined Knight in 2012. Mr. Breen has served as the Senior Vice President Logistics and Intermodal since September 2018. Prior to his current position, Mr. Breen served as the Vice President of Logistics of Knight from 2015 to September 2018 and concurrently as the Vice President of Swift Logistics following the 2017 Merger. His prior roles and additional responsibilities have included Director of Sales of Knight from 2012 to 2014 and project leader for a transportation management system upgrade from 2015 to 2017. Mr. Breen earned his Bachelor’s degree in Finance from Arizona State University in 2002.
Todd Carlson (60)
Mr. Carlson has served as our General Counsel and Secretary since September 2017. Prior to his current position, Mr. Carlson served as the General Counsel of Knight since 2007. Prior to joining Knight, Mr. Carlson was Vice President and Corporate Counsel at Swift from 1991 to 2007. Mr. Carlson received his Bachelor of Science degree in Accounting from the University of Nebraska and earned his Juris Doctor degree from the University of Nebraska College of Law. Mr. Carlson is admitted to practice law in the State of Arizona.
James Fitzsimmons (48)
Mr. Fitzsimmons has served as the Executive Vice President of Operations of Swift since September 2018. Mr. Fitzsimmons joined Swift in 1993 and has held several leadership positions within customer services, sales, and operations. Prior to his current position, Mr. Fitzsimmons served as Regional Vice President of Swift from 2006 to January 2018 and Senior Vice President of Operations beginning in January 2018. He graduated with a bachelor’s degree in Business Management from Arizona State University.
Cary Flanagan (47)
Mr. Flanagan has served as our Senior Vice President and Chief Accounting Officer since September 2017. Prior to his current position, Mr. Flanagan served as Swift’s Vice President and Corporate Controller from 2008 to September 2017 and as its Director of Financial Reporting at Swift from 2006 to 2008. Prior to joining Swift, Mr. Flanagan served in various accounting positions from 1994 to 2006, including as an Audit Manager with KPMG LLP (“KPMG”) from 2000 to 2004 and an Audit Senior at Perkins & Co. from 1996 to 2000. Mr. Flanagan earned his Bachelor’s degree in Accounting from the University of Puget Sound and is a Certified Public Accountant.
Timothy Harrington (50)
Mr. Harrington has served as the Executive Vice President of Sales of Swift since April 2018. Prior to his current position, Mr. Harrington served as the Regional Vice President of Sales of Swift from 2016 to April 2018 and Vice President of Network Operations of Swift from 2011 to 2016. Mr. Harrington earned his Bachelor's degree in English from the University of South Dakota.
Michael Liu (47)
Mr. Liu joined Knight in 2000. Mr. Liu has served as the Executive Vice President of Operations of Knight since 2017. Prior to his current position, Mr. Liu served as the Regional Vice President of Operations for West Dry Van and West Refrigerated at Knight from 2016 to 2017 and Regional Vice President of Operations for West Dry Van from 2010 to 2016. Mr. Lieu earned his Bachelor of Science degree in Business Management form the University of Phoenix.
Kevin Quast (54)
Mr. Quast joined Knight in 1996. He served as Executive Vice President and Chief Operations Officer of Knight from 2011 until the 2017 Merger, and has served as the Chief Operating Officer of Swift since the 2017 Merger. Prior to his service as Executive Vice President and Chief Operations Officer of Knight, Mr. Quast served at Knight as the Business Unit Leader for the Southeast from 2010 to 2011. Prior to his appointment as Business Unit Leader for the Southeast, Mr. Quast served in several senior sales and operations positions at Knight in the Southeast region since 2001 and in various other operating departments since 1996. Mr. Quast earned his Bachelor’s degree in Mandarin Chinese and Asian Studies from Brigham Young University.
James Updike, Jr. (47)
Mr. Updike joined Knight in 1996. He has served as Executive Vice President of Sales and Marketing at Knight since 2011. Prior to his appointment as Executive Vice President of Sales and Marketing, Mr. Updike served as Vice President of Sales at Knight Refrigerated, LLC, a subsidiary of Knight, since 2006 and as General Manager beginning in 2008. Prior to joining Knight Refrigerated, LLC, Mr. Updike served in several sales management and operations positions at Knight since 1996. Mr. Updike earned his Bachelor’s degree in Marketing and Finance from Utah State University.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2019.
This report is submitted by the Compensation Committee.
Roberta Roberts Shank - Chairperson
Kathryn Munro
Robert Synowicki, Jr.

The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

Executive Compensation
Compensation Discussion and Analysis
Executive Summary
We are North America's largest and most profitable truckload carrier. Knight has historically been one of the most profitable truckload carriers in North America and Swift has historically been one of the largest truckload carriers in North America. The following represents the results of these efforts in 2019:

2019 Financial Highlights
Operating Performance	Total revenue of $4.8 billion
Revenue, excluding trucking fuel surcharge of $4.4 billion
Operating ratio of 91.2%
Adjusted operating ratio of 88.4%[1]

Capital Deployment	Cash flows from operations of $839.6 million
Free cash flow of $269.8 million [2]
Lease adjusted leverage ratio decreased by 1.4% compared to year end 2018 [3]
Repurchased $86.9 million of our common stock
Returned $41.4 million in dividends to our stockholders

1
Adjusted operating ratio is a non-GAAP financial measure defined as operating expenses, net of trucking fuel surcharge revenue and certain non-recurring items, expressed as a percentage of revenue, excluding trucking fuel surcharge revenue. See Part II, Item 7 of our Form 10-K for the year ended December 31, 2019 for a non-GAAP reconciliation.

2	Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities, less net capital expenditures. See non-GAAP reconciliation on page 64.

3	See definition of lease adjusted leverage ratio on page 64.
Our 2019 compensation design appropriately awarded our executive officers for these results and the stockholder value they created through a direct link between pay and performance. The goals of our compensation program going into 2019 were two-fold: (1) incentivize executives to continue the successful integration of Knight and Swift, to improve Swift's margins to a level consistent with Knight's margins, and to grow earnings, which was accomplished through performance-based cash and equity awards; and (2) retain an executive team that we were confident could be the best team in the industry in maximizing stockholder value, which was accomplished through salary and time-based equity awards. Our 2020 compensation design has a similar structure because the Compensation Committee believes the plan design:

•	is competitive with our peer group and primary competitors for talent;

•	attracts and retains our talented executives that have produced industry-leading results;

•	provides stability through conservative, but competitive base salary;

•	aligns our executives’ interests with our corporate strategies, our business objectives, and the long-term interests of our stockholders; and

•	enhances our executives’ focus on and incentive to take actions that increase our stock price and maximize stockholder value over time, without undue risk.

2020 Compensation Plan Highlights
●	Conservative pay policy with named executive officer and director pay targeted to the market median
●	Peer group designed to reflect companies we compete with for business and talent
●	Direct link between pay and performance that aligns business strategies with stockholder value creation
●	Appropriate balance between short- and long-term compensation that discourages short-term risk taking at the expense of long-term results
●	Independent compensation consultant retained by the Compensation Committee to advise on executive compensation matters
●	Independent Compensation Committee
●	Clawback policy
●	Anti-Pledging and Hedging Policy limiting the pledging and hedging of the Company’s securities by certain individuals with no hardship exemption
●	No re-pricing or back-dating of stock options
●	No dividends paid on unvested stock awards
●	Robust key officer stock ownership and retention guidelines
●	No tax gross-up payments to cover personal income taxes relating to incentive compensation or change of control payments

Named Executive Officers for 2019
The following individuals were our named executive officers for 2019:

Name	Position
David Jackson	President and CEO
Adam Miller	CFO and Treasurer
Kevin Knight	Executive Chairman
Gary Knight	Vice Chairman
Kevin Quast	Chief Operating Officer of Swift
Overview and Philosophy of Compensation
Our Compensation Committee is responsible for:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;

•	evaluating the performance of our CEO in light of those goals and objectives; and

•	determining and approving the compensation level of our CEO based upon that evaluation.
The Compensation Committee is also responsible for reviewing annually the compensation of our other executive officers and determining whether that compensation is reasonable under existing circumstances. In making these determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns their interests with the interests of our stockholders and the Company. The Compensation Committee reviews and approves all forms of incentive compensation, including cash bonuses, stock option grants, stock grants, restricted stock unit (“RSU”) grants, performance-based restricted stock unit (“PRSU”) grants, and other forms of incentive compensation granted to our executive officers. The Compensation Committee considers the advice and recommendations of Pearl Meyer, our independent compensation consultant. Pearl Meyer provides analysis and recommendations regarding market pay data and competitive-position benchmarking, peer group development, performance measures and goals, program structure, incentive and equity plan design, and the regulatory environment and Company policies as they relate to executive compensation. Pearl Meyer also reviews compensation goals and priorities with our CEO, our Executive Chairman, and our CFO as part of providing advice and recommendations for the Compensation Committee.
We strive to ensure that our compensation, particularly base salary, is consistent with our focus on controlling costs.

Elements of 2019 Executive Compensation
Our compensation program for 2019 includes the following components:

Element	Form	Time Horizon	Primary Objectives and Link to Value Creation
Base Salary	Cash	Annual	Attract and retain our named executive officers with fixed cash compensation to provide stability that allows our named executive officers to focus their attention on business objectives
Annual Cash Bonus	Cash	Annual	Focus and motivate our named executive officers to achieve annual corporate financial and operating goals with opportunity for upside based on exceptional performance
Performance-Based Long-Term Incentives	PRSUs	Three-year performance period
Focus and motivate our named executive officers to achieve long-term corporate financial and operating goals and superior stockholder returns relative to our peer group

PRSUs comprise 60% of our long-term incentives

Time-Based Long-Term Incentives	RSUs	Ratable three-year vesting	Encourage retention of our named executive officers Time-vested RSUs comprise 40% of our long-term incentives
Other Compensation	Other Benefits	N/A	Limited personal benefits such as 401(k) and vehicle allowance that are consistent with our peer companies. Additionally, we provide an air travel allowance to Mr. Kevin Knight.
Each element of compensation for 2019 is discussed below.
Base Salary
During 2019, our named executive officers’ base salaries were as follows:

Name	Salary
David Jackson	$800,000
Adam Miller	$650,000
Kevin Knight	$950,000
Gary Knight	$450,000
Kevin Quast	$350,000
Annual Cash Bonus
In January 2019, the Compensation Committee approved our cash bonus plan for 2019 (the “2019 Cash Bonus Plan”) pursuant to our Amended and Restated 2014 Omnibus Incentive Plan (the “Omnibus Plan”). Under the 2019 Cash Bonus Plan, certain of our employees, including our named executive officers, were eligible to earn incremental cash bonuses upon satisfaction of 2019 performance targets related to adjusted operating income growth and adjusted trucking operating ratio. The Compensation Committee established a target bonus potential, expressed as a percentage of year-end annualized base salary, for each of our named executive officers as follows:

Name	Target Bonus Potential
David Jackson	100%
Adam Miller	75%
Kevin Knight	100%
Gary Knight	75%
Kevin Quast	60%
With input from Pearl Meyer, the 2019 performance targets were reviewed and approved by the Compensation Committee after consultation with Messrs. Jackson, Miller, and Kevin Knight.
2019 Cash Bonus Payout and Performance Target Range — The threshold and maximum payout range and related 2019 performance targets under the 2019 Cash Bonus Program are summarized below:

% of Bonus Potential Earned [1]	Adjusted Operating Income Growth 2 3	Adjusted Trucking Operating Ratio 3 4
20%	>(25.0)%	<93.0%
200%	>5.0%	<85.0%

1	The Compensation Committee also created specific parameters for awarding bonuses for achievement of performance between the ranges set forth in this table.

2
Adjusted operating income is defined as consolidated total revenue, net of trucking fuel surcharge, less consolidated total operating expenses, net of trucking fuel surcharge. Adjusted operating income growth is calculated by taking 2019 adjusted operating income less 2018 adjusted operating income, divided by 2018 adjusted operating income.

3
Both the adjusted operating income growth and adjusted trucking operating ratio targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions.

4
Adjusted trucking operating ratio is the adjusted operating ratio (total trucking adjusted operating expenses, net of trucking fuel surcharge and intersegment transactions, divided by total trucking revenue, net of trucking fuel surcharge and intersegment transactions) for each of our trucking segments (Knight Trucking, Swift Truckload, Swift Dedicated, and Swift Refrigerated), which were recast in March 2019 into a single trucking reportable segment.

The Compensation Committee viewed the 2019 performance targets as reflecting a range of performance that was achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.
In February 2020, the Compensation Committee assessed performance under the 2019 Cash Bonus Program and determined that the 2019 performance targets were achieved at the 100% level, resulting in the following payouts to our named executive officers after the release of our 10-K for the year ended December 31, 2019:

Name	Payout
David Jackson	$800,000
Adam Miller	$487,500
Kevin Knight	$950,000
Gary Knight	$337,500
Kevin Quast	$210,000
Long-Term Incentives
In November 2019, the Compensation Committee approved the following grants of PRSUs and RSUs to the named executive officers under the Omnibus Plan:

	Target Performance-Based Long-Term Incentives (60% of Grant)		Target Time-Based Long-Term Incentives (40% of Grant)		Total Target Long-Term Incentives (in Dollars) [1]
Name	No. of PRSUs	Target (in Dollars) [1]	No. of RSUs	Target (in Dollars) [1]
David Jackson	48,556	$1,800,000	32,371	$1,200,000	$3,000,000
Adam Miller	26,706	$990,000	17,804	$660,000	$1,650,000
Kevin Knight	48,556	$1,800,000	32,371	$1,200,000	$3,000,000
Gary Knight	12,948	$480,000	8,632	$320,000	$800,000
Kevin Quast	8,092	$300,000	5,395	$200,000	$500,000

1
The number of PRSUs and RSUs granted was determined by taking the applicable target (in dollars) divided by the closing price of our common stock on the grant date ($37.07). Please refer to the Summary Compensation Table and the Grants of Plan Based Awards table below for details regarding the fair value of these awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

The PRSUs have a three-year performance period commencing January 1, 2020, and ending December 31, 2022.The performance targets for the one-half of the PRSUs relate to the compound annual growth rate in adjusted earnings per share (“Adjusted EPS CAGR”) and adjusted trucking operating ratio (the “Company Performance PRSUs”). The performance targets for the other one-half of the PRSUs relate to the ranking of the Company’s Total Revenue CAGR and the Company’s Return on Net Tangible Assets compared to a relative peer group of public truckload carriers selected by the Compensation Committee (the “Relative Performance PRSUs”). The relative peer group for the Relative Performance PRSUs consists of the following public truckload carriers: Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd., Schneider National, Inc., USA Truck Inc., U.S. Xpress Enterprises, Inc., and Werner Enterprises, Inc. (collectively, the “Relative Peer Group”). With input from Pearl Meyer, the PRSU performance targets were reviewed and approved by the Compensation Committee after consultation with Messrs. Jackson, Miller, and Kevin Knight. The PRSU performance targets do not reflect any opinion or projection of management concerning Adjusted EPS CAGR or adjusted trucking operating ratio expectations for the performance period.

2019 PRSU Payout and Performance Range — The payout range and related performance goals for the Company Performance PRSUs are summarized below:

		Adjusted Trucking Operating Ratio
		>95.0%	<95.0%-93.0%	<93.0%-91.0%	<91.0%-89.0%	<89.0%-87.0%	<87.0%
Adjusted EPS CAGR	<-2.0%	0%	0%	0%	0%	0%	0%
	>-2.0% - 0.0%	0%	20%	40%	60%	80%	100%
	>0.0% - 2.0%	0%	40%	60%	80%	100%	120%
	>2.0% - 4.0%	0%	60%	80%	100%	120%	140%
	>4.0% - 6.0%	0%	80%	100%	120%	140%	160%
	>6.0%-8.0%	0%	100%	120%	140%	160%	180%
	>8.0%	0%	120%	140%	160%	180%	200%

The payout range and related performance goals for the Relative Performance PRSUs are summarized below.

		CAGR Total Revenue Growth (%)
	Rank	8	7	6	5	4	3	2	1
Return on Net Tangible Assets	8	0%	0%	0%	0%	10%	20%	35%	50%
	7	0%	0%	0%	10%	20%	30%	45%	60%
	6	0%	0%	0%	25%	35%	50%	60%	75%
	5	0%	25%	35%	45%	55%	70%	85%	100%
	4	25%	40%	55%	70%	85%	100%	110%	125%
	3	40%	55%	70%	85%	100%	115%	130%	150%
	2	60%	70%	80%	100%	115%	130%	150%	175%
	1	75%	85%	95%	110%	125%	150%	175%	200%

The number of PRSUs earned will be increased by 25% if our compound annual total stockholder return (“TSR”) exceeds the 75th percentile of the Benchmarking Peer Group (as defined below) over the performance period. Conversely, the number of PRSUs earned will be decreased by 25% if our TSR is below the 40th percentile of the Benchmarking Peer Group for the performance period. The TSR for the Company and for any peer will be determined by the annual compound growth rate between the average stock price of each company considered in the Benchmarking Peer Group for the 60 trading days prior to the grant date, and the average stock price of each company in the Benchmarking Peer Group for the final 60 trading days of the performance period, with dividends reinvested at the closing stock price of the applicable stock on the date the dividend is declared.
The actual number of restricted shares earned pursuant to this grant of PRSUs will be determined following the conclusion of the performance period based upon actual performance relative to the performance targets, and any earned restricted shares will vest on January 31, 2023. Mr. Kevin Knight’s PRSUs will settle in cash upon vesting, while the PRSUs granted to the other named executive officers will be settled in shares of our common stock.
The time-based RSUs vest in three installments as follows: 34% on January 31, 2021, 33% on January 31, 2022, and 33% on January 31, 2023. In determining to grant time-based equity awards, the Compensation Committee considered, among other things, the important role of RSUs in encouraging long-term retention of an executive team that has successfully led a merger integration effort and is managing the largest truckload carrier in North America. Mr. Kevin Knight’s RSUs will settle in cash upon vesting, while the RSUs granted to the other named executive officers will be settled in shares of our common stock.
Compensation Decisions for 2020
In February 2020, the Compensation Committee approved our cash bonus plan for 2020 (the “2020 Cash Bonus Plan”) pursuant to our Omnibus Plan. Under the 2020 Cash Bonus Plan, certain of our employees, including our named executive officers, are eligible to earn incremental cash bonuses upon satisfaction of 2020 performance targets related to adjusted operating income growth and adjusted trucking operating ratio. The structure of the 2020 Cash Bonus Plan, including each named executive officer’s target bonus potential, is the same as the 2019 Cash Bonus Plan.
The Compensation Committee established the 2020 performance targets in February 2020, without the benefit of being able to consider the recent developments and uncertainty surrounding the outbreak of the novel coronavirus disease, COVID-19. The Compensation Committee may evaluate performance and/or future awards in light of the business environment as it determines appropriate, subject to the terms of the Omnibus Plan.

Tax Deductibility Under Section 162(m)
U.S. federal income tax law generally prohibits publicly held companies from deducting compensation paid to certain executive officers that exceeds $1 million during the tax year. Historically, Section 162(m) of the Code ("Section 162(m)"), provided an exemption from the deductibility limit for certain compensation that was "performance-based" and meet various requirements as set forth under Section 162(m). The 2017 Tax Cuts and Jobs Act repealed this exemption, and now compensation paid to such executive officers in excess of $1 million in 2018 and later is no longer deductible, even if performance-based, unless it meets certain limited transition relief pursuant to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. Consequently, while the Compensation Committee intended that certain incentive awards granted to our named executive officers on or prior to November 2, 2017 be deductible as “performance-based compensation,” it cannot ensure that result due to uncertainties as to the application of transition relief. The Compensation Committee will continue to analyze the impact that Section 162(m) and the potential lack of deduction associated with amounts paid in excess of the deduction limit may have on the Company. The Compensation Committee retains the autonomy to make decisions with respect to the Company’s compensation programs that are based on factors other than Section 162(m) and the tax consequences related thereto. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).
Benchmarking Compensation
The Compensation Committee uses a peer group of companies to assess whether our compensation programs are competitive in structure and amount. Our executive compensation is not determined by any formula or ranking within the Benchmarking Peer Group. However, our total stockholder return, compared to the Benchmarking Peer Group’s total stockholder return, does affect the payout percentage under our PRSUs and the vesting Relative Performance PRSUs depends on the Company’s performance relative to the Relative Peer Group.
The Compensation Committee, with the advice of Pearl Meyer, considers several criteria to determine our peer group from time to time, such as whether companies (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider us a peer, (v) would be considered our peer by proxy advisory services, and (vi) are within a reasonable range in terms of percentile rank with the Company in key financial metrics, such as revenue, total assets, asset intensity, and market capitalization. Our peer group for 2019 (the “Benchmarking Peer Group”) was as follows:

C.H. Robinson Worldwide, Inc.	Landstar System, Inc.
Forward Air Corporation	Old Dominion Freight Line, Inc.
Genesee & Wyoming Inc.	Ryder System, Inc.
Heartland Express, Inc.	Saia, Inc.
Hub Group, Inc.	Schneider National, Inc.
J.B. Hunt Transport Services, Inc.	Werner Enterprises, Inc.
Kansas City Southern	XPO Logistics, Inc.
Based on publicly-available data as of year-end 2019, the Company is positioned relative to the Benchmarking Peer Group as follows: at approximately the 62nd percentile in total revenue, the 80th percentile in total assets, and the 63rd percentile in market capitalization. The Company’s larger size relative to the peer median results from the fact that finding companies of comparable size with a similar business is challenging due to the Company’s position as one of the country’s largest trucking firms. During 2020, the Compensation Committee, with the assistance of Pearl Meyer, will review the Benchmarking Peer Group again for continued relevancy.
Risk Considerations Regarding Compensation
We believe that the structure of our executive compensation program provides an appropriate mix of cash, equity, and other compensation. We believe that the different time horizons and metrics used in the annual and long-term elements of compensation provide incentives to achieve annual and long-term financial and operating goals and superior stockholder returns relative to our peer group. Each element of compensation has been designed and is administered in a manner intended to minimize potential risks to the Company. We believe that our executive compensation program aligns the interests of named executive officers with those of the Company’s stockholders. Moreover, we have determined that any risks arising from the Company’s compensation policies and practices for all of its employees are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership and Retention Policy
Our Stock Ownership and Policy requires our key officers, as designated under the policy, to meet certain minimum stock ownership requirements. Currently, our named executive officers have the following ownership requirements under the Stock Ownership and Retention Policy:

Name	Executive Retention Amount
David Jackson	5x Base Salary
Adam Miller	3x Base Salary
Kevin Knight	5x Base Salary
Gary Knight	3x Base Salary
Kevin Quast	2x Base Salary
Our Stock Ownership and Retention Policy also requires key officers, including our named executive officers, to retain at least 50% of certain shares for two years after the date they are earned, as more fully described under the heading “The Board of Directors and Corporate Governance-Stock Trading Policy, Anti-Pledging and Hedging Policy, and Related Matters.” All of our named executive officers are currently in compliance with the Stock Ownership and Retention Policy.
Hedging and Pledging Policy
Our Anti-Pledging and Hedging Policy limits the pledging and hedging of the Company’s securities by certain individuals, including our named executive officers. The Anti-Pledging and Hedging Policy permits Kevin Knight and Gary Knight to continue certain existing pledging and hedging transactions, but requires them to reduce the number of shares subject to such transactions by 50% by October 1, 2020. The Anti-Pledging and Hedging Policy does not have a hardship exemption. The Anti-Pledging and Hedging Policy is more fully described under the heading “The Board of Directors and Corporate Governance-Stock Trading Policy, Anti-Pledging and Hedging Policy, and Related Matters.”
Clawback Policy
In the event of a significant financial restatement (including an event specified in Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), or other applicable law, we may require, to the fullest extent permitted by applicable law, that an employee covered by the policy, including our named executive officers, forfeit or reimburse us for any incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to such employee at any time during the performance period relating to the applicable incentive-based compensation, in the sole and absolute discretion of the Compensation Committee. The Clawback Policy has a three year look-back period.

Summary Compensation Table
The following table summarizes the compensation earned by our named executive officers in the fiscal years noted.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [1]	All Other Compensation ($) [2]	Total ($)
David Jackson President and CEO	2019	800,000	—	3,031,040[3]	—	800,000	14,740	4,645,780
	2018	749,193	—	2,823,794	—	1,600,000	13,600	5,186,587
	2017 [4]	186,058	200,000	1,482,310	—	217,500	410,231	2,496,099
Adam Miller CFO and Treasurer	2019	650,000	—	1,667,078 [3]	—	487,500	14,032	2,818,610
	2018	480,565	—	1,540,273	—	975,000	10,132	3,005,970
	2017 [4]	101,442	200,000	543,501	—	108,000	256,712	1,209,655
Kevin Knight Executive Chairman	2019	950,000	—	3,031,040 [3]	—	950,000	275,560	5,206,600
	2018	919,149	—	3,080,478	—	1,900,000	262,931	6,162,558
	2017 [4]	211,346	1,000,000	2,964,618	—	270,000	3,084,890	7,530,854
Gary Knight Vice Chairman	2019	450,000	—	808,257 [3]	—	337,500	20,184	1,615,941
	2018	413,617	—	821,456	—	675,000	13,384	1,923,457
	2017 [4]	86,596	1,000,000	444,693	—	36,000	3,626	1,570,915
Kevin Quast COO of Swift	2019	350,313	—	505,142 [3]	—	210,000	16,223	1,081,678
	2018	300,965	—	462,065	—	420,000	9,736	1,192,766

1
The amounts represent the amount earned in such year under our short-term cash incentive plan, notwithstanding the year in which it was paid. See “Compensation Discussion and Analysis - Elements of 2019 Executive Compensation - Annual Cash Bonus” for further information.

2	Refer to the All Other Compensation table for more detailed information about compensation reported in this column.

3
These amounts represent the aggregate grant date fair value of time-vested RSUs and PRSUs granted on November 18, 2019. Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Quast received 32,371, 17,804, 32,371, 8,632, and 5,395 time-vested RSUs and 48,556, 26,706, 48,556, 12,948, and 8,092 PRSUs, respectively. The fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $37.07 per share, the closing price of our common stock on the grant date. The fair value of the PRSUs was computed in accordance with FASB ASC Topic 718, which was $37.71 per share. The amounts for the PRSUs reflect our accounting expense to be recognized over the vesting period of the PRSUs awarded, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. The number of shares ultimately issued pursuant to the PRSUs granted in 2019 varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $37.71 per share grant date fair value reflects the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. Assuming both the performance conditions and stockholder return conditions are achieved at the highest level, and using a per share grant date fair value equal to the closing price of our common stock on the grant date ($37.07), the grant date fair value of the PRSUs would be $4,499,927, $2,474,979, $4,499,927, $1,199,956, and $749,926 for Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Quast, respectively. It would not be appropriate to use the $37.71 per share grant date fair value for purposes of this assumed maximum achievement of the PRSUs granted in 2019 because the $37.71 per share grant date fair value already accounts for the probable outcome of the stockholder return conditions under the Monte Carlo Simulation Valuation model. For additional information on the valuation assumptions with respect to the grants, refer to Note 21, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2019, as filed with the SEC.

4
For 2017, the information relates only to compensation paid by Knight-Swift during the period on and after the Merger Date (i.e. from September 8, 2017 until December 31, 2017), and does not include compensation that Knight paid prior to the 2017 Merger.

All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($) [1]	Contributions to 401(k) Plan ($) [2]	Total ($)
David Jackson	2019	11,990[3]	2,750	14,740
Adam Miller	2019	8,532[3]	5,500	14,032
Kevin Knight	2019	267,160[4]	8,400	275,560
Gary Knight	2019	11,784[3]	8,400	20,184
Kevin Quast	2019	7,823[3]	8,400	16,223

1
This column represents the total amount of perquisites and other personal benefits provided to the named executive officer. Each perquisite and personal benefit is valued on the basis of the aggregate incremental cost to the Company.

2	Represents matching 401(k) plan contributions.

3	For each of these named executive officers, the amount represents compensation for vehicle allowance.

4
Of the total disclosed amount for Kevin Knight, $17,160 is attributable to his vehicle allowance and $250,000 is attributable to his air travel allowance. The air travel allowance was computed based on the amount paid by the Company to Kevin Knight for such perquisite.

Grants of Plan-Based Awards
The following table provides estimated information about non-equity and equity plan-based awards that were granted to the named executive officers in 2019.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Jackson	—	160,000	800,000	1,600,000	—	—	—	—	—
	11/18/2019	—	—	—	1,821	48,556	121,390	—	1,831,047[4]
	11/18/2019	—	—	—	—	—	—	32,371	1,199,993[5]
Adam Miller	—	97,500	487,500	975,000	—	—	—	—	—
	11/18/2019	—	—	—	1,001	26,706	66,765	—	1,007,083[4]
	11/18/2019	—	—	—	—	—	—	17,804	659,994[5]
Kevin Knight	—	190,000	950,000	1,900,000	—	—	—	—	—
	11/18/2019	—	—	—	1,821	48,556	121,390	—	1,831,047[4]
	11/18/2019	—	—	—	—	—	—	32,371	1,199,993[5]
Gary Knight	—	67,500	337,500	675,000	—	—	—	—	—
	11/18/2019	—	—	—	486	12,948	32,370	—	488,269[4]
	11/18/2019	—	—	—	—	—	—	8,632	319,988[5]
Kevin Quast	—	42,000	210,000	420,000	—	—	—	—	—
	11/18/2019	—	—	—	303	8,092	20,230	—	305,149[4]
	11/18/2019	—	—	—	—	—	—	5,395	199,993[5]

1
Represents the range of potential cash payments under the annual performance bonuses that Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Quast could have earned under the 2019 Cash Bonus Plan, as described under the heading “Compensation Discussion and Analysis - Elements of 2019 Executive Compensation - Annual Cash Bonus.” For awards under the 2019 Cash Bonus Plan, (i) Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Quast had bonus potentials of 100%, 75%, 100%, 75%, and 60% of year-end annualized base salary, respectively, (ii) threshold was set at 20% of the bonus potential, (iii) target was set at 100% of the bonus potential, and (iv) maximum was set at 200% of the bonus potential. Based on 2019 performance, Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Quast earned a cash bonus of 100% of their respective cash bonus potential.

2
These columns represent the potential shares issuable in connection with 2019 PRSUs for each of Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Quast under the Omnibus Plan, for which target awards were approved by the Compensation Committee on November 18, 2019, as described under the heading “Compensation Discussion and Analysis-Elements of 2019 Executive Compensation-Long-Term Incentives.” The threshold was set at 3.75% of target and maximum was set at 250% of target. The PRSUs were granted at target and will not be earned, and the actual number of PRSUs finally earned will not be finally determined, until the expiration of the three-year performance period on December 31, 2022. The number of shares ultimately earned will vest on January 31, 2023, subject to certain conditions set forth in the grant agreement.

3	Represents an award of RSUs under the Omnibus Plan. The RSUs vest in three installments as follows: 34% on January 31, 2021; 33% on January 31, 2022; and 33% on January 31, 2023.

4
The amount disclosed represents the aggregate grant date fair value of the PRSUs granted in 2019 computed in accordance with FASB ASC Topic 718, which was $37.71 per share. These amounts reflect our accounting expense to be recognized over the vesting period of the PRSUs granted in 2019, and do not necessarily correspond to the actual value that will be recognized by the named executive officer. The number of shares ultimately issued pursuant to the PRSUs varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $37.71 per share grant date fair value reflects the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. The grant to Mr. Kevin Knight is to be settled in cash. For additional information on the valuation assumptions with respect to the grants, refer to Note 21, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2019, as filed with the SEC. Dividends accrue on the unvested PRSUs and are paid in cash when and if the underlying award vests.

5
The grant date fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $37.07 per share, the closing price of our common stock on the grant date. The grant to Mr. Kevin Knight is to be settled in cash. Dividends accrue on the unvested RSUs and are paid in cash when and if the underlying award vests.

Outstanding Equity Awards at Fiscal Year-end
The following table provides information on the current equity holdings for each of the named executive officers. This table includes unvested RSUs and PRSUs as of December 31, 2019. Each equity grant is shown separately for each named executive officer.

Name	Stock Awards
	Stock Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
David Jackson	10/30/2009	13,950 [2]	499,968	—	—
	05/31/2017	10,795 [3]	386,893	—	—
	11/09/2017	10,246 [4]	367,217	—	—
	11/09/2017	—	—	23,286 [5]	834,570
	11/12/2018	33,465 [6]	1,199,386	—	—
	11/12/2018	—	—	50,198 [7]	1,799,096
	11/18/2019	32,371 [8]	1,160,177	—	—
	11/18/2019	—	—	48,556 [9]	1,740,247
Adam Miller	10/30/2009	6,200 [2]	222,208	—	—
	05/31/2017	5,398 [3]	193,464	—	—
	11/09/2017	3,757 [4]	134,651	—	—
	11/09/2017	—	—	8,538 [5]	306,002
	11/12/2018	18,254 [6]	654,223	—	—
	11/12/2018	—	—	27,381 [7]	981,335
	11/18/2019	17,804 [8]	638,095	—	—
	11/18/2019	—	—	26,706 [9]	957,143
Kevin Knight	10/30/2009	15,500 [2]	555,520	—	—
	05/31/2017	6,747 [3]	241,812	—	—
	11/09/2017	20,492 [4]	734,433	—	—
	11/09/2017	—	—	46,572 [5]	1,669,140
	11/12/2018	36,507 [6]	1,308,411	—	—
	11/12/2018	—	—	54,761 [7]	1,962,634
	11/18/2019	32,371 [8]	1,160,177	—	—
	11/18/2019	—	—	48,556 [9]	1,740,247
Gary Knight	10/30/2009	9,300 [2]	333,312	—	—
	05/31/2017	1,800 [3]	64,512	—	—
	11/09/2017	3,074 [4]	110,172	—	—
	11/09/2017	—	—	6,986 [5]	250,378
	11/12/2018	9,735 [6]	348,902	—	—
	11/12/2018	—	—	14,603 [7]	523,372
	11/18/2019	8,632 [8]	309,371	—	—
	11/18/2019	—	—	12,948 [9]	464,056
Kevin Quast	10/30/2009	12,400 [2]	444,416	—	—
	05/31/2017	2,699 [3]	96,732	—	—
	11/09/2017	1,367 [4]	48,993	—	—
	11/09/2017	—	—	3,105 [5]	111,283
	11/12/2018	5,476 [6]	196,260	—	—
	11/12/2018	—	—	8,214 [7]	294,390
	11/18/2019	5,395 [8]	193,357	—	—
	11/18/2019	—	—	8,092 [9]	290,017

1
Market value of RSUs and PRSUs is calculated by multiplying the number of restricted shares that have not vested by the closing market price of our common stock on December 31, 2019, which was $35.84 per share.

2	Of the unvested RSUs, approximately 22.6% vested on January 31, 2020, and approximately 25.8% will vest on each of January 31, 2021, 2022, and 2023.

3	Of the unvested RSUs, approximately 33% of the unvested RSUs will vest on each of May 31, 2020, 2021, and 2022.

4	Of the unvested RSUs, approximately 50% vested on January 31, 2020 and approximately 50% will vest on January 31, 2021. The grant to Mr. Kevin Knight is to be settled in cash.

5
The number of unvested PRSUs under the awards granted in 2017 reflects the target shares payable with respect to such awards in the event that certain performance targets and stockholder return conditions are met, which is based upon our performance for the three-year period starting January 1, 2018 and ending December 31, 2020 and SEC guidance, and does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period ending December 31, 2020. The number of shares ultimately issued pursuant to the PRSUs granted in 2017 varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period on December 31, 2020. The shares ultimately earned will vest on January 31, 2021, subject to certain conditions set forth in the grant agreement. The grant to Mr. Kevin Knight is to be settled in cash.

6	Of the unvested RSUs, approximately 34% vested on January 31, 2020 and 33% will vest on each of January 31, 2021 and 2022. The grant to Mr. Kevin Knight is to be settled in cash.

7
The number of unvested PRSUs under the awards granted in 2018 reflects the target shares payable with respect to such awards in the event that certain performance targets and stockholder return conditions are met, which is based upon our performance for the three-year period starting January 1, 2019 and ending December 31, 2021 and SEC guidance, and does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period ending December 31, 2021. The number of shares ultimately issued pursuant to the PRSUs granted in 2018 varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period on December 31, 2021. The shares ultimately earned will vest on January 31, 2022, subject to certain conditions set forth in the grant agreement. The grant to Mr. Kevin Knight is to be settled in cash.

8	The RSUs vest in three installments as follows: 34% on January 31, 2021; 33% on January 31, 2022; and 33% on January 31, 2023. The grant to Mr. Kevin Knight is to be settled in cash.

9
The number of unvested PRSUs under the awards granted in 2019 reflects the target shares payable with respect to such awards in the event that certain performance targets and stockholder return conditions are met, which is based upon our performance for the three-year period starting January 1, 2020 and ending December 31, 2022 and SEC guidance, and does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period ending December 31, 2022. The number of shares ultimately issued pursuant to the PRSUs granted in 2019 varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period on December 31, 2022. The shares ultimately earned will vest on January 31, 2023, subject to certain conditions set forth in the grant agreement. The grant to Mr. Kevin Knight is to be settled in cash.

Option Exercises and Stock Vested in 2019
The following table sets forth information regarding the values realized by our named executive officers upon the exercising of stock options and vesting of RSUs during 2019, and such values reflect the total pre-tax value realized by each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Acquired on Vesting ($) [1]
David Jackson	—	—	12,476	381,325
Adam Miller	—	—	5,334	161,961
Kevin Knight	—	—	16,805	524,315
Gary Knight	—	—	4,583	143,044
Kevin Quast	—	—	4,803	148,796

1	Calculated by multiplying the aggregate number of shares vested by the closing market price of our common stock on the dates the shares vested.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) [1]	Aggregate Withdrawals/ Distributions in Last FY ($)[2]	Aggregate Balance at Last FYE ($)[3]
David Jackson	—	—	71,406	79,740	181,027
Adam Miller	—	—	—	—	—
Kevin Knight	—	—	821,731	—	2,715,221
Gary Knight	—	—	—	—	—
Kevin Quast	—	—	—	—	—

1
These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table. For Mr. Jackson, who deferred the receipt of 7,464 PRSUs in our 2017 fiscal year, the gains include the change in the closing price per share of our common stock from December 31, 2018 ($25.07) and January 31, 2019 ($31.75), with respect to 2,488 PRSUs that were delivered on January 31, 2019, and the change in the closing price per share of our common stock from December 31, 2018 ($25.07) and December 31, 2019 ($35.84), plus $0.06 of cash dividends per share declared for each quarter in fiscal year 2019, with respect to 4,976 PRSUs. For Mr. Kevin Knight, who deferred the receipt of 74,635 PRSUs in our 2017 fiscal year, the gains include the change in the closing price per share of our common stock from December 31, 2018 ($25.07) and December 31, 2019 ($35.84), plus $0.06 of cash dividends per share declared for each quarter in fiscal year 2019

2	Represents the delivery of 2,488 PRSUs on January 31, 2019, including the payment of accrued dividends with respect to such PRSUs.

3
For Mr. Jackson, the amount deferred represents deferral of 7,464 PRSUs during our 2017 fiscal year that vested on the Knight-Swift Merger Date, of which 2,488 were delivered on January 31, 2019, 2,488 were delivered on January 31, 2020, and 2,488 will be delivered on January 31, 2021. For Mr. Kevin Knight, the amount deferred represents deferral of 74,635 PRSUs during our 2017 fiscal year that vested on the Knight-Swift Merger Date, to be delivered within six months of the date of his employment terminates. The Company accrues for cash dividends on the deferred PRSUs in an amount equal to the amount of cash dividend each of Messrs. Jackson and Knight would have received had the deferred PRSUs been actual shares of our common stock on the date of the cash dividend payment to stockholders. The accrued cash dividends will be paid to each of Messrs. Jackson and Kevin Knight when the underlying shares of our common stock are distributed to each of Messrs. Jackson and Kevin Knight.

Potential Payments Upon Termination or Change of Control
Outstanding RSUs and PRSUs held by our named executive officers will become subject to immediate vesting upon the occurrence of certain circumstances in which the recipient dies or becomes disabled, notwithstanding that such RSUs and PRSUs may not have otherwise been fully vested. Additionally, outstanding PRSUs held by our named executive officers will become subject to immediate vesting in the event of a “Change of Control” (or for performance awards granted in November 2018 and later, a change of control together with termination for convenience (as defined in the award agreement) or a termination for Good Reason (as defined in the award agreement)) notwithstanding that such PRSUs may not have otherwise been fully vested. The estimated value of RSUs and PRSUs that would have vested for Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Quast as of December 31, 2019, under the acceleration scenarios described above is set forth in the table below. The value was calculated by multiplying the closing market price of our common stock on December 31, 2019 ($35.84 per share), by the number of shares underlying accelerated awards. For additional information on the number of currently unvested RSUs and PRSUs that may immediately vest in the event of a change of control, please refer to “Outstanding Equity Awards at Year-End.”

Name/Event	Value of Accelerated RSUs ($)	Value of Accelerated PRSUs ($)	Total ($)
David Jackson
Change of Control without Qualifying Change of Control Termination	—	834,570	834,570
Change of Control with Qualifying Change of Control Termination	—	4,373,913	4,373,913
Death/Disability	3,613,641	4,373,913	7,987,554
Adam Miller
Change of Control without Qualifying Change of Control Termination	—	306,002	306,002
Change of Control with Qualifying Change of Control Termination	—	2,244,480	2,244,480
Death/Disability	1,842,641	2,244,480	4,087,121
Kevin Knight
Change of Control without Qualifying Change of Control Termination	—	1,669,140	1,669,140
Change of Control with Qualifying Change of Control Termination	—	5,372,021	5,372,021
Death/Disability	4,000,353	5,372,021	9,372,374
Gary Knight
Change of Control without Qualifying Change of Control Termination	—	250,378	250,378
Change of Control with Qualifying Change of Control Termination	—	1,237,806	1,237,806
Death/Disability	1,166,269	1,237,806	2,404,075
Kevin Quast
Change of Control without Qualifying Change of Control Termination	—	111,283	111,283
Change of Control with Qualifying Change of Control Termination	—	695,690	695,690
Death/Disability	979,758	695,690	1,675,448
Pay Ratio Disclosure
We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our median employee and the annual total compensation of Mr. Jackson, our CEO, as required by Section 953(b) of the Dodd-Frank Act.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
The median employee was originally determined as of December 31, 2017. For 2019, we used the same median employee, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. We calculated our median employee’s annual total compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $46,648. The median employee’s annual total compensation includes salary, as well as incentive payments. The median employee did not receive equity awards, company matching contributions to our 401(k) plan, or health or other fringe benefits. Median employee compensation reflects that, as of December 31, 2019, approximately 4.9% of our employees were student drivers, which had the effect of lowering our median employee compensation.

For 2019, our last completed fiscal year:

•	The annual total compensation of our median employee was $46,648; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $4,645,780.
Based on this information, the ratio of the annualized annual total compensation of our CEO to the annual total compensation of our median employee was 100 to 1.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by our named executive officers and our directors, and by all of our directors and executive officers as a group.  Share information for BlackRock, Inc., The Vanguard Group, and FMR LLC (and related persons) is based on Schedule 13G/As filed by these entities, as further described in the applicable footnotes. We had outstanding 169,774,814 shares of common stock as of the Record Date.

Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership [2]	Percent of Class [2]
Named executive officers and directors:
David Jackson [3]	41,692	*
Adam Miller [4]	32,304	*
Kevin Knight [5]	2,339,238	1.4%
Gary Knight [6]	3,008,539	1.8%
Kevin Quast [7]	77,525	*
Michael Garnreiter [8]	14,431	*
Kathryn Munro [9]	17,834	*
Roberta Roberts Shank [10]	13,530	*
Robert Synowicki, Jr. [11]	12,332	*
David Vander Ploeg [12]	24,047	*
All current directors and executive officers as a group (17 persons)	5,646,462	3.3%
Other 5% stockholders - Moyes and affiliated holdings:
Moyes Parties to Stockholders Agreement [13]	39,619,025	23.3%
Cactus Holding Company, LLC [14]	10,751,311	6.3%
M Capital Group Investors II, LLC [15]	18,873,395	11.1%
Other unaffiliated third-party holdings:
BlackRock, Inc. [16]	12,305,825	7.2%
FMR LLC [17] Abigail P. Johnson [17]	25,596,624	15.1%
The Vanguard Group [18]	10,945,049	6.4%

*	Represents less than 1.0% of the outstanding common stock.

1
The address of each named executive officer, executive officer, and director, is 20002 North 19th Avenue, Phoenix, Arizona 85027. The address for the Moyes Parties to the Moyes Stockholders Agreement and M Capital Group Investors II, LLC is 2710 E. Old Tower Road, Phoenix, Arizona 85034. The address for BlackRock is 55 East 52nd Street, New York, New York 10055. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2
In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of common stock and (a) underlying options that are currently exercisable or will be exercisable within 60 days from the Record Date, and (b) unvested RSUs that are scheduled to vest within 60 days from the Record Date. Shares of common stock underlying stock options that are currently exercisable or will be exercisable within 60 days from the Record Date and unvested RSUs that are scheduled to vest within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and/or unvested RSUs, and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

3	Includes 41,692 shares held directly by David Jackson.

4	Includes 32,304 shares held directly by Adam Miller.

5
Includes (a) 2,337,215 shares beneficially owned by Kevin Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; and (b) 2,023 shares held directly by Kevin Knight. Kevin Knight has pledged as security 1,250,000 of the shares that he beneficially owns.

6
Includes 3,008,539 shares beneficially owned by Gary Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement. Gary Knight has pledged as security 1,400,000 of the shares that he beneficially owns.

7
Includes (a) 14,570 shares held directly by Kevin Quast; and (b) 62,955 shares beneficially by Kevin Quast over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.

8	Includes 14,431 shares held directly by Michael Garnreiter.

9	Includes 17,834 shares beneficially owned by Kathryn Munro over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement.

10
Includes (a) 3,661 shares beneficially owned by Roberta Roberts Shank over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement; and (b) 9,869 shares held directly by Roberta Roberts Shank.

11	Includes 12,332 shares held directly by Robert Synowicki, Jr.

12	Includes 24,047 shares owned by David Vander Ploeg over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.

13
Includes (a) 22,654 shares held by Jerry Moyes and his wife, Vickie Moyes, as community property under the laws of the State of Arizona and over which they share voting and dispositive power; (b) 10,751,311 shares held by Cactus Holding Company, LLC (“Cactus I”), over which Jerry and Vickie Moyes have sole voting and dispositive power, and all of which have been pledged as security;(c) 758,791 shares held by Cactus Holding Company II, LLC (“Cactus II”), over which Jerry and Vickie Moyes have sole voting and dispositive power, all of which have been pledged as security; (d) 3,721,950 shares held by M Capital Group Investors, LLC (“M Capital I”), over which Michael Moyes and LynDee Moyes Nester share voting and dispositive power; (e) 18,873,395 shares held by M Capital Group Investors II, LLC (“M Capital II”), over which Jerry and Vickie Moyes have sole voting and dispositive power, and of which 18,715,691 have been pledged as security; (f) 2,475,000 shares held by M Six Investors, LLC (“M Six”), over which Michael Moyes and LynDee Moyes Nester share voting and dispositive power and of which 1,668,300 have been pledged as security; (g) 2,583,924 shares held by M Dynasty Capital, LLC (“M Dynasty”), over which LynDee Moyes Nester has sole voting and dispositive power; (h) 144,000 shares held by five trusts for the benefit of Jerry and Vickie Moyes’ children, over which Michael Moyes has sole voting and dispositive power; and (i) 288,000 shares held by a trust for the benefit of one of Jerry and Vickie Moyes’ children, over which LynDee Moyes Nester has sole voting and dispositive power. The Company, Jerry Moyes, Vickie Moyes, Michael Moyes, LynDee Moyes Nester, Cactus I, Cactus II, M Capital I, M Capital II, and M Six, are party to that certain Moyes Stockholders Agreement dated as of April 9, 2017 (the “Moyes Stockholders Agreement”). As a result, these persons may be deemed to be a “group” under Section 13 of the Exchange Act. Mr. and Mrs. Moyes disclaim beneficial ownership of the shares held by M Capital I and M Capital II except to the extent of their pecuniary interest therein.

14
Includes shares held directly by Cactus I. Jerry and Vickie Moyes have sole voting and dispositive power over these shares. These shares are also included in the aggregate beneficial ownership of the parties to the Moyes Stockholders Agreement above. All of these shares have been pledged as security.

15
Includes shares held directly by M Capital II. Jerry and Vickie Moyes have sole voting and dispositive power over these shares. These shares are also included in the aggregate beneficial ownership of the parties to the Moyes Stockholders Agreement above. Mr. and Mrs. Moyes disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. 18,715,691 of these shares have been pledged as security.

16
As reported on Schedule 13G/A filed with the SEC on February 5, 2020, which indicates that BlackRock, Inc. has sole voting power over 11,574,577 shares and sole dispositive power over 12,305,825 shares.  It has shared voting power and shared dispositive power over no shares.

17
As reported on Schedule 13G/A filed with the SEC on February 7, 2020, which indicates that (a) FMR LLC has sole voting power over 1,147,197 shares, sole dispositive power over 25,596,624 shares, and shared voting and shared dispositive power over no shares; and (b) Abigail P. Johnson has sole dispositive power over 25,596,624 shares, and sole voting power, shared voting power, and shared dispositive power over no shares.

18
As reported on Schedule 13G/A filed with the SEC on February 12, 2020, which indicates that The Vanguard Group has sole voting power over 89,571 shares and sole dispositive power over 10,832,951 shares. It has shared voting power over 32,767 shares and shared dispositive power over 112,098 shares.

Proposal No. 2:
Advisory, Non-Binding Vote to Approve Executive Compensation
The Dodd-Frank Act enables our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act.
As discussed in our CD&A, the principal objectives of our executive compensation program are to attract, retain, and motivate talented executives by rewarding strong business results and performance. This is done through the alignment of the executive’s interests with stockholder interests. The objectives are based on the certain core principles that we explain in greater detail in the CD&A section of this proxy statement.
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our 2019 executive compensation policies and practices for named executive officers. At the upcoming 2021 annual meeting of stockholders, we will again hold an advisory, non-binding vote to approve the compensation of our named executive officers. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Knight-Swift Transportation Holdings Inc. approve, on an advisory and non-binding basis, the compensation paid to the named executive officers as disclosed pursuant to Item 402 of SEC Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders.
Although this is an advisory vote that will not be binding on the Compensation Committee, or the Board, the Compensation Committee will carefully review the results of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE
FOR
PROPOSAL TWO

Proposal No. 3:
Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2020
Appointment of Independent Registered Public Accounting Firm
Grant Thornton audited the Company’s annual financial statements for the fiscal year ended December 31, 2019. The Audit Committee has appointed Grant Thornton to be our independent registered public accounting firm for the fiscal year ending December 31, 2020. The stockholders are asked to ratify this appointment at the Annual Meeting. Representatives of Grant Thornton will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.
Policies Regarding Independent Auditor
The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent registered public accounting firm. The Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee may pre-approve for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services. The Audit Committee must be informed about each such service that is actually provided, with reasonable detail, so that it may approve any expenses. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee or a delegated member thereof.
Each audit or non-audit service that is approved by the Audit Committee will be reflected in a written engagement letter specifying the services to be performed and the cost of such services. This approval will be signed by either a member of the Audit Committee or by an officer of the Company authorized by the Audit Committee to sign on behalf of the Company.
The Audit Committee will not approve any prohibited, non-audit service or any non-audit service that individually, or in the aggregate, may impair the independence of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Vote Required For Ratification
The Audit Committee is responsible for selecting our independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Grant Thornton as our independent registered public accounting firm for fiscal year 2020. However, the Board believes that submitting the appointment of Grant Thornton to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE
FOR
PROPOSAL THREE

Audit Committee Report
The Audit Committee assists the Board in its oversight of our financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter available at www.knight-swift.com.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an audit of our consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of, and expressing an opinion on, the effectiveness of our internal control over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2019, including a discussion of, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•	the adequacy and effectiveness of our financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting.
The Audit Committee discussed with the independent registered public accounting firm: (i) the audited consolidated financial statements for the fiscal year ended December 31, 2019 and our internal control over financial reporting as of December 31, 2019; (ii) the firm’s judgments as to the acceptability and quality of our accounting principles; and (iii) other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including those matters required to be discussed by Accounting Standards No. 1301.
In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.
The Audit Committee discussed with our internal audit department and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from Grant Thornton dated February 27, 2020, with respect to the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2019, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The Audit Committee regularly reviews with the General Counsel and internal audit any complaints received pursuant to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) and the Audit Committee Complaint Review Policy and Procedure (the “Complaint Review Policy”) and is responsible for: (i) overseeing compliance with the Code of Conduct and Complaint Review Policy; and (ii) reviewing any investigations that were conducted with respect to the Code of Conduct and the Complaint Review Policy.
This report is submitted by the Audit Committee.
Michael Garnreiter - Chairperson
David Vander Ploeg
Roberta Roberts Shank
The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

Audit and Non-Audit Fees
The following table sets forth, for fiscal years 2019 and 2018, the fees billed by the Company’s independent registered public accounting firm.

	Grant Thornton
	2019	2018
Audit Fees [1]	$2,245,000	$1,884,429
Audit-Related Fees		—
Tax Fees [2]	5,000	465
All Other Fees [3]	4,900	4,900
Total	$2,254,900	$1,889,794

1
The aggregate fees billed for professional services rendered to the Company during 2019 and 2018 for the audit of annual financial statements, reviews of the financial statements included in quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings

2	The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

3	The aggregate fees billed for access to Grant Thornton’s research tools and subscription services.
Pre-Approval Policy for Audit and Non-Audit Fees
All audit and non-audit services performed by our independent auditors are pre-approved by the Audit Committee. The respective approving parties concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2019.

Proposal No. 4:
Approval of the First Amended and Restated Certificate of Incorporation to the Board of Directors
Our Restated Certificate of Incorporation currently provides for a classified Board divided into three classes of directors, with each class elected for staggered three-year terms.
Our Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding corporate governance policies and principles, including the procedure for electing directors. At the 2019 Annual Meeting, our stockholders approved a non-binding stockholder proposal calling for the Company to take the steps necessary to declassify our Board. Following this vote, our Nominating and Corporate Governance Committee, along with our Board, reviewed the arguments in favor of, and in opposition to, a classified board structure. Supporters of a classified board structure contend that a classified board structure (i) allows directors to focus on the long-term best interest of the company and its stockholders by strengthening the independence of non-employee directors against the short-term focus of some investors and special interest, (ii) provides a stable and continuous board, allowing for the development of institutional knowledge, and (iii) reduces vulnerability to abusive takeover tactics and threats by activist investors. Opponents of a classified board structure contend that a classified board structure (i) diminishes directors’ accountability to stockholders and (ii) gives stockholders less influence over a company’s corporate governance policies. Our Nominating and Corporate Governance Committee and our Board also recognize that there is a growing consensus among stockholders and the investment community in favor of annual elections and the number of companies with classified boards continues to decline.
As a result of its review, our Nominating and Corporate Governance Committee recommended to our Board that our stockholders be afforded the opportunity to vote on amending our Restated Certificate of Incorporation to declassify our Board. While our Board recognizes there are important benefits to a classified board structure, it has determined that it is in the best interests of the Company and our stockholders to amend our Restated Certificate of Incorporation to declassify our Board and unanimously recommends that stockholders approve the proposed amendment.

If the proposed amendment is approved by our stockholders, our classified board structure will be phased-out over a three-year period beginning at the 2021 Annual Meeting, as follows:

•	At the 2020 Annual Meeting, the three Class III director nominees will be elected to three-year terms expiring at the 2023 Annual Meeting;

•
The three Class I directors whose terms expire at the 2021 Annual Meeting will continue to serve until the 2021 Annual Meeting and any director nominees at the 2021 Annual Meeting will stand for election to two-year terms expiring at the 2023 Annual Meeting;

•
The three Class II directors whose terms expire at the 2022 Annual Meeting will continue to serve until the 2022 Annual Meeting and any director nominees at the 2022 Annual Meeting will stand for election to one-year terms expiring at the 2023 Annual Meeting; and

•	Beginning with the 2023 Annual Meeting, our board will no longer be classified and all director nominees will stand for election annually.
The proposed amendment would not affect the present number of directors or our Board’s authority to change that number and to fill any vacancies or newly created directorships. If this proposed amendment is approved, our Board intends to make conforming changes to our By-laws and our Corporate Governance Guidelines. Furthermore, our Board intends that the amended By-laws will provide that any director chosen by our Board to fill a vacancy on our Board and designated to a class elected prior to the 2023 Annual Meeting will continue to hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation or removal.
Under Delaware law, directors of companies that have a classified board of directors may be removed only for cause, unless the Certificate of Incorporation provides otherwise. Delaware law provides that directors of companies that do not have a classified board of directors may be removed with or without cause. If the proposed amendment is approved, until the 2023 Annual Meeting, our directors may be removed from office only for cause by the affirmative vote of the holders of at least a majority in voting power of our issued and outstanding common stock entitled to vote in the election of directors. From and after the 2023 Annual Meeting, our directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority in voting power of our issued and outstanding common stock entitled to vote in the election of directors.
Vote Required For Approval
Approval of this proposed amendment to our Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote as of the Record Date. If this proposed amendment is approved, we intend to file a First Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, reflecting the declassification of our board. This description of the proposed amendment to our Restated Certificate of Incorporation is qualified in its entirety by reference to, and should be read in conjunction with, the full text, as proposed to be amended, attached hereto as Appendix A.
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE
FOR
PROPOSAL FOUR

Proposal No. 5:
PROPOSAL 5: APPROVAL OF THE SECOND AMENDED AND RESTATED 2014 OMNIBUS PLAN
Summary

•
The Board is asking for stockholder approval of our Second Amended and Restated 2014 Omnibus Incentive Plan to increase by [ ] the number of shares of common stock available for issuance thereunder. Equity compensation is critical for the Company to attract, motivate and retain qualified executive officers and other key personnel through competitive compensation packages, and it aligns our executives’ and stockholders’ short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.

•
The Board believes the shares remaining under the Amended and Restated 2014 Omnibus Plan (the “Omnibus Plan”) are insufficient to fulfill the Company’s objectives. If stockholders do not approve the Second Amended and Restated Omnibus Plan, the Company will have approximately 1,826,906 remaining shares under the Omnibus Plan for future awards and may need to resort to greater cash compensation to remain competitive.

•
The Board is also asking for stockholder approval of the Second Amended and Restated Omnibus Plan to extend the term for a ten-year period set to expire on May 19, 2030, and to make such other miscellaneous, administrative and conforming changes as are necessary.

•
In addition, the Board is asking for stockholder approval of the Second Amended and Restated Omnibus Plan to comply with certain stockholder advisory group guidelines and best practices, including an amendment that adds a double-trigger vesting requirement upon a change of control and amendments that disallow:

(i)	vesting periods of less than twelve months for most future awards;
(ii)	payment of dividends on unvested future awards;
(iii)	the power to vote shares underlying future awards prior to the vesting of such shares; and
(iv)
share recycling related to exercise of stock options, shares reserved for issuance upon the grant of stock appreciation rights (“SARs”) to the extent the number of reserved shares exceeds the number of shares actually issues upon the exercise of the SARs, and shares forfeited for tax withholding obligations.

Introduction
At the Annual Meeting, our stockholders are being asked to approve the proposed Second Amended and Restated Omnibus Plan to (i) increase the number of shares of common stock available for issuance thereunder by an additional [ ] shares, (ii) extend the term for a ten-year period set to expire on May 19, 2030, (iii) implement additional changes designed to comply with certain stockholder advisory group guidelines and best practices, and (iv) make such other miscellaneous, administrative and conforming changes as are necessary. As of the Record Date, there were approximately 1,826,906 shares available for issuance under the Omnibus Plan; therefore, the Second Amended and Restated Omnibus Plan would result in approximately [ ] shares being available for future awards, subject to adjustment for certain future forfeitures and to reflect the occurrence of certain events (described under “Proposal 5: Approval of the Second Amended and Restated Omnibus Plan - Description of the Omnibus Plan and the Second Amended and Restated Omnibus Plan - Adjustments Upon Certain Events” below). The Compensation Committee has approved the Second Amended and Restated Omnibus Plan and the Board has directed that it be submitted for stockholder approval at the Annual Meeting. If approval of the Second Amended and Restated Omnibus Plan is not obtained at the Annual Meeting from our stockholders, the Omnibus Plan will remain in full force and effect, and our ability to grant equity awards to attract, motivate and retain new and existing key employees, directors, officers and eligible participants (collectively, “Participants”) would be limited. In that event, to remain competitive, the Company may be required to adopt additional cash or equity related compensation programs.

Before approving the Second Amended and Restated Omnibus Plan, the Compensation Committee considered a number of factors, including share usage over the last three years, shares expected to be required in the future based upon historical practices, and shares expected to be required as the Company continues to retain and complement our leadership team. The Compensation Committee believes additional shares are needed to (i) recruit talent to fill open positions on our management team as they arise and (ii) continue to make equity-based awards to Participants, which tie a significant portion of total compensation to equity awards and align with stockholder interests. Furthermore, a significant portion of our executives’ total annual compensation is in the form of equity awards. The majority of performance-based restricted shares granted in 2019 have a performance period that extends beyond 2019. If performance targets are met, it benefits both our stockholders and our equity recipients. If performance targets are not met, the restricted shares are forfeited and our effective burn rate reduced.

In deciding to increase the number of shares available for issuance by [ ] shares, the Compensation Committee considered, among other factors:

•	the approximately 1,826,906 shares currently available for issuance under the Omnibus Plan;
•	the number of shares necessary to attract, motivate and retain qualified executive officers and other key personnel;
•	the Board’s desire to have sufficient availability to grant awards for at least the next three years;
•
our current three-year average burn rate of approximately 0.89%, calculated based upon the number of options granted plus the number of full value shares awarded times a stock volatility multiplier of 2.5, divided by our weighted average common shares outstanding;

•	the number of shares of common stock outstanding, the dilutive effects of awards, and our projected burn rate; and
•
the effect of the price of our common stock on the number of shares needed to maintain the significant percentage of our compensation packages for key employees that is currently granted in the form of equity.

In addition to the factors above, the Compensation Committee also considered the following factors, among others, when determining whether to approve the Second Amended and Restated Omnibus Plan:

•
the Board’s belief that equity-based grants to employees are a highly effective recruiting and retention tool that allows key employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and key employees with those of our stockholders;

•
the Board’s belief that if additional shares are not available for future awards, we would be required to discontinue or significantly curtail our current equity incentive program and increase the use of cash awards, which could have an adverse impact on our ability to attract, motivate and retain key employees and our results of operations; and

•
the provisions in the Second Amended and Restated Omnibus Plan designed to protect stockholders’ interests, including adding a double-trigger vesting requirement upon a change of control and provisions that disallow (i) vesting periods of less than twelve months for most future awards, (ii) payment of dividends on unvested future awards, (iii) the power to vote shares underlying future awards prior to the vesting of such shares, and (iv) share recycling related to exercise of stock options, shares available for issuance upon the grant of SARs and shares forfeited for tax withholding obligations.

Provisions Designed to Protect Stockholders
The Second Amended and Restated Omnibus Plan and our governance and compensation policies contain a number of provisions that we believe are designed to protect stockholder interests, including:

•	prohibition of share recycling related to exercise of stock options, shares available for issuance upon the grant of SARs and shares forfeited for tax withholding obligations;
•	prohibition of the repricing of stock options without stockholder approval;
•	prohibition of the issuance of stock options with an exercise price less than the fair market value of the common stock on the grant date;
•	limiting the maximum term of a stock option to ten years;
•
prohibition of (i) payment of dividends on unvested future awards, (ii) the power to vote shares underlying awards prior to the vesting of such, and (iii) vesting periods less than twelve months for most future awards;

•	double-trigger vesting requirement upon a change of control;
•	administration of the Second Amended and Restated Omnibus Plan by the Compensation Committee, which is comprised entirely of independent directors;
•	the Compensation Committees’ ability to exercise negative discretion to eliminate or reduce the size of an award if appropriate;
•	awards to Participants are subject to limits as to the number of shares or cash received; and
•
our Stock Ownership and Retention Policy and Anti-Hedging and Pledging Policy, which, among other things, (i) require certain of our executive officers and non-employee directors to build certain stock ownership over time through equity grants, expressed as multiples of annual base salary or cash retainer, as applicable, (ii) require certain executive officers to retain post-tax shares from each award on exercise, vesting or earn-out, until such individual complies with the stock ownership levels required by the Stock Ownership and Retention Policy, and (iii) prohibit hedging transactions in our common stock and pledging our common stock as collateral for loans (except for certain pre-existing transactions for certain individuals, subject to reductions in amounts pledged by October 2020) or purchasing our common stock on margin, as further provided in our Anti-Hedging and Pledging Policy.

Description of the Second Amended and Restated Omnibus Plan
In May 2014, Swift’s stockholders approved the 2014 Omnibus Incentive Plan, which replaced the Swift Transportation Company 2007 Omnibus Incentive Plan. The 2014 Omnibus Plan was subsequently amended and restated to rename the plan and make other administrative changes following the 2017 merger of Swift and Knight. If approved by our stockholders at the Annual Meeting, the Second Amended and Restated Omnibus Plan will be effective as of May 19, 2020, its approval date. The principal provisions of the Second Amended and Restated Omnibus Plan are summarized below. This summary is qualified in its entirety by reference to the text of the Second Amended and Restated Omnibus Plan as currently in effect. The Second Amended and Restated Omnibus Plan is attached as Appendix B to this Proxy Statement. You are urged to read the actual text of the Second Amended and Restated Omnibus Plan in its entirety.

The purposes of the Second Amended and Restated Omnibus Plan are to: (i) provide our employees with an opportunity to acquire common stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development and financial success; (ii) attract, motivate and retain qualified executive officers and other key personnel by providing them with long-term incentives and reward such Participants by the issuance of equity grants so that these employees and directors will contribute to and participate in our long-term performance; and (iii) align our executives’ and stockholders’ short- and long-term interests by creating a strong and direct link between executive pay and stockholder return. In furtherance of these purposes, the Second Amended and Restated Omnibus Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to our Participants.

The Second Amended and Restated Omnibus Plan allows the Compensation Committee to link compensation to performance over a period of time by granting Awards (as defined in the Second Amended and Restated Omnibus Plan) that have multiple-year vesting schedules. Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to our short-term performance. Awards with multiple-year vesting schedules create an incentive for executive officers to increase stockholder value over an extended period of time because the value received from such Awards is based upon the growth of the stock price. Furthermore, the Second Amended and Restated Omnibus Plan provides that most future Awards granted on or after the date on which the Second Amended and Restated Omnibus Plan is approved by our stockholders subject to vesting over a period of time will not vest in periods of less than twelve months from the grant date of such Award (except for certain Awards granted to our non-employee directors and certain Awards to participants representing no more than 5% of the shares authorized for grant under the Second Amended and Restated Omnibus Plan). Such Awards also incentivize executives to remain with us over an extended period of time. Thus, we believe the Second Amended and Restated Omnibus Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

The Second Amended and Restated Omnibus Plan increases the number of shares of common stock available for issuance under the Omnibus Plan by an additional [ ] shares. As of the Record Date, there were approximately 1,826,906 shares available for issuance under the Omnibus Plan; therefore, the Second Amended and Restated Omnibus Plan would result in approximately [ ] shares being available for future Awards, subject to adjustment for future forfeitures (except for tax withholding and cashless exercise forfeitures) and to reflect the occurrence of certain events (described under “Proposal 5: Approval of the Second Amended and Restated Omnibus Plan - Description of the Second Amended and Restated Omnibus Plan - Adjustments Upon Certain Events” below).

In addition, the Second Amended and Restated Omnibus Plan will (i) extend the term of the Omnibus Plan for a ten-year period set to expire on May 19, 2030, (ii) implement additional changes designed to comply with certain stockholder advisory group guidelines and best practices, and (iii) make such other miscellaneous, administrative and conforming changes as are necessary.

Burn Rate
Our current three-year average adjusted burn rate is approximately 0.89%, calculated based upon the number of options granted plus the number of full value shares awarded times a stock volatility multiplier of 2.5, divided by our weighted average common shares outstanding.

Types of Awards
A description of the Awards that may be made pursuant to the Second Amended and Restated Omnibus Plan follows. Such descriptions are qualified in their entirety by reference to the text of the Second Amended and Restated Omnibus Plan.

Stock Options. Pursuant to the Second Amended and Restated Omnibus Plan, the Compensation Committee may grant Awards in the form of stock options to purchase shares of common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Second Amended and Restated Omnibus Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the IRC. The exercise price per share of common stock for any stock option cannot be less than 100% of the fair market value of a share of common stock on the day that the stock option is granted. In addition, the term of the stock option may not exceed ten years. In the case of an incentive stock option granted to a Participant who owns, directly or indirectly (as determined by reference to Section 424(d) of the IRC), at the time the option is granted, stock possessing more than 10 percent of the total combined voting power of all classes of our stock, the exercise price per share of common stock for any stock option will not be less than 110% of the fair market value of a share of common stock on the day that the stock option is granted, and the term of the stock option may not exceed five (5) years. The exercise price of any stock option granted pursuant to the Second Amended and Restated Omnibus Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Compensation Committee without stockholder approval, subject to the Compensation Committee’s authority to adjust Awards upon certain events as set forth in the Second Amended and Restated Omnibus Plan. The type (incentive or non-qualified), vesting, exercise price, and other terms of each stock option are set forth in the award notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Compensation Committee and applicable law, shares of common stock, a combination of cash and shares of common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights.  Awards may be granted in the form of SARs. SARs entitle the recipient to receive, in cash or shares of stock, value equal to the excess of (a) the fair market value of a number of shares of stock at the time of exercise over (b) an exercise price established by the Compensation Committee. The Compensation Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Freestanding SARs"). The exercise price of a stock appreciation right is an amount determined by the Compensation Committee, but in no event is such amount less than 100% of the fair market value of a share of common stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR is exercisable only to the extent its related stock option is exercisable.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting, and other terms of each stock appreciation right is set forth in the award notice for such SARs.  Payment of SARs may be made in shares of common stock or in cash, or partly in shares of common stock and partly in cash, as determined by the Compensation Committee.

Other Stock-Based Awards.  The Compensation Committee may grant Awards in the form of stock awards (for either unrestricted or restricted shares of common stock), restricted stock unit awards, and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, common stock. Such other stock-based awards are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares of common stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. In addition, the Compensation Committee may choose, at the time of grant of a stock-based award, or any time thereafter up to the time of the payment of such award, to include as part of such award an entitlement to receive dividends or dividend equivalents on the shares of common stock underlying such award, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.

Performance Units.  Awards may be granted in the form of performance units. Performance units shall be contingent on the attainment during a performance period of certain performance goals. Performance units shall be subject to restrictions on transferability and other restrictions (including, continued employment or service) as may be prescribed by the Compensation Committee. The Compensation Committee shall establish the performance criteria, the length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained.

Cash Incentive Awards. The Second Amended and Restated Omnibus Plan permits the granting of cash incentive awards which shall be awarded in such amounts and at such times as the Compensation Committee shall determine. A cash incentive award grants the Participant the right to receive a cash payment if the Participant achieves the performance goals specified by the Compensation Committee. Cash incentive awards shall be subject to the attainment during the performance period of certain performance goals. The attainment of the performance goals will determine the ultimate value of the cash incentive award. The length of the performance period, the performance goals to be achieved, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Compensation Committee.

Performance Awards.  Performance Awards are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success. Performance Awards are Awards structured to qualify as deductible “performance-based compensation” for purposes of Section 162(m) of the Code (to the extent that such Awards remain eligible to qualify as “performance-based compensation” for purposes of Section 162(m) under applicable “grandfathering” rules relating thereto). Performance Awards may take the form of cash, stock awards, restricted stock unit awards, or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which awards, in addition to satisfying the requirements otherwise applicable to that type of award generally, also satisfy the requirements of Performance Awards under the Second Amended and Restated Omnibus Plan.

Performance Awards must be based upon one or more of the following performance criteria: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, adjusted operating income, operating ratio, adjusted operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). Any of the performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Compensation Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the performance criteria it selects to use for a particular performance period for a particular participant. Each of the performance criteria may be expressed on an absolute and/or relative basis or as compared to results of one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

For each performance period, the Compensation Committee designates, in its sole discretion, which persons are eligible for Performance Awards for such period, the length of the performance period, the types of Performance Awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

After the close of each performance period, the Compensation Committee determines whether the performance goals for the performance period have been achieved. In determining the actual award to be paid to a Participant, the Compensation Committee has the authority to reduce or eliminate any Performance Award earned by the Participant, based upon any objective or subjective criteria it deems appropriate. The award notice for each Performance Award sets forth or makes reference to the performance period, performance criteria, performance goals, performance formula, performance pool, and other terms applicable to such Performance Award.

Administration
The Second Amended and Restated Omnibus Plan is administered by the Compensation Committee, or such other committee as may be designated by the Board, which consists of at least two individuals who are intended to qualify both as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and as “independent directors” for purposes of the rules of the principal national securities exchange on which the common stock is then listed or admitted to trading, to the extent required by such rules.

The Compensation Committee may allocate all or any portion of its responsibilities and powers under the Second Amended and Restated Omnibus Plan to any one or more of its members, our CEO, or other senior members of management as the Compensation Committee deems appropriate; however, only the Compensation Committee (or another committee consisting of two or more individuals who qualify both as "non-employee directors" and as "independent directors") may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act. The Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

The Compensation Committee has broad authority in its administration of the Second Amended and Restated Omnibus Plan, including, but not limited to, the authority to interpret the Second Amended and Restated Omnibus Plan; to establish rules and regulations for the operation and administration of the Second Amended and Restated Omnibus Plan; to select the persons to receive Awards; to determine the form, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration, and the effect of certain events, such as a Participant’s death, disability, retirement, or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Second Amended and Restated Omnibus Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Second Amended and Restated Omnibus Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Compensation Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy, or custom.

Shares Available and Maximum Awards
As of the Record Date, 1,826,906 shares remained available for future Awards. In February 2020, subject to approval by our stockholders at the Annual Meeting, the Compensation Committee adopted the Second Amended and Restated Omnibus Plan to increase by [ ] the number of shares of the Company’s common stock available for issuance of stock grants, options and other equity awards to the Company’s employees, directors and consultants, which would result in approximately [ ] shares being currently available for future Awards following such increase, subject to approval by our stockholders at the Annual Meeting. Any shares subject to outstanding option or restricted stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto. If an option expires or is terminated without having been exercised in full, or if a restricted stock grant is forfeited, the unexercised or forfeited shares become available for future grant under the Omnibus Plan, provided that the following shares shall not be available for future grant: (i) shares tendered by Participants upon the exercise of stock options; (ii) shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon the exercise of the SARs; and (iii) shares forfeited for tax withholdings obligations.

The number of shares of common stock available under the Second Amended and Restated Omnibus Plan shall be adjusted to reflect the occurrence of certain events described under Proposal 5 - Approval of the Second Amended and Restated Omnibus Plan - Adjustments Upon Certain Events below. The total number of shares reserved and available for issuance under the Second Amended and Restated Omnibus Plan is automatically adjusted, without further action by the Board or stockholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications, or any similar recapitalizations that affect or modify the number of shares of outstanding common stock.

The maximum Award granted or payable to any one Participant, other than a director or consultant, under the Second Amended and Restated Omnibus Plan for a calendar year is 800,000 shares of common stock or the equivalent cash value, and in the case of a director or consultant, the maximum Award is 100,000 shares of common stock or the equivalent cash value, in each case, subject to the Compensation Committee’s authority to adjust Awards upon certain events described under “Proposal 5 - Description of the Second Amended and Restated Omnibus Plan - Adjustments Upon Certain Events” below, or in the event the Award is a cash incentive award, the maximum amount payable to any one Participant for a calendar year is $5,000,000.

Payment Terms
Awards may be paid in cash, shares of common stock, a combination of cash and shares of common stock, or in any other permissible form, as the Compensation Committee determines. Payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of Awards paid in shares of common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances provided such terms, conditions, restrictions, and/or limitations are not inconsistent with the Second Amended and Restated Omnibus Plan.

The Company is entitled to deduct from any payment to a Participant under the Second Amended and Restated Omnibus Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay us such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of common stock to be paid under such Award or by permitting the Participant to deliver to us shares of common stock having a fair market value equal to the amount of such taxes.

Repricing Prohibited
Except for certain adjustments that the Second Amended and Restated Omnibus Plan contemplates, we may not, without obtaining stockholder approval, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights or (ii) cancel or substitute outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights.

Effect of Change of Control
Our recent equity award agreements relating to performance awards contain double-trigger, rather than single-trigger, vesting of equity-based awards upon a change of control, as defined therein. A double-trigger provision provides for the payment, or acceleration of payment, of compensation following a change of control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change of control. Subject to the approval of our stockholders, the Second Amended and Restated Omnibus Plan prohibits granting an Award without a double-trigger provision (for Awards granted on or after the date on which the Second Amended and Restated Omnibus Plan is approved by our stockholders).
Adjustments Upon Certain Events
In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of common stock or other corporate exchange, or any distribution to stockholders of common stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to our capital structure, the Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Second Amended and Restated Omnibus Plan, the maximum Award payable, the number of shares to be issued pursuant to outstanding Awards, the option prices, exercise prices, or purchase prices of outstanding Awards, and/or any other affected terms of an Award or the Second Amended and Restated Omnibus Plan as the Compensation Committee, in its sole discretion, deems equitable or appropriate. Unless the Compensation Committee determines otherwise, in no event shall an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the IRC (to the extent that such Award remains eligible to qualify as “performance-based compensation” for purposes of Section 162(m) under applicable “grandfathering” rules relating thereto) be adjusted to the extent such adjustment would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the IRC (to the extent that such Award remains eligible to qualify as “performance-based compensation” for purposes of Section 162(m) under applicable “grandfathering” rules relating thereto). With the exception of the foregoing, the Compensation Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company's stockholders.

Termination and Amendment
The Compensation Committee may suspend or terminate the Second Amended and Restated Omnibus Plan at any time for any reason with or without prior notice. In addition, the Compensation Committee may amend the Second Amended and Restated Omnibus Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary, or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of the Company are listed. Except as otherwise provided in the Second Amended and Restated Omnibus Plan, no amendment of the Second Amended and Restated Omnibus Plan may materially and adversely affect the rights of a Participant under any outstanding Award without the consent of that Participant. No Awards may be made under the Second Amended and Restated Omnibus Plan after May 19, 2030 if the Second Amended and Restated Omnibus Plan is passed.

Securities Act Registration
The registration with the SEC on Form S-8 of the shares of common stock issuable under the Second Amended and Restated Omnibus Plan will be effected as soon as practicable, subject to the stockholders' approval of the Second Amended and Restated Omnibus Plan.

Eligible Participants
Participants in the Second Amended and Restated Omnibus Plan will be selected by the Compensation Committee from our directors and consultants. Participants may be selected and Awards may be made at any time until the Second Amended and Restated Omnibus Plan expires pursuant to the provisions of the IRC and Treasury Regulations promulgated thereunder. As of February 29, 2020, approximately 24,000 employees, which includes 12 executive officers, and 5 non-employee directors were eligible to participate in our current equity compensation plans. The Second Amended and Restated Omnibus Plan also permits the granting of our current equity awards to eligible consultants. The number of active engagements with consultants varies from time to time, and the Compensation Committee has not historically made grants to these individuals under the Omnibus Plan.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Compensation Committee. Only employees, however, are eligible to receive "incentive stock options" within the meaning of Section 422 of the IRC. The Compensation Committee has not determined how many people are likely to participate in the Second Amended and Restated Omnibus Plan over time. The Compensation Committee intends, however, to grant most of the Awards to those persons who are in a position to have a significant direct impact on our growth, profitability, and success, which would include a portion of the Participants in our current equity compensation plans.

Federal Income Tax Status of Second Amended and Restated Omnibus Plan Awards
The following is only a summary of the effect of federal income taxation upon us and the Participants under the Second Amended and Restated Omnibus Plan. It does not purport to be complete and does not discuss all of the tax consequences of a Participant’s death or the provisions of the income tax laws of any state, municipality or foreign country in which the Participants may reside.

Incentive Stock Options. A Participant is not treated as receiving taxable income upon either the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” occurs. If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the Participant’s gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options. A Participant does not recognize any taxable income upon the grant of a non-qualified stock option (a “NSO”), and we are not entitled to a tax deduction by reason of such grant. Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction. Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Such subsequent disposition by the Participant has no tax consequence to us.

Stock Appreciation Rights.  No income is realized by a Participant at the time a stock appreciation right is awarded, and no deduction is available to us at such time.  A Participant realizes ordinary income upon the exercise of the stock appreciation right in an amount equal to the fair market value of the shares of common stock received by the Participant from such exercise.

Unrestricted Stock-Based Award.  Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the fair market value at such time of the shares of common stock received by the Participant under such Award (less the purchase price therefor, if any).

Restricted Stock-Based Award.  Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of the grant), and we will not be allowed a deduction at that time.  When the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the fair market value at such time of the shares of common stock received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time, subject to limitations under Sections 280G and 162(m) of the IRC (to the extent such limitations remain relevant under any applicable “grandfathering” rules relating thereto).  If a Participant does make a timely election to accelerate the recognition of income, then the Participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of common stock to be received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time, subject to limitations under Sections 280G and 162(m) of the IRC (to the extent such limitations remain relevant under any applicable “grandfathering” rules relating thereto).  Participants will only be eligible to make such an election on restricted stock-based Awards that constitute an Award of “property” within the meaning of Section 83 of the Code (e.g., shares of restricted stock) as of the grant date.

Performance Units and Performance Awards.  A Participant receiving a performance unit or a Performance Award will not recognize income, and we will not be allowed a deduction, at the time such Award is granted.  When a Participant receives payment of a performance unit or Performance Award, the amount of the fair market value of any shares of common stock received will be ordinary income to the Participant.

Effect of Deferral on Taxation of Awards.  If the Compensation Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Compensation Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and we will not be entitled to a deduction until such time, subject to limitations under Sections 280G and 162(m) of the Code (to the extent such limitations remain relevant under any applicable “grandfathering” rules relating thereto), assuming the deferral arrangement complies with Section 409A of the Code. Any interest or dividends paid on, or capital gains resulting from, the investment by us of the amount deferred during the deferral period will be taxable to us in the year recognized. At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period. Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% penalty tax (plus interest) on the employee or other service provider who is entitled to receive the deferred compensation.

Limitation on Income Tax Deduction
U.S. federal income tax law generally prohibits publicly held companies from deducting compensation paid to certain executive officers that exceeds $1 million during the tax year. Historically Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), provided an exemption from the deductibility limit for certain compensation that was "performance-based" and meet various requirements as set forth under Section 162(m). The 2017 Tax Cuts and Jobs Act repealed this exemption, and now compensation paid to such executive officers in excess of $1 million in 2018 and later is no longer deductible, even if performance-based, unless it meets certain limited transition relief. While guidance has been issued on the scope of this transition relief, its application is based on interpretation and no assurance can be given as to whether Awards that are intended to qualify for the Section 162(m) exemption (as such exemption existed prior to January 1, 2018) will be deductible under the applicable transition relief guidance. We retain the ability to pay compensation that exceeds deductibility limits and believe that having flexibility to recruit, retain and motivate our employees with a compensation program that promotes long-term value creation, even though some compensation awards may not be tax-deductible, is in the best interests of our stockholders.

No person connected with the Second Amended and Restated Omnibus Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Second Amended and Restated Omnibus Plan, or paid to or for the benefit of a Participant under the Second Amended and Restated Omnibus Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Second Amended and Restated Omnibus Plan.
Omnibus Plan Benefits
The following table sets forth certain information regarding grants of equity awards made under the Omnibus Plan during 2019 to (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Future Awards, if any, that will be made to eligible Participants under the Second Amended and Restated Omnibus Plan are subject to the discretion of the Compensation Committee. Accordingly, future grants of Awards under the Second Amended and Restated Omnibus Plan are not determinable.

	2019 [1]
Name and Principal Position	Dollar Value [2]	Number of Equity Awards
David Jackson	$3,031,040	80,927
President and CEO
Adam Miller	$1,667,078	44,510
CFO and Treasurer
Kevin Knight	$3,031,040	80,927[3]
Executive Chairman
Gary Knight	$808,257	21,580
Vice Chairman
Kevin Quast	$505,142	13,487
Chief Operating Officer of Swift
Executive Group	$1,556,307	49,880
Non-Executive Director Group	$530,776	18,936
Employee Group	$13,343,011	481,211

1	Represents the 2019 grants that were granted at various dates during the year.

2
This column represents the grant date fair value of the stock awards under FASB ASC Topic 718 granted to the recipients during 2019. The fair value of the equity awards is accounted for in accordance with FASB ASC Topic 718.

3	Mr. Kevin Knight’s PRSUs and RSUs will settle in cash upon vesting, while the PRSUs and RSUs granted to the other named executive officers will be settled in shares of our common stock.
Equity Compensation Plan Information
The following table provides certain information, as of December 31, 2019, with respect to our compensation plans and other arrangements under which shares of our common stock are authorized for issuance. The number of shares of common stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Omnibus Plan as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,552,562	$30.34	2,860,077
Equity compensation plans not approved by security holders	—	—	—
Total	2,552,562	$30.34	2,860,077

Column (a) includes 1,851,889 shares of common stock underlying outstanding restricted stock units and performance units. Because there is no exercise price associated with such awards, such equity awards are not included in the weighted-average exercise price calculation in column (b).

Columns (a) and (b) pertain to the Omnibus Plan. No amounts related to the 2012 employee stock purchase plan are included in columns (a) or (b). Column (c) includes 1,783,569 shares available for issuance under the Omnibus Plan and 1,076,508 shares available for issuance under the 2012 employee stock purchase plan.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE
FOR
PROPOSAL FIVE

Proposal No. 6:
Stockholder Proposal Regarding Written Consent
Proposal 6 below has been submitted for inclusion in our proxy statement by a stockholder of the Company. The Company will provide to any stockholder of the Company, promptly upon receiving an oral or written request from the stockholder, the name and address, as well as the number of the company's voting securities held by, the stockholder proponent of Proposal 6. The proponent has informed us that he or his representatives will appear at the Annual Meeting to present his proposal. The proposal and supporting statement below (collectively, the “Stockholder Proposal”) are presented in this proxy statement as received from the proponent in accordance with the rules of the SEC; we and our Board disclaim any responsibility for their content. Any references in the Stockholder Proposal statement to “we,” “our,” or similar words are references to the proponent of the proposal and not to the Company, our other stockholders, or our Board.
We have also included a statement of our Board in response to the Stockholder Proposal. The Board has determined to oppose the Stockholder Proposal. The text of the Stockholder Proposal is as follows:
“Proposal 6 - Adopt a Mainstream Shareholder Right - Written Consent
Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.
Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.
Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.
This proposal is important to Knight-Swift Transportation shareholders because Knight-Swift has a higher than necessary 20% stock ownership threshold for shareholders to call a special meeting.
The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.
Following a 45%-vote for a written consent shareholder proposal The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019.
Perhaps BK is starting a new trend in recognizing that a 45%-vote represents a majority vote from the shares that have access to independent proxy voting advice.
And a proxy advisor set certain minimum requirements for a company adopting written consent in case the directors of a company are tempted to adopt a “fig leaf” version of written consent.
This proposal is directed toward improving the corporate governance of Knight-Swift in a manner similar to the shareholder proposal for annual election of each director which received 58%-support at the 2019 Knight-Swift annual meeting.
Please vote yes:
Adopt a Mainstream Shareholder Right - Written Consent - Proposal 6”

THE BOARD OF DIRECTORS’ STATEMENT IN RESPONSE TO THE STOCKHOLDER PROPOSAL
The Board has considered this proposal and has concluded that its adoption is unnecessary and not in the best interests of our stockholders. In conducting its review, the Board considered the following:
The proposal is not necessary to improve corporate governance because we are committed to strong and evolving corporate governance practices that promote accountability and protect the rights of all stockholders. Our Board continually demonstrated its commitment to strong corporate governance principles that promote stockholders’ rights and our Board’s accountability. By responding to emerging governance best practices over the years, the Company maintains leading governing policies, including:

●	Annual of election of directors commencing at the 2022 Annual Meeting (assuming passage of Proposal 4)
●	Approximately two-thirds of our Board members are independent
●
Robust lead independent director position with participation in setting agendas for Board meetings, coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, providing information to the Board, coordinating activities of the independent directors, and authority to lead executive sessions of independent directors and act as liaison for stockholders between independent directors and the Chairperson

●	Regular executive sessions of independent directors with lead independent director authority to call meetings of the independent directors
●	Independent Audit, Compensation, Nominating and Corporate Governance, and Finance Committees
●	All three members of the Audit Committee qualify as audit committee financial experts
●	Majority voting standard and resignation policy for directors in uncontested elections
●	Proxy access
●	Annual risk oversight by full Board and Committees
●	Stockholder right to call special meetings
●	Robust director and key officer stock ownership guidelines, along with a key officer stock retention policy
●	Anti-Pledging and Hedging Policy limiting the pledging and hedging of the Company’s securities by certain individuals with no hardship exemption
●	Clawback policy
●	Overboarding policy
●	New director orientation program
●	Rigorous annual Board self-assessment
●	Annual CEO evaluation
●	Management and executive succession planning strategy
●	Director communication policy
●	Director tenure policy

Our stockholders have the ability to raise matters and act outside the annual meeting cycle. Active stockholder engagement and responsiveness to stockholder feedback are important to both our Board and management.
Our stockholders’ interests are better served under the existing special meeting right. In addition to our ongoing engagement program and ability to present matters at the annual stockholder meeting, stockholders have other meaningful opportunities to share their views with the Company throughout the year. Significantly, stockholders that own at least 20% of the outstanding shares of the Company’s common stock have the ability to request that a special meeting be held outside the annual meeting. The Company’s special meeting requirements strike an appropriate balance between providing stockholders with a meaningful ability to call a special meeting while protecting against a small minority of stockholders using this mechanism for their own special interests.
The transparency and fairness of our annual and special meeting processes support all stockholders’ interests and offer important protections and advantages that are absent from the proposed written consent process. Specifically, the Company provides advance notice of the date, time and agenda for an annual or special meeting so that all stockholders have a meaningful and structured opportunity to consider proposed actions and express their views. Given that stockholders currently have significant year-round opportunities to bring matters to the attention of the Company, our Board and stockholders, our Board believes the ability to act by written consent is neither necessary nor in stockholders’ best interest.
Our current governance structure is efficient and protects all stockholders. The transparency of the annual and special meeting process offers important protections and advantages for stockholders that are absent from the written consent process. Stockholder meetings and votes take place transparently on a specified date and with a specified agenda that is publicly announced well in advance, giving all interested stockholders an opportunity to consider proposed actions and express their views. Accurate and complete information about proposed actions is widely distributed in a proxy statement before the meeting, which promotes a well-informed consideration on the merits of the proposed actions. Stockholder meetings provide stockholders with a forum for discussion and consideration of the proposed action. In addition, the Board is able to analyze and provide a recommendation with respect to actions proposed to be taken at a stockholder meeting.
In contrast, adoption of this written consent proposal would make it possible for the holders of a simple majority of outstanding shares of the Company’s common stock to take significant corporate action without any prior notice to the Company, and without giving all stockholders an opportunity to consider, deliberate, and vote on stockholder actions that may have important ramifications for both the Company and all stockholders. The proposed written consent process would effectively disenfranchise all stockholders who do not have (or are not given) the opportunity to participate in the written consent.

In summary, the Board continues to believe that the strong corporate governance practices already in place, including the stockholders’ ability to call a special meeting, the robust set of rights and demonstrated responsiveness to stockholders, provide the appropriate means to advance stockholders’ interests without potentially disenfranchising some stockholders. These rights and practices allow the Board to oversee the business and affairs of the Company for the benefit of all stockholders while avoiding the governance risk associated with the right to act by written consent. For these reasons, we believe the ability to act by written consent is neither necessary nor in the stockholders’ best interests.
The discussion above is qualified in its entirety by reference to the actual provisions of the Stockholder Proposal, which is contained in this proxy statement.
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE
AGAINST
PROPOSAL SIX

Delinquent Section 16(a) Reports
Executive officers, directors, and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4, and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2019 and through the date of this filing all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act, with the exception of one inadvertent late report regarding a sale of shares for Michael Liu, one inadvertent late report for Gary Knight regarding the sale of a membership interest in an entity that held the Company’s common stock, and one inadvertent late report regarding holdings of historical Swift shares for Kevin Knight.

Questions and Answers About the Proxy Materials and the Annual Meeting
When and where is the Annual Meeting?

2020 Annual Meeting of Stockholders
Date:	Tuesday, May 19, 2020

Time:	8:30 a.m., Local Time

Place:	20002 North 19th Avenue, Phoenix, Arizona 85027
The safety of our employees, customers, communities, and stockholders is our first priority. We are closely monitoring statements issued by the World Health Organization and the Centers for Disease Control and Prevention regarding the novel coronavirus disease, COVID-19. As part of our precautions, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting, including solely by means of remote communications. If we change the date, time, and/or means of convening the Annual Meeting, we will announce our decision in advance, and details on how to participate will be posted on the Investor page of our website at www.knight-swift.com and filed with the SEC as additional proxy material. We encourage attendees to review guidance from public health authorities on this issue, and to check our website prior to the Annual Meeting if you plan to attend.
What matters will be voted upon at the Annual Meeting?
At the Annual Meeting, you will be asked to:

•	Vote on a proposal to elect three Class III directors, each such director to serve a term of three years;

•	Vote (on an advisory, non-binding basis) to approve executive compensation;

•	Vote on a proposal to ratify the appointment of Grant Thornton as our independent, registered public accounting firm for fiscal year 2020;

•	Vote on amendments to the Certificate of Incorporation to declassify the Board;

•	Vote on the Second Amended and Restated Omnibus Plan;

•	Vote on a stockholder proposal to allow certain stockholder actions by written consent; and

•	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
What constitutes a quorum?
The presence, either in person or by proxy, of the holders of shares of our common stock representing at least a majority of the voting power of our common stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the meeting, the holders of a majority of voting power of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairperson of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken and no other notice will be given.
Who is entitled to vote?
Only stockholders of record of our common stock at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

•	directly by the stockholder of record; and

•	beneficially through a broker, bank, or other nominee.
Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. As of the Record Date, there were 169,774,814 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding shares as a "registered owner" and a "beneficial owner"?
Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•
Registered Owners - If your shares are registered directly in your name with our transfer agent, Equiniti, you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•
Beneficial Owners - If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What is a broker non-vote?
Generally, a “broker non-vote” occurs when a broker, bank, or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because the: (i) beneficial owner has not instructed the nominee on how to vote and (ii) nominee lacks discretionary voting power to vote on such issues.
Under the rules of the NYSE, as discussed below, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.
What is the effect of not casting your vote?
Under the rules of the NYSE, a record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. Other than the proposal to ratify the appointment of Grant Thornton, all of the proposals are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (Proposal 1), the advisory, non-binding vote to approve executive compensation (Proposal 2), the vote on amendments to the Certificate of Incorporation to declassify the Board (Proposal 4), the vote on the Second Amended and Restated Omnibus Plan (Proposal 5), or the vote on a stockholder proposal to allow certain stockholder actions by written consents (Proposal 6), no votes will be cast on your behalf. Your record holder will, however, continue to have the ability to vote your shares in its discretion on the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2020 (Proposal 3).
What stockholder approval is necessary for approval of the proposals?
Election of Directors (Proposal 1)
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
Advisory, Non-Binding Vote to Approve Executive Compensation (Proposal 2)
Approval of this resolution requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Ratification of the Appointment of Grant Thornton as our Independent Registered Public Accounting Firm for Fiscal Year 2020 (Proposal 3)
The ratification of the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2020 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Stockholder ratification is not required for the appointment of our independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.
Vote on Amendments to the Certificate of Incorporation to Declassify the Board (Proposal 4)
Approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
Vote on the Second Amended and Restated Omnibus Plan (Proposal 5)
Approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
Vote on a Stockholder Proposal to Allow Certain Stockholder Actions by Written Consent (Proposal 6)
Approval of this proposal, if properly presented, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
May I vote my shares in person at the Annual Meeting?
If you are the registered owner of shares of our common stock on the Record Date, you have the right to vote your shares in person at the Annual Meeting.
If you are the beneficial owner of shares of our common stock on the Record Date, you may vote these shares in person at the Annual Meeting if you have requested a legal proxy from your broker, bank, or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting. You will need to complete such legal proxy and present it to us at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement, or by using the internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the internet and telephone voting systems are on the proxy card. The internet and telephone voting systems will be available until 11:59 p.m. Eastern Time on Monday, May 18, 2020 (the day before the Annual Meeting).
If you are the beneficial owner of shares held in street name, you should instruct your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether internet or telephone voting is available and, if so, will provide details regarding how to use those systems.
How will my proxy be voted?
Shares represented by a proper proxy (in paper form, by Internet, or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. David Jackson and Adam Miller are named as proxies on the proxy form and have been designated by the Board as proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a proper proxy on which no choice is specified will be voted:

(1)	FOR the election of three Class III directors, each such director to serve a term of three years;

(2)	FOR the resolution approving, on an advisory, non-binding basis, executive compensation;

(3)	FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2020;

(4)	FOR the amendments to the Certificate of Incorporation to declassify the Board;

(5)	FOR the Second Amended and Restated Omnibus Plan;
(6) AGAINST the stockholder proposal to allow certain stockholder actions by written consent; and

(7)	In accordance with the proxy holder’s best judgment, as to any other business that properly comes before the Annual Meeting.
May I revoke my proxy and change my vote?
Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.
If you are the registered owner, you may revoke your proxy and change your vote by:

•	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	giving notice of your changed vote to us in writing mailed to the attention of Todd Carlson, Secretary, at our corporate office specified above;

•	attending the Annual Meeting and giving oral notice of your intention to vote in person; or

•	re-voting by telephone or internet.
You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and not disclosed to us unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.
Who will pay the costs of soliciting proxies?
We will bear all costs of this proxy solicitation. Proxies may be solicited by mail, e-mail, telephone, or by other electronic means and our directors, officers, and regular employees may solicit proxies personally or by mail, e-mail, telephone, or other electronic means for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. We have engaged Okapi Partners LLC to assist us in soliciting proxies. We anticipate paying a fee of $10,000 plus expenses for these services.
What other business will be presented at the Annual Meeting?
As of the date of this proxy statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, David Jackson and Adam Miller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.
Where can I find the voting results of the Annual Meeting?
We intend to report voting results of the Annual Meeting on Form 8-K within four business days after the Annual Meeting.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

Who can help answer my questions?
If you have questions concerning a proposal, or the Annual Meeting, are requesting copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call our Secretary at (602) 606-6684 or e-mail the Secretary at tcarlson@knighttrans.com. In addition, information regarding the Annual Meeting is available via the Internet at our website, www.knight-swift.com.

Other Matters
We are not aware of any other matters to be conducted at the meeting. The Company’s by-laws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

Additional Information
Upon request, the Company will provide by first class mail, to each stockholder of record on the Record Date, without charge, a copy of this proxy statement, the proxy card, and the Company’s Annual Report for the fiscal year ended December 31, 2019, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Secretary, Knight-Swift Transportation Holdings Inc., 20002 North 19th Avenue, Phoenix, Arizona 85027.

Stockholder Proposals
To be eligible for inclusion in our proxy materials relating to the 2021 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be received in writing by us on or before December , 2020.  However, if the date of the 2021 Annual Meeting of Stockholders is more than thirty days before or after May 19, 2021, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2021 Annual Meeting of Stockholders shall be a reasonable time before we begin to print or mail such proxy materials.
If, pursuant to our by-laws, any stockholder intends to present a proposal at the 2021 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 19, 2021, and no later than February 18, 2021. Any notice received prior to January 19, 2021, or after February 18, 2021 is untimely. However, if the date of the 2021 Annual Meeting of Stockholders is more than thirty days before or after May 19, 2021, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the date of the annual meeting was otherwise made, whichever occurs first. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our proxy statement for our next annual meeting will have discretionary authority to vote on any such untimely stockholder proposal that is considered at the next annual meeting.
Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws and regulations and our by-laws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
Under the proxy access provisions of our by-laws, stockholder who meet the requirements set forth in our by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2021 Annual Meeting of Stockholders must be received by the Company no earlier than November , 2020, and no later than December , 2020, assuming the date of the 2021 Annual Meeting of Stockholders is not more than thirty days before or after May 19, 2021, and must meet all requirements set forth in our by-laws.
All stockholder proposals (including proxy access nominations) should be sent via certified mail, return receipt requested, to Knight Transportation, Inc.; c/o Todd Carlson, Secretary, 20002 North 19th Avenue, Phoenix, Arizona 85027.

Non-GAAP Reconciliation and Definitions
Free Cash Flow

2019
(in millions)
GAAP: Cash flows from operations	$839.6
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	260.1
Purchases of property and equipment	(829.9)
Non-GAAP: Free cash flow	$269.8

Lease Adjusted Leverage Ratio
Lease adjusted leverage ratio represents Leverage Ratio adjusted to include the Lease Adjustment in Net Leverage while also adding back the corresponding rent expense into Adjusted EBITDA. Leverage Ratio is calculated in accordance with the provisions of Knight-Swift's senior credit facility. The Lease Adjustment is management's estimated value of off-balance sheet operating leases as if they were finance leases. The Lease Adjustment is used by management for analysis purposes only and does not purport to be calculated in the same manner or intended for the same purpose as the right-of-use asset and lease liability calculations prescribed under US GAAP. Net Leverage is on-balance sheet debt net of unrestricted cash and cash equivalents at the balance sheet date and is calculated in accordance with the provisions of Knight-Swift's senior credit facility. Adjusted EBITDA is earnings before interest, taxes, depreciation, and amortization, less certain adjustments pursuant to Knight-Swift's senior credit facility.

Forward-looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this proxy statement regarding future actions and benefits relating to our executive compensation programs. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our annual report on Form 10-K, and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

Appendix A
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

FIRST AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
Knight-Swift Transportation Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Knight-Swift Transportation Holdings Inc. The Corporation was originally incorporated under the name Swift Holdings Corp.

2.
The Corporation filed its original Certification of Incorporation (as amended or restated to date, the “Certificate”) under the name Swift Holdings Corp. with the Secretary of State of the State of Delaware on May 20, 2010.

3.
The Corporation filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 8, 2017 ~~(the “Prior Charter Amendment Effective Time~~. The Corporation filed its Restated Certificate of Incorporation with the State of Delaware on November 13, 2018 (the “Restated Certificate of Incorporation”).

4.
This First Amended and Restated Certificate of Incorporation (this “First Amended and Restated Certificate of Incorporation”), which restates, integrates and further amends the Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation ~~without a vote of~~and the Corporation’s stockholders in accordance with ~~Section~~Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

5.
~~This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Second~~The date of filing of this First Amended and Restated Certificate of Incorporation~~, as amended and supplemented, and there~~ is ~~no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation~~[•], 2020.

6.	This ~~new~~First Amended and Restated Certificate of Incorporation shall read in its entirety as follows:
FIRST: The name of the corporation is KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. (the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of its registered agent at that address is National Registered Agents, Inc.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL, as set forth in Title 8 of the Delaware Code.
FOURTH:
(a)Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 510,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
(b)    Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:
(1)Voting. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this First Amended and Restated Certificate of Incorporation, each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held of record by such holder.
(2)No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.
(3)Dividends. Subject to the rights of the holders of any one or more series of Preferred Stock, and subject to any other provisions of this First Amended and Restated Certificate of Incorporation, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
(4)Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any one or more series of Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.
(5)No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(d)    Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.
(a)The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(b)The size of the Board of Directors shall be fixed from time to time by resolution of the Board of Directors. Election of directors need not be by written ballot unless the ByLaws so provide.
(c)The directors, other than those who may be elected by the holders of any one or more series of Preferred Stock then outstanding, shall, until the 2023 annual meeting of stockholders, be classified, with respect to the time for which they severally hold office, into three classes~~, as nearly equal in number as possible,~~ designated Class I, Class II and Class III. ~~The~~ Beginning with the 2021 annual meeting of stockholders, other than those who may be elected by holders of any one or more series of Preferred Stock then outstanding, the terms of the directors ~~in Class I~~ shall ~~serve for an initial term expiring~~be as follows: (i) at the ~~Corporation’s first~~2021 annual meeting of stockholders ~~held after the Prior Charter Amendment Effective Time~~, the directors ~~in~~whose terms expire at that meeting (the Class I directors), or such directors’ successors, shall be elected to hold office for a one-year term expiring at the 2023 annual meeting of stockholders; (ii) at the 2022 annual meeting of stockholders, the directors whose terms expire at that meeting (the Class II ~~shall serve~~ directors), or such directors’ successors, shall be elected to hold office for ~~an initial~~a two-year term expiring at the ~~Corporation’s second~~2023 annual meeting of stockholders ~~held after the Prior Charter Amendment Effective Time,~~; and (iii) at the 2023 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors ~~in Class III~~ shall ~~serve~~be elected for ~~an initial~~a one-year term expiring at the ~~Corporation’s third~~next annual meeting of stockholders ~~held~~ after ~~the Prior Charter Amendment Effective Time~~their election, with each director ~~in a class~~ to hold office until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. ~~At the Corporation’s third~~The division of directors into classes shall terminate at the 2023 annual meeting of ~~the~~ stockholders ~~of the Corporation~~ , and ~~at each subsequent~~all directors elected at the 2023 annual meeting of ~~the~~ stockholders ~~of the Corporation held after the Charter Amendment Effective Time, the members (or successors) of the class of directors whose term expires at that meeting~~and thereafter shall be elected ~~to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election,~~in accordance with ~~each~~clause (c)(iii) above. Subject to the rights, if any, of the holders of any one or more series of Preferred Stock then outstanding, until the 2023 annual meeting of stockholders, director ~~in a class to hold office until his successor is elected and qualified, or until such director’s earlier death, resignation~~ may be removed from office ~~or removal~~only for cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.
(d)Subject to the terms of any one or more series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Notwithstanding the foregoing provisions of this Article FIFTH, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this First Amended and Restated Certificate of Incorporation applicable thereto.
(e)Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, regardless of whether less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
(f)In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this First Amended and Restated Certificate of Incorporation.
SIXTH: Any action required to be taken at a meeting of the stockholders of the Corporation, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of stockholders and may be stated as such in any document.
SEVENTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
EIGHTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.
The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.
The rights to indemnification and to the advance of expenses conferred in this Article EIGHTH shall not be exclusive of any other right any person may have or hereafter acquire under this First Amended and Restated Certificate of Incorporation, the ByLaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or modification of this Article EIGHTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
NINTH: Subject to the rights of the holders of any one or more series of Preferred Stock, special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by (i) the Board of Directors or (ii) the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the lead independent director (if any). The Board of Directors shall call a special meeting upon written notice to the Secretary of the Corporation by stockholders representing, as of the close of business on the day immediately preceding the date of delivery of such notice to the Corporation, or if applicable, as of any record date set by the Board of Directors in connection with a solicitation by a stockholder seeking to request the Board of Directors to call such a meeting, at least 20% of all of the votes entitled to be cast by holders of all of the outstanding shares of Common Stock on any issue or business to be considered at such meeting (the “Requisite Percentage”). Any special meeting so requested by stockholders shall be held at such place, date and time as may be fixed from time to time by resolution of the Board of Directors, provided such special meeting shall be held not later than the 90th day after receipt by the Secretary of the Corporation of the requisite notice for such meeting, and provided further that the Board of Directors shall not be required to call a special meeting upon stockholder request if the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which valid stockholder requests for a special meeting submitted by the Requisite Percentage of stockholders in accordance with this Article NINTH have been delivered to the Secretary of the Corporation (the “Delivery Date”) and the purpose(s) of such meeting include the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting, which included the purpose(s) specified by the Requisite Percentage of stockholders in their request for a special meeting, with such determination being made in good faith by the Board of Directors. For business or a proposal to be properly brought before a special meeting of stockholders by stockholders, the stockholders must have given notice thereof in writing to the Secretary of the Corporation, setting forth, as to each matter the stockholders propose to bring before a special meeting of stockholders, evidence that such stockholders owned such shares representing, and are entitled to cast, not less than 20% of the votes entitled to be cast on such issue or business to be considered at such meeting, and shall otherwise comply with any notice and other requirements set forth in the By-Laws. Only such business shall be conducted as shall have been properly brought before the special meeting as provided in this Article NINTH, and set forth in the notice of meeting.
TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the ByLaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the ByLaws of the Corporation.

ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s ByLaws, except as otherwise stated in the ByLaws.
TWELFTH: Unless the Corporation otherwise consents to an alternative forum in writing, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or ByLaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.
THIRTEENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this First Amended and Restated Certificate of Incorporation but only in the manner now or hereafter prescribed in this First Amended and Restated Certificate of Incorporation the Corporation’s ByLaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

IN WITNESS WHEREOF, the Corporation has caused this First Amended and Restated Certificate of Incorporation to be executed as of the first date set forth above.

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

By:     ~~/s/ David A. Jackson~~
Name:    ~~David A. Jackson~~[•]
Title:    ~~President and Chief Executive Officer~~[•]

Appendix B
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
SECOND AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
ARTICLE 1
PURPOSE AND EFFECTIVE DATE
Section 1.1    Purpose. The purpose of the Second Amended and Restated Knight-Swift Transportation Holdings Inc. 2014 Omnibus Incentive Plan (the “Plan”) is to provide incentives to certain Employees, Directors, and Consultants of the Company in a manner designed to reinforce the Company’s performance goals; to link a significant portion of Participants’ compensation to the achievement of such goals; and to continue to attract, motivate, and retain key personnel on a competitive basis.
Section 1.2    Effective Date and Supersession. The Plan was approved by the Company’s Board of Directors (the “Board”) on February 6, 2020, but will be effective as of the date it is approved by the stockholders at the Company’s 2020 annual meeting (the “Effective Date”). If approved by the Company’s stockholders, the Plan shall amend and restate the Knight-Swift Transportation Holdings Inc. Amended and Restated 2014 Omnibus Incentive Plan, previously referred to as the Swift Transportation Company 2014 Omnibus Incentive Plan, prior to the merger transaction with Knight Transportation, Inc. as in effect prior to the Effective Date (the “2014 Plan”) and shall change the name of the Plan, as provided herein; provided, however, that the terms of the 2014 Plan as in effect immediately prior to the Effective Date shall continue to govern all awards granted under the 2014 Plan until such awards have been exercised, forfeited, cancelled, or have otherwise expired or terminated. The 2014 Plan superseded and replaced the Company’s 2007 Omnibus Incentive Plan, as previously amended and restated on December 15, 2010 (the “2007 Plan”). The 2007 Plan will continue to govern all awards granted under the 2007 Plan until those awards are exercised, forfeited, terminated, cancelled or otherwise expire. If the Company’s stockholders do not approve this Plan, the 2014 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the Effective Date.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Section 2.1    Certain Defined Terms. As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:
(a)“Award” means any stock option, Stock Appreciation Right, Stock Award, Restricted Stock Unit Award, Performance Unit, or Cash Incentive Award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.
(b)“Award Notice” means the document (which may be in paper or electronic medium) establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion, provided the terms of such document are not inconsistent with or contradictory to this Plan.
(c)“Board” has the meaning stated in Section 1.2 of this Plan.
(d)“Business Combination” has the meaning stated in Section 2.1(g)(iii) of this Plan.
(e)“Cash Incentive Award” means an Award granted to a Participant pursuant to Article 13 (and which is not a Stock Award). A Cash Incentive Award grants the Participant the right to receive a cash payment if the Participant achieves the Performance Goals specified by the Committee during a Performance Period specified by the Committee.
(f)“CEO” means the Chief Executive Officer of the Company.
(g)“Change in Control” means any one or more of the following events:
(i)a transaction or series of transactions in which any “person” within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act is or becomes the “beneficial owner” within the meaning of Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the outstanding securities of the Company having the right to vote in the election of directors; provided, however, that the following events will not constitute a “Change in Control” for purposes of the Plan: (1) any acquisition by any person or entity if, immediately following such acquisition, more than 75% of the outstanding securities of the acquirer having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company having the right to vote in the election of directors; (2) any acquisition directly from the Company; (3) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such person to more than the percentage set forth above; (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (5) any acquisition by any person pursuant to a transaction that complies with clauses (1), (2) and (3) of paragraph (ii) below; or (6) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a “Change in Control” in such a situation;
(ii)consummation by the Company of a Business Combination (as defined below) unless, following such Business Combination, (1) more than 75% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities; (2) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then-outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For purposes of this paragraph (ii), “Business Combination” means a reorganization, merger or consolidation of the Company with another person or sale or other disposition of all or substantially all of the assets of the Company to any person other than to a Subsidiary or the acquisition of assets of another corporation; or
(iii)upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.
Notwithstanding the foregoing, except as otherwise provided in an Award Notice, a Change in Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code, unless the Change in Control constitutes a “change in control event” as defined in Section 409A of the Code.
(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.
(i)“Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that at all times the Committee shall consist of two or more Directors, all of whom are: (i) “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3); and (iii) “independent directors” within the meaning of the NYSE Listing Standards or rules of any securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or the committee designated by the Board.
(j)“Company” means Knight-Swift Transportation Holdings Inc. (f/k/a Swift Transportation Company), a Delaware corporation, and its Subsidiaries.
(k)“Consultant” means any consultant, adviser, or independent contractor who provides services to the Company or a Subsidiary as an independent contractor and not as an Employee; provided, however, that a Consultant may become Participant in this Plan only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company's securities in a capital-raising transaction and do not promote or maintain a market for the Company's securities.
(l)“Covered Employee” means an Employee who is or could be a “covered employee” within the meaning of Section 162(m) of the Code.
(m)“Director” or “Non-Employee Director” means a member of the Board who is not an Employee.
(n)“Disability,” “Disabled,” or any variant thereof, means a “disability” within the meaning of Section 22(e)(3) of the Code unless a different definition is provided in the Award Notice.
(o)“Effective Date” has the meaning ascribed to it in Section 1.2 of this Plan.
(p)“Employee” means any person employed by the Company on a full or part-time basis.

(q)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations thereunder and any successor provisions and regulations thereto.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(s)“Fair Market Value” means the closing sale price of one share of Stock as reported on the NYSE (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted, or traded) on the date such value is determined or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded.
(t)“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
(u)“Freestanding SARs” has the meaning stated in Section 9.1 of this Plan.
(v)“GAAP” has the meaning stated in Section 2.1(aa) of this Plan.
(w)“NYSE” means the New York Stock Exchange.
(x)“Participant” means an Employee, Director, or Consultant to whom an Award has been granted under the Plan.
(y)“Parties” has the meaning stated in Section 16.15 of this Plan.
(z)“Performance Awards” means an Award granted pursuant to Article 7 of this Plan that is intended to satisfy the requirements of the “Performance Based Compensation” paid to Covered Employees.
(aa)     “Performance Based Compensation” means compensation provided by an Award made under this Plan that satisfies the exceptions described in Treas. Reg. § 1.162-27(e), for performance based compensation under Section 162(m) of the Code (as defined below) and the regulations thereunder, without regard to whether such compensation is deductible to the Company.
(bb)     “Performance Criteria” means the one or more criteria that the Committee selects to establish the Performance Goal(s) for a Participant for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) for a Performance Award shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following and, are limited to the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, adjusted operating income, operating ratio, adjusted operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance Award that is subject to Article 7 of the Plan will include the above listed Performance Criteria and such other criteria as may be set forth by the Committee in the applicable Award Notice. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant. Such Performance Criteria must be established not later than 90 days after the commencement of the Performance Period to which the Performance Criteria is related. In addition, with respect to any Award other than a Performance Award that is subject to Article 7 of the Plan, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives or goals that the Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Any of the Performance Criteria may be measured either in absolute terms or may be compared to any incremental increase or compared to the results of a peer group, indices, or other basket of companies and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.
(cc)    “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine whether all, some portion but less than all, or none of the Award has been earned for the Performance Period. For this purpose, the Performance Formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid pursuant to the Award. The Performance Formula must preclude discretion to increase the amount of compensation payable that would otherwise be due upon the attainment of any Performance Goal.
(dd)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant or an individual. The Performance Goals may be stated in terms of absolute levels and/or relative levels or as compared to results of one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof if any ) and/or the current or past performance of other companies.
(ee)    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of, an Award, including a Performance Award.
(ff)    “Performance Unit” means an Award granted to a Participant pursuant to Article 12 of the Plan. A Performance Unit Award grants the Participant the right to receive Stock, a cash payment, or a combination of Stock and cash, if the Participant achieves the Performance Goals set by the Committee during a Performance Period specified by the Committee.
(gg)    “Plan” has the meaning stated in Section 1.1.
(hh)    “Predecessor Plan(s)” means the 2007 Plan and the 2014 Plan as in effect prior to this Second Amendment and Restatement, or either of them.
(ii)    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 11 of the Plan. The Award of a Restricted Stock Unit grants the Participant the right to receive shares of Stock in the future. Stock will not be issued pursuant to a Restricted Stock Unit Award until the restrictions specified by the Committee lapse or if the Committee otherwise determines in its discretion that such Stock should not be issued.
(jj)    “Section 162(m) of the Code” means that section of the Code as in effect immediately prior to the effective date of the Tax Cuts and Jobs Act (Pub.L. 115-97) (2017).
(kk)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(ll)    “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Subsidiaries due to death, retirement, or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Subsidiaries to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Subsidiaries in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).
Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or a Subsidiary is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a termination of employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.
In the case of a Director, Separation from Service means that the person has ceased to be a member of the Board. Whether a Consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).
(mm)    “Share Reserve” has the meaning stated in Section 6.1(a) of this Plan.
(nn)    “Special Terms” has the meaning stated in Section 5.2(a) of this Plan.
(oo)    “Specified Employee” means a “specified employee” within the meaning of Section 409A of the Code.
(pp)    “Stock” means the Company’s Class A Common Stock, par value $0.01 per share.
(qq)    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 9 of the Plan. The Award of a SAR gives a Participant a right to receive, in cash or in shares Stock, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an exercise price established by the Committee.
(rr)    “Stock Award” means an Award granted to a Participant pursuant to Article 10. A Stock Award grants the Participant the right to receive Stock, subject to restrictions specified by the Committee.
(ss)    “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 20% or more, provided with respect to incentive stock options, Subsidiary means “subsidiary corporation” as defined in Section 424(f) of the Code, and provided, further, with respect to Awards that are subject to Section 409A of the Code, Subsidiary shall have the meaning ascribed to it in Treasury Regulation Section 1.409A-1(h)(3) (which generally requires 50% common ownership).
(tt)    “Tandem SARs” has the meaning stated in Section 9.1 of this Plan.
(uu)    “Terminated Shares” has the meaning stated in Section 6.1(c) of this Plan.
(vv)    “2007 Plan” has the meaning stated in Section 1.2 of this Plan.
(ww)    “2014 Plan” has the meaning stated in Section 1.2 of this Plan.
Section 2.2    Other Defined Terms. Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.
Section 2.3    Construction. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.
ARTICLE 3
ELIGIBILITY
Section 3.1    In General. All Employees, Directors, and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, from those Employees, Directors, and Consultants, the individuals (i.e., the Participants) to receive Awards.
ARTICLE 4
PLAN ADMINISTRATION
Section 4.1    Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.
Section 4.2    Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:
(a)determine eligibility for participation in the Plan;
(b)select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions, and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, Performance Criteria, confidentiality, and non-competition;
(c)interpret the Plan;
(d)construe any ambiguous provision, correct any fault, supply any omission and reconcile any inconsistency of the Plan;
(e)issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper (including, but not limited to, extending the ability to exercise options that otherwise would have expired during any relevant blackout period);
(f)make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;
(g)to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, retirement, termination from the Company, or breach of agreement by the Participant, or in the event of a Change in Control;
(i)accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company (including, but not limited to, situations where the Committee concludes that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code);
(j)grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;
(k)establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;
(l)determine the terms and provisions of any agreements entered into hereunder;
(m)take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and
(n)make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.
The decisions of the Committee and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.
Section 4.3    Option and SAR Repricing. Except for adjustments pursuant to Section 6.2 of the Plan, the Committee shall not reprice any stock options and/or SARs unless such action is approved by the Company’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or SARs by amendment, cancellation, or substitution or any other action that would be treated as a repricing under GAAP or the NYSE (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted, or traded).
Section 4.4    Section 162(m) of the Code. In this Plan, certain references are made to Section 162(m) of the Code. With regard to Performance Awards issued to Covered Employees that are intended to qualify as Performance Based Compensation this Plan and applicable Award Notice shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the standards set forth in Section 162(m) of the Code and the regulations thereunder, without regard to whether such compensation is deductible by the Company.
Section 4.5    Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.
Section 4.6    Allocation and Delegation of Authority. Except to the extent prohibited by applicable law or the NYSE (or other securities exchange or quotation system on which the shares of Stock are then listed, quoted or traded), the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons to the extent such delegation is permitted by applicable law; provided, that any such allocation or delegation be in writing; and provided, further, that only the Committee, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or who are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.
Section 4.7    Limitation of Liability. No member of the Committee nor any person to whom the Committee delegates authority pursuant to Section 4.6 of the Plan shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan unless, in either case, such action, omission or determination was taken or made by such Committee member or other person in bad faith and without reasonable belief that it was in the best interests of the Company.

ARTICLE 5
FORM OF AWARDS
Section 5.1    In General. Each Award shall be evidenced by a written or electronic Award Notice and shall be subject to the terms, conditions, restrictions, and limitations of the Plan and such other terms and conditions prescribed by the Committee in the Award Notice. The terms of an Award Notice may vary depending on the type of Award and any combination of Awards may be granted at one time and on more than one occasion to the same Participant.
Section 5.2    Foreign Jurisdictions.
(a)Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors, or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences between United States federal or state laws, rules, and regulations and the local laws, policies, or customs that are applicable to such Participants or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local laws, policies or customs that are applicable to such Participants and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment, or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (u) increase the numeric limitations contained in Sections 6.1, 6.3, or any similar numeric limitation set forth in the Plan; (v) result in a repricing as described in Section 4.3, (w) extend the exercise period for a stock option or SAR beyond 10 years from the date of grant; (x) expand the types of Awards available for grant under the Plan; (y) expand the class of individuals eligible to participate in the Plan; or (z) cause the Plan to cease to satisfy any applicable legal requirement.
(b)Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in United States currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in the Participant’s local currency, as opposed to United States dollars. In the event payments are made in the Participant’s local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into such local currency.
ARTICLE 6
SHARES SUBJECT TO PLAN
Section 6.1    Available Shares.
(a)Share Reserve. The maximum aggregate number of shares of Stock which shall be reserved and available for the grant of Awards under the Plan as of the Effective Date is (i) the remaining 1,826,906, authorized but unissued Stock available for grant under the 2014 Plan, plus (ii) [ ] additional shares of Stock authorized for issuance under this Plan, as of the Effective Date, for a total of [ ] shares of Stock (the “Share Reserve”). The Share Reserve shall be subject to adjustment as provided in paragraph (c) below, and Section 6.2.
(b)Source of Shares. Subject to Section 6.1(a), the shares of Stock available for issuance under the Plan may be authorized and unissued shares or shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other so that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other Award, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.
(c)Effect of Expiration; Cancellation. Any shares of Stock related to Awards made under the Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Stock, are settled in cash in lieu of Stock, or are exchanged with the Committee’s permission for Awards not involving Stock (collectively, “Terminated Shares”) shall again be available for grant under the Plan to the extent such Terminated Shares relate to Awards granted on or after the Effective Date. Notwithstanding anything contained in this Plan to the contrary, the following shares of Stock shall not become available again for issuance under the Plan: (i) shares tendered by Participants as full or partial payment to the Company upon exercise of Stock options granted under this Plan; (ii) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; (iii)

shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of stock options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan; (iv) shares that were reserved for issuance under Predecessor Plans, other than the 2014 Plan, which this Plan amends and restates; and (v) shares that are related to Awards granted under a Predecessor Plan, other than the 2014 Plan, that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Stock, or are exchanged with the Committee’s permission for Awards not involving Stock.
(d)Directors’ Awards. If Awards of Stock are made to Directors, the Share Reserve shall be used for such Awards. Awards made to Directors may include automatic Awards to Directors made as part of the Directors’ annual fee compensation.
Section 6.2    Adjustment Upon Certain Events. In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spinoff, combination, or transaction or exchange of Stock or other corporate exchange, or any distribution to stockholders of Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under Section 6.1, the maximum Award payable under Section 6.3 of this Plan and any other similar numeric limit set forth in the Plan, the number of shares to be issued pursuant to outstanding Awards, the exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall a Performance Award be adjusted in a manner that would cause such Award to fail to qualify as Performance Based Compensation. Any adjustments made pursuant to this Section 6.2 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of “incentive stock options,” in a manner consistent with Section 424(a) of the Code.
Section 6.3    Maximum Award Payable in Shares. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Stock payable (or granted, if applicable) (a) to any one Participant, other than a Director or Consultant, with respect to all Awards granted to such Participant during any one calendar year, is 800,000 shares of Stock or the equivalent cash value, and (b) to any one Participant, in the case of a Director or Consultant, with respect to all Awards granted to such Participant during any one calendar year, is 100,000 shares of Stock or the equivalent cash value.
ARTICLE 7
PERFORMANCE AWARDS
Section 7.1    Purpose. The purpose of this Article 7 is to enable the Committee to qualify all or some of the Awards granted to Covered Employees pursuant to Articles 10, 11, 12 and 13 as Performance Based Compensation. If the Committee decides that a particular Award to a Covered Employee should qualify as Performance Based Compensation, the Committee will provide in the Award Notice or otherwise that the Award is intended to be a Performance Award. This Article 7 only applies to Performance Awards and if this Article 7 applies, its provisions shall control over any contrary provision contained in the Plan or any Award Notice.
Section 7.2    Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), and whether the Performance Goal(s) is (are) to apply to the overall Company or to the performance of a division, business unit, plan or individual, any one or more subunits thereof and the Performance Formula used to determine the amount payable pursuant to the Award. Depending on the Performance Criteria used, to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or index or indices.
Section 7.3    Additional Requirements that Apply to Performance Awards.
(a)Establishment of Performance Goals. A Performance Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals and the process by which they are established shall satisfy all of the requirements of Section 162(m) of the Code. By way of illustration, but not limitation, the following requirements must be satisfied: (i) the Performance Goals shall be based solely on the Performance Criteria specifically identified in Article 2 of the Plan; (ii) the Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than 90 days after the commencement of the Performance Period for such Award; provided that (1) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals, and (2) in no event may the Committee establish the Performance Goals for any Performance Award after 25% of the Performance Period for such Award has elapsed; (iii) a Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met; and (iv) the amount of compensation payable to a Covered Employee if the Performance Goal is attained is based on an objective Performance Formula.

(b)Performance Evaluation; Adjustment of Goals. At the time that a Performance Award is first issued, the Committee, in the Award document, or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate: (i) judgments entered or settlements reached in litigation or other regulatory proceedings; (ii) the write down or sale of assets; (iii) the impact of discontinued operations, any reorganization, liquidation, or restructuring; (iv) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (v) extraordinary, non- recurring, or other items that are not indicative of on-going operations; (vi) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (vii) foreign exchange gains and losses. The inclusion or exclusion of these items shall be addressed in the Award Notice in a manner that satisfies the requirements of Performance Based Compensation. In the Award Notice, the Committee also may include or exclude other items in the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(c)Continued Employment. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible to receive payment for the Performance Award at the conclusion of a Performance Period.
(d)Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned and payable for the period based upon the Performance Formula. Committee certification is not required for compensation that is attributable solely due to the increase in value of the Company’s Stock.
(e)Negative Discretion. In determining the actual amount payable pursuant to a Performance Award for a Performance Period, the Committee may use its discretion to reduce (but not to increase) or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period, if in its sole judgment, such reduction or elimination is appropriate.
(f)Miscellaneous. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.
(g)Timing of Award Payments. The Performance Awards granted for a particular Performance Period shall be paid to Participants promptly following the completion of the certifications required by Section 7.3(d), but in no event shall payment be made later than March 15th of the calendar year following the calendar year in which the Performance Period ended unless the deferral of an Award is permitted and made in accordance with Section 409A of the Code, including, without limitation, the deferrals contemplated by Treas. Reg. § 1.409A-2(a)(8).
(h)Maximum Award Payable. In accordance with Section 6.3, but subject to adjustment as provided in Section 6.2: (i) the maximum Performance Award (other than a Cash Incentive Award) payable to any one Covered Employee during any one calendar year is 800,000 shares of Stock or the equivalent cash value; and (ii) the maximum Performance Award that is a Cash Incentive Award payable to any one Covered Employee during any one calendar year is $5,000,000.
ARTICLE 8
STOCK OPTIONS
Section 8.1    Grants. Awards may be granted as stock options. Stock options shall be awarded in such numbers and at such times as the Committee shall determine. These stock options may be “incentive stock options” within the meaning of Section 422 of the Code or non-qualified stock options, or a combination thereof.
Section 8.2    Terms and Conditions of Stock Options. A stock option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Stock may be purchased upon exercise of a stock option shall be not less than 100% of the Fair Market Value of the Stock, on the date of grant. In addition, the term of a stock option may not exceed 10 years from the date of grant.
Section 8.3    Exercise. Upon exercise, the exercise price of a stock option may be paid in full (a) in cash; (b) by tendering, by either actual delivery of shares or by attestation, shares of previously acquired Stock; (c) by any net issuance arrangement (including any broker assisted “cashless” exercise arrangement); (d) a combination of the foregoing; or (e) such other consideration as the Committee may deem appropriate. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of previously acquired Stock if, in the opinion of counsel to the Company there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.
Section 8.4    Restrictions Relating to Incentive Stock Options. The following additional rules shall apply to stock options that are intended to be “incentive stock options” within the meaning of Section 422 of the Code: (a) incentive stock options shall be granted only to Employees; (b) the aggregate Fair Market Value of the Stock (determined at the time the option was granted) with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by Section 422 of the Code (to the extent that incentive stock options are first exercisable in excess of such limitation, the excess shall be considered non-qualified stock options); (c) an incentive stock option may be granted to any individual who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the option is exercisable for no more than five years from the date of grant; (d) no incentive stock option may be made pursuant to the Plan after the tenth anniversary of the Effective Date, unless the Company’s stockholders vote to approve an extension of the Plan; (e) except in the case of Disability, during a Participant’s lifetime, an incentive stock option may be exercised only by the Participant; and (f) the maximum aggregate number of shares of Stock which shall be available for grant under the Plan as incentive stock options is the same numeric limit set forth in Section 6.1.
ARTICLE 9
STOCK APPRECIATION RIGHTS
Section 9.1    Grants. Awards may be granted as SARs. SARs shall be awarded in such numbers and at such times as the Committee shall determine. An SAR entitles the Participant to receive a payment equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock on the date of exercise; over (ii) a price established by the Committee in the Award Notice on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock. A SAR may be granted in tandem with all or a portion of a related stock option (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either on the date of grant of the related stock option or at any time thereafter during the term of the stock option.
Section 9.2    Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR shall be the exercise price of the related stock option; provided, however, that at no time shall a Tandem SAR be issued if the exercise price of its related stock option is less than 100% of the Fair Market Value of the Stock on the date of grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the Stock covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than the expiration date of the related stock options.
Section 9.3    Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the date of grant. Moreover, all Freestanding SARs shall expire not later than 10 years from the date of grant.
Section 9.4    Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.
Section 9.5    Payment. Unless otherwise provided in an Award Notice, an exercised SAR will be paid as provided in Article 14.
ARTICLE 10
STOCK AWARDS
Section 10.1    Grants. Awards may be granted as Stock Awards. Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine. Stock Awards may be granted subject to transfer, performance and other restrictions imposed by the Committee.
Section 10.2    Restrictions; Performance Restrictions. Stock Awards may be subject to restrictions on transferability and other restrictions (including, continued employment or service) as may be prescribed by the Committee. For Stock Awards subject to performance restrictions, the Committee shall establish the Performance Criteria, the length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained. The Performance Criteria applicable to any Stock Award shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Stock Award granted to a Covered Employee that is designated as a Performance Award pursuant to Article 7 shall be limited to the Performance Criteria listed in Article 2. The Performance Criteria applicable to any other Stock Award shall include the Performance Criteria listed in Article 2 and such other factors as may be determined by the Committee.
Section 10.3    Rights as Stockholders. During the period in which any Stock Award (or portion of a Stock Award) is subject to a condition, including, but not limited to, vesting provisions, the Participant shall not have all or any of the rights of a stockholder with respect to the portion of the Stock Award that is subject to conditions, including, but not by way of limitation, the right to vote such shares or the right to receive dividends on such shares.
Section 10.4    Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.
ARTICLE 11
RESTRICTED STOCK UNIT AWARDS
Section 11.1    Grants. Awards may be granted as Restricted Stock Units. Restricted Stock Units may be awarded in such numbers and at such times as the Committee shall determine. An Award of a Restricted Stock Unit Award grants the Participant the right to receive shares of Stock in the future. Stock will not be issued pursuant to a Restricted Stock Unit Award until the restrictions specified by the Committee lapse or are satisfied.
Section 11.2    Restrictions; Performance Restrictions. Restricted Stock Units shall be subject to restrictions on transferability and other restrictions (including, continued employment or service) as may be prescribed by the Committee. For Restricted Stock Units subject to performance restrictions, the Committee shall establish the Performance Criteria, the length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained. The Performance Criteria applicable to any Restricted Stock Unit Award shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Restricted Stock Unit Award granted to a Covered Employee that is designated as a Performance Award pursuant to Article 7 shall be limited to the Performance Criteria listed in Article 2 of this Plan. The Performance Criteria applicable to any other Restricted Stock Unit Award shall include the Performance Criteria listed in Article 2 and such other factors as may be determined by the Committee.
Section 11.3    Rights as Stockholders. Until the shares of Stock to be received upon the vesting of a Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such Stock.
Section 11.4    Payment. Payment for any vested Restricted Stock Unit Award shall be paid in a single lump sum payment of Stock, as provided in Article 14, promptly following the date on which the Award vests, but in no event shall payment be made later than March 15th of the year following the year in which the Restricted Stock Unit Award vests, unless the deferral of an Award is permitted and made in accordance with Section 409A of the Code, including, without limitation, the deferrals contemplated by Treas. Reg. § 1.409A-2(a)(8).
ARTICLE 12
PERFORMANCE UNITS
Section 12.1    Grants. Awards may be granted as Performance Units. Performance Units shall be awarded in such numbers and at such times as the Committee shall determine. An Award of Performance Units grants the Participant the right to receive Stock, a cash payment, or a combination of Stock and cash, if the Participant achieves the Performance Goals specified by the Committee during a Performance Period specified by the Committee
Section 12.2    Performance Criteria. Performance Units shall be subject to the attainment during a Performance Period of certain Performance Goals. The attainment of the Performance Goals for a Performance Period will determine the ultimate value of the Performance Unit Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be determined by the Committee. The Performance Criteria applicable to any Performance Unit shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Performance Unit granted to a Covered Employee that is designated as a Performance Award pursuant to Article 7 shall be limited to the Performance Criteria listed in Article 2. The Performance Criteria applicable to any other Performance Unit shall include the Performance Criteria listed in Article 2 and such other criteria or factors as may be determined by the Committee.

Section 12.3    Payment. Payment for any vested Performance Unit Award shall be paid as provided in Article 14, promptly following the date on which the Award vests, but in no event shall payment be made later than March 15th of the year following the year in which the Performance Unit Award was earned, unless the deferral of an Award is permitted and made in accordance with Section 409A of the Code, including, without limitation, the deferrals contemplated by Treas. Reg. § 1.409A-2(a)(8).
ARTICLE 13
CASH INCENTIVE AWARDS
Section 13.1    Grants. Awards may be granted as Cash Incentive Awards. Cash Incentive Awards shall be awarded in such amounts and at such times as the Committee shall determine. A Cash Incentive Award grants the Participant the right to receive a cash payment if the Participant achieves the Performance Goals specified by the Committee during a Performance Period specified by the Committee.
Section 13.2    Performance Criteria. Cash Incentive Awards shall be subject to the attainment during a Performance Period of certain Performance Goals. The attainment of the Performance Goals for a Performance Period will determine the ultimate value of the Cash Incentive Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be determined by the Committee. The Performance Criteria applicable to any Cash Incentive Award shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Cash Incentive Award granted to a Covered Employee that is designated as a Performance Award pursuant to Article 7 shall be limited to the Performance Criteria listed in Article 2. The Performance Criteria applicable to any other Cash Incentive Award shall include the Performance Criteria listed in Article 2 and such other criteria or factors as may be determined by the Committee.
Section 13.3    Maximum Cash Incentive Awards. The maximum Cash Incentive Award payable to any one Participant during any one calendar year is $5,000,000.
Section 13.4    Payment. Payment for any vested Cash Incentive Award shall be made promptly following the date on which the Award vests, but in no event shall payment be made later than March 15th of the year following the year in which the Cash Incentive Award was earned, unless the deferral of an Award is permitted and made in accordance with Section 409A of the Code, including, without limitation, the deferrals contemplated by Treas. Reg. § 1.409A-2(a)(8).
ARTICLE 14
PAYMENT; WITHHOLDING
Section 14.1    Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.
Section 14.2    Withholding Taxes. The Company shall deduct from any payment under the Plan, regardless of the form of such payment, the minimum amount necessary to satisfy of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it the amount of such tax prior to and as a condition of the making of such payment. To the extent permitted by applicable tax, securities, and other laws, the Committee may allow a Participant to satisfy a tax withholding requirement by withholding from any payment of Stock due as a result of such Award, or by permitting the Participant to deliver to the Company previously acquired, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding obligation. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Company there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.
ARTICLE 15
DIVIDEND AND DIVIDEND EQUIVALENTS
In the Award Notice for any Award payable or granted in the form of Stock, the Committee may include as part of such Award the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be payable in accordance with the related Award Notice, which shall comply with the requirements of Section 409A or an exception thereto. With respect to any Award that vests based on the achievement of Performance Goals, in no event may a dividend or dividend equivalent vest or be paid prior to the vesting of the corresponding Award and shall only be paid to the Participant if and to the extent that the Performance Goals related to the corresponding Award are satisfied.
ARTICLE 16
MISCELLANEOUS
Section 16.1    Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, or pledge (except by will or the laws of descent and distribution or pursuant to a domestic relations order in favor of a spouse that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA, but for the fact that the order pertains to an Award), nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. If an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Notice, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place. Notwithstanding the foregoing, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death or Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Notice applicable to the Participant, except to the extent the Plan and Award Notice otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.
Section 16.2    Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Stock evidencing Awards prior to (a) obtaining any required approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or quotation system on which the Stock may be listed, and (c) the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.
Section 16.3    No Right to Continued Employment, Service or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director, Consultant or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director, Consultant or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.
Section 16.4    Expiration Date; Amendment; Termination.
(a)Plan Termination. The Plan shall terminate and expire on the tenth anniversary of the Effective Date and no Awards may be granted after the tenth anniversary of the Effective Date; provided, however, the Committee may suspend or terminate the Plan at any time for any reason with or without prior notice.
(b)Plan Amendment. The Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, provided, however, that without stockholder approval no such amendment shall: (i) reduce the purchase price or exercise price of any outstanding option or SAR or take any action that would result in a repricing as described in Section 4.3; (ii) increase the numeric limits expressed in Sections 6.1, 6.3 or any similar numeric limit in the Plan; (iii) grant options or SARs with an exercise price that is below 100% of the Fair Market Value of one share of Stock on the date of grant; (iv) extend the term of any option or SAR beyond 10 years from the date of grant; (v) expand the types of Awards available for grant under the Plan; or (vi) expand the class of individuals eligible to participate in the Plan. Except as other provided in the Plan, no amendment, modification or termination shall in any manner adversely affect any Award previously granted without the consent of the Participant. Such consent is not required if the change (x) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including, without limitation, the provisions of any stock exchange or quotation system on which the Stock may be listed and Sections 162(m) or 409A of the Code); (y) does not adversely affect in any material way the rights of the Participant; or (z) is made pursuant to an adjustment as provided in Section 6.2. The Committee shall not take any other action that would cause a Performance Award to fail to satisfy the requirements of Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitation imposed by Section 162(m) of the Code.
Section 16.5    Effect of Change in Control. No Award granted under this Plan shall become immediately exercisable or fully vested solely due to the occurrence of a Change in Control; provided that following a Change in Control an Award may become exercisable and fully vested if the Award Notice so provides and the Participant is terminated. Nothing in this Section 16.5 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 16.5 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Section 16.5
Section 16.6    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.
Section 16.7    No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan, until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.
Section 16.8    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
Section 16.9    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reincorporation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Section 16.10    Code Section 409A. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Unit Awards, and Cash Incentive Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Notice and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Notice shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six month period. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.
Section 16.11    Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options, warrants, or other rights to acquire shares of Stock.
Section 16.12    Unfunded Plan. This Plan is intended to be an unfunded plan for incentive compensation. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards made hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Notice, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
Section 16.13    Clawback of Payments. In an Award Notice, the Compensation Committee may include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the award notice, including, but not limited to the final rules issued by the SEC and the NYSE pursuant to Section 954 of the Dodd-Frank Act. All Awards are subject to mandatory repayment if the Participant becomes subject to any clawback or recoupment provision under applicable law or Company policy.
Section 16.14    Vesting of Awards; Termination of Award.
(a)Minimum Vesting. The minimum vesting period for all Awards to the Company’s executive officers and employees shall be one year. In no event, will more than five percent of all Awards made to Participants be fully vested in less than one year. Awards made to Non-Employee Directors in lieu of cash for current Board fee compensation shall be fully vested on the date of grant.
(b)Vesting Schedule. Except as otherwise provided in this Plan or any Award Notice, if a Participant has been granted an Award and the Award is subject to a vesting schedule, and the Participant dies or becomes Disabled, the Participant’s Award shall become fully vested and non-forfeitable.
(c)Termination of Award. Except as provided in Article 8 of the Plan and in this Section 16.14(c), or as otherwise provided by this Plan, or any Award Notice, any Award made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment by, or association with, the Company, unless such termination occurs by reason of the Participant’s Disability or death, if termination occurs due to Disability, the Participant or the Participant’s guardian as conservator may exercise any Award within one (1) year after the Participant’s Separation from Service. If a Participant dies while employed by, or associated with, the Company, the Participant's personal representative, or other person who acquires the right to exercise such Award by bequest, inheritance, or by reason of the death of the Participant, may, subject to Article 8 of the Plan or any contrary provision of the Award Notice, exercise the Award in full within one (1) year after the date of the Participant's death; provided that if such exercise period would disqualify a stock option as an incentive stock option under Section 422 of the Code, the stock option shall be treated as an non-qualified stock option.
Section 16.15    Arbitration of Disputes. Award Notices may provide that any disputes between or among the Company (including its subsidiaries, affiliates, or successors) and any Participant with respect to the terms of the Plan and any Award Notice shall be subject to arbitration.
Section 16.16    Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to the exercise of Stock Awards may be used for general corporate purposes.

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. ATTN: PROXY DEPT.20002 NORTH 19TH AVENUE PHOENIX, AZ 85027 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight-Swift Transportation Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Knight-Swift Transportation Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E95514-P33322 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR Proposals 1 through 5 and AGAINST Proposal 6. Proposal No. 1: Elect three Class III directors, each such director to serve a term of three years. NOMINEES: 1. David Jackson 2. Kevin Knight 3. Roberta Roberts Shank For Against Abstain Proposal No. 2: Conduct an advisory, non-binding vote to approve executive compensation Proposal No. 3: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2020. Proposal No. 4: Vote on amendments to the Certificate of Incorporation to declassify the Board. Proposal No. 5: Vote on the Second Amended and Restated 2014 Omnibus Plan. Proposal No. 6: Vote on a stockholder proposal to allow certain stockholder actions by written consent. Proposal No. 7: Transact any other business that may properly come before the meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date As a Knight-Swift Transportation Holdings Inc. stockholder, you can view the stockholder account on a secured Internet website. By accessing EQ Shareowner Online at www.shareowneronline.com, you can view the account profile, stock detail, and historical stock price information. You can also change your address. In addition, you can use this site to consent to future access to Knight-Swift's annual reports and proxy materials electronically via the Internet. Knight-Swift also provides access to stockholder information, including its annual report and proxy statement, through its website at www.knight-swift.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com.Detach here from proxy card E95515-P33322 Knight-Swift Transportation Holdings Inc. 20002 North 19th Avenue Phoenix, Arizona 85027 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD Tuesday, May 19, 2020, 8:30 A.M., Local Time By executing this Proxy, the stockholder constitutes and appoints the President and Chief Executive Officer, David Jackson, and the Chief Financial Officer and Treasurer, Adam Miller, and each of them, as proxies for the stockholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the stockholder and vote all shares of common stock that the stockholder is entitled to vote at the Annual Meeting of Stockholders of Knight-Swift Transportation Holdings Inc. to be held on May 19, 2020, at 8:30 A.M., Local Time at 20002 North 19th Avenue, Phoenix, Arizona 85027, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the

Annual Meeting as set forth on the reverse side. The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2020 Annual Meeting of Stockholders, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the stockholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the stockholder's name, place, and stead.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE CLASS III NOMINEES NAMED IN PROPOSAL NO. 1, EACH CLASS III DIRECTOR TO SERVE A TERM OF THREE YEARS, "FOR" PROPOSALS NO. 2 THROUGH 5, AND "AGAINST" PROPOSAL 6. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE CLASS III NOMINEES NAMED IN PROPOSAL NO. 1, EACH CLASS III DIRECTOR TO SERVE A TERM OF THREE YEARS, "FOR" PROPOSALS NO. 2 THROUGH 5, AND "AGAINST" PROPOSAL 6. THE PROXIES, IN THEIR DISCRETION, ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.ADDRESS CHANGES/COMMENTS SEE REVERSE SIDE TO BE SIGNED ON THE REVERSE SIDE     SEE REVERSE SIDE